                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-61025



                             PROSPECTUS SUPPLEMENT
                                    KeyCorp
                                 Common Shares,
                          With a Par Value of $1 Each

                           PROXY STATEMENT SUPPLEMENT
                      McDonald & Company Investments, Inc.
                        Special Meeting of Stockholders
                        To be Held on September 15, 1998

     This Supplement, dated September 3, 1998, supplements the information provided in the Proxy Statement-Prospectus dated August 14, 1998 and first mailed to stockholders of McDonald & Company Investments, Inc. on August 14, 1998, relating to the proposed merger transaction in which KeyCorp will acquire McDonald & Company Investments, Inc. You should read the information contained in this Supplement together with the Proxy Statement-Prospectus.

     As described in the Proxy Statement-Prospectus, each share of McDonald & Company common stock that you hold will be converted in the merger into the right to receive a number of KeyCorp common shares (known as the exchange ratio). The exchange ratio varies depending on KeyCorp's average common share price for a specified period before the merger, and its calculation is described in detail in the Proxy Statement-Prospectus.

     Since the date of the Proxy Statement-Prospectus, there has been substantial volatility in U.S. and foreign stock markets. On several recent days, KeyCorp common shares traded below $29.00 on the New York Stock Exchange. For example, the last reported sale prices of the KeyCorp common shares on the New York Stock Exchange on August 31, September 1 and September 2, 1998 were $25.50, $28.4375 and $28.4375, respectively. In light of this market volatility, this Supplement provides additional examples of the outcomes that could result if the average closing price of KeyCorp common shares is below $29.00 for the ten New York Stock Exchange full trading days (on which the stock is traded) ending on the fifth full trading day before the scheduled closing date of the merger. Under these circumstances, the following may occur in accordance with the merger agreement:

     - McDonald & Company Board Does Not Exercise Right to Abandon Merger. If the McDonald & Company Board of Directors does not exercise McDonald & Company's right under such circumstances to abandon the merger, which would not require any action of the McDonald & Company stockholders, the merger would proceed (assuming all other relevant conditions to closing were satisfied) and the exchange ratio would remain fixed at 1.06 KeyCorp common shares for each share of McDonald & Company common stock. For example, an average closing price for KeyCorp common shares equal to $27.00 would result in an exchange ratio of 1.06 KeyCorp common shares for each share of McDonald & Company common stock, representing a value of $28.62 based on the average closing price; an average closing price for KeyCorp common shares equal to $25.00 would similarly result in an exchange ratio of 1.06 KeyCorp common shares for each share of McDonald & Company common stock, but the value of the consideration would decline to $26.50 based on the average closing price.

     - McDonald & Company Board Exercises Right to Abandon Merger. The McDonald & Company Board of Directors could, without any action of the McDonald & Company stockholders, exercise McDonald & Company's right under such circumstances to abandon the merger. Thereafter:

             Either (a) KeyCorp Increases Exchange Ratio. KeyCorp could, within a specified period of time, prevent the termination of the merger agreement by increasing the exchange ratio according to an agreed formula set out in the merger agreement in order to provide a value of approximately $30.76 per share of McDonald & Company common stock. If KeyCorp increases the exchange ratio, no further action by the McDonald & Company stockholders will be necessary to complete the merger.

             Or    (b) KeyCorp Terminates Merger. If KeyCorp does not increase the exchange ratio within a specified period of time, the merger agreement will terminate in accordance with its terms and the merger will not take place, in which case McDonald & Company stockholders would continue to hold McDonald & Company common stock.

     The above examples supplement the exchange ratio examples contained in the Proxy Statement-Prospectus, including, in particular, those examples contained in the letter to stockholders and on the front cover and pages 2, 3, 23 and 24 of the Proxy Statement-Prospectus. Both the exchange ratio and McDonald & Company's right to abandon the merger are based on the average closing price of KeyCorp common shares for the ten New York Stock Exchange full trading days (on which the stock is traded) ending on the fifth full trading day before the scheduled closing date of the merger. Accordingly, both the actual value that you would receive for your McDonald & Company common stock in the merger and whether McDonald & Company would have the right to abandon the merger will not be known until shortly before the scheduled closing date of the merger. It is currently anticipated that the merger will occur in the fourth calendar quarter of 1998.

     In determining whether or not to exercise McDonald & Company's right to abandon the merger if the average closing price of KeyCorp common shares is below $29.00 for the ten trading days ending on the fifth trading day before the scheduled closing date, the McDonald & Company Board of Directors would consult with its financial and legal advisors. In addition, the McDonald & Company Board of Directors would consider many of the same factors that it considered in determining whether to approve and adopt the merger agreement, including the applicable principal factors appearing on pages 17 and 18 of the Proxy Statement-Prospectus. In particular, the McDonald & Company Board would analyze, among other factors, whether the then current consideration to be received in the merger (at an exchange ratio of 1.06) would deliver more value to McDonald & Company stockholders than the value that could be expected in the event McDonald & Company were to continue as an independent company (which would occur if the McDonald & Company Board were to exercise McDonald & Company's right to abandon the merger and KeyCorp determined not to increase the exchange ratio). In addition, it would consider whether, in light of market and other industry conditions at the time of such decision, the exchange ratio remains fair from a financial point of view to the holders of shares of McDonald & Company common stock.

     It is important that your shares be represented at the special meeting of stockholders of McDonald & Company to be held on September 15, 1998. You will find a proxy card enclosed with this Supplement identical to the one you received with the Proxy Statement-Prospectus. If you have not previously returned your proxy card, or if you wish to revoke a previously submitted proxy, please sign, date and mail the enclosed proxy card in the return envelope provided. Stockholders who attend the special meeting may revoke their proxies and vote in person.

SUPPLEMENT DATED SEPTEMBER 3, 1998 AND FIRST MAILED TO STOCKHOLDERS ON SEPTEMBER
                                    3, 1998.

                                        McDonald & Company Logo
                                                                 August 14, 1998

To the Stockholders of McDonald & Company Investments, Inc.:

     You are cordially invited to attend a Special Meeting of the Stockholders of McDonald & Company Investments, Inc., to be held on Tuesday, September 15, 1998 at 9:30 a.m., local time, at the McDonald Investment Center Auditorium, 20th Floor, McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 1998, between McDonald & Company and KeyCorp pursuant to which McDonald & Company will be merged with and into KeyCorp. A copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement-Prospectus.

     In the Merger, each share of McDonald & Company common stock will be converted into the right to receive a number of KeyCorp common shares (known as the exchange ratio). The exchange ratio varies depending on KeyCorp's average common share price for a specified period before the Merger, and its calculation is described in detail in the accompanying Proxy Statement-Prospectus. As examples, (1) if KeyCorp's average common share price is not below $33.00 or above $44.50, each McDonald & Company share will be converted into approximately $35.00 worth of KeyCorp common shares, and (2) if KeyCorp's average common share price is below $33.00 but not less than $29.00, each McDonald & Company share will be converted into 1.06 KeyCorp common shares. Because the exchange ratio is based on KeyCorp's average common share price before the Merger, the actual value to be received by you for your McDonald & Company shares cannot be known until shortly before completion of the Merger.

     This strategic transaction will provide you with the opportunity to participate as a shareholder in one of the nation's largest financial services companies. The Board of Directors believes the Merger will create an institution that will be able to provide a broader array of financial products and services to the customers it serves, creating significant benefits for the customers and stockholders of both companies and enhancing opportunities for employees.

     The Board of Directors has carefully considered and unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, McDonald & Company and its stockholders. Accordingly, the Board of Directors unanimously recommends that stockholders vote in favor of adopting the Merger Agreement. Morgan Stanley & Co. Incorporated, McDonald & Company's financial advisor, has delivered to the Board of Directors its written opinion that the exchange ratio in the Merger is fair from a financial point of view to the holders of shares of McDonald & Company's common stock (other than KeyCorp and its affiliates). A copy of such opinion is attached as Appendix B to the accompanying Proxy Statement-Prospectus.

     Attached are a Notice of Special Meeting of Stockholders and a Proxy Statement-Prospectus, which describes the Merger and the background to the transaction. You are urged to read all of these materials carefully. The Board of Directors has fixed the close of business on August 10, 1998 as the record date for the Special Meeting. Accordingly, only stockholders of record on that date are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

     It is important that your shares be represented at the Special Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed Proxy Card in the return envelope provided. Stockholders who attend the Special Meeting may revoke their Proxies and vote in person.

Sincerely yours,

/s/ Thomas M. O'Donnell                           /s/ William B. Summers, Jr.
THOMAS M. O'DONNELL                               WILLIAM B. SUMMERS, JR.
Chairman                                          President and Chief Executive Officer

                                        McDonald & Company Logo

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 15, 1998

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of McDonald & Company Investments, Inc., a Delaware corporation ("McDonald & Company"), will be held on Tuesday, September 15, 1998, at 9:30 a.m., local time, at the McDonald Investment Center Auditorium, 20th Floor, McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio, for the following purposes:

          1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), between McDonald & Company and KeyCorp, an Ohio corporation, pursuant to which McDonald & Company will be merged with and into KeyCorp (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the attached Proxy Statement-Prospectus. A copy of the Merger Agreement is set forth as Appendix A to the attached Proxy Statement-Prospectus.

          2. To transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on August 10, 1998 as the record date for determining stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof. Accordingly, only stockholders of record on such date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

     The affirmative vote of the holders of a majority of the outstanding shares of McDonald & Company's common stock is necessary to adopt the Merger Agreement. An abstention from voting or a broker non-vote will have the same effect as a vote against adoption of the Merger Agreement.

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, MCDONALD & COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          THOMAS F. MCKEE
                                          Secretary

Cleveland, Ohio
August 14, 1998

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE SHARES REGISTERED IN YOUR NAME (AND, IF YOU HAVE A PROPER POWER OF ATTORNEY, REGISTERED IN A NOMINEE'S NAME) IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

              PROSPECTUS                                 PROXY STATEMENT
               KeyCorp                         McDonald & Company Investments, Inc.
            Common Shares,                       Special Meeting of Stockholders
     With a Par Value of $1 Each                 To be Held on September 15, 1998

         ACQUISITION OF MCDONALD & COMPANY INVESTMENTS, INC. BY KEYCORP

     The Board of Directors of McDonald & Company Investments, Inc. has agreed to a merger transaction in which KeyCorp will acquire McDonald & Company Investments, Inc. We believe this proposed merger will create an institution that will be able to provide a broader array of financial products and services.

     In the merger, McDonald & Company will merge with and into KeyCorp, with KeyCorp as the surviving corporation. Each share of McDonald & Company common stock that you hold will be converted in the merger into the right to receive a number of KeyCorp common shares (known as the exchange ratio). The exchange ratio varies depending on KeyCorp's average common share price for a specified period before the merger, and its calculation is described in detail in this document. As examples, (1) if KeyCorp's average common share price is not below $33.00 or above $44.50, each McDonald & Company share will be converted into approximately $35.00 worth of KeyCorp common shares based on the average common share price, and (2) if KeyCorp's average common share price is below $33.00 but not less than $29.00, each McDonald & Company share will be converted into 1.06 KeyCorp common shares, resulting in a value of less than $35.00 based on the average common share price. Because the exchange ratio is based on KeyCorp's average common share price before the merger, the actual value to be received by you for your McDonald & Company shares cannot be known until shortly before completion of the merger.

     This Proxy Statement-Prospectus relates to up to 21,753,382 KeyCorp common shares (together with attached stock purchase rights). KeyCorp common shares trade on the New York Stock Exchange under the symbol "KEY". The last reported sale price of KeyCorp common shares on the New York Stock Exchange on August 11, 1998 was $31.4375. An average closing price of $31.4375 would result in an exchange ratio of 1.06 KeyCorp common shares for each share of McDonald & Company common stock (representing a value of $33.32 based on the average closing price).

     In order to complete the merger, KeyCorp and McDonald & Company must obtain the necessary governmental approvals and the approval of McDonald & Company's stockholders. McDonald & Company will hold a special meeting of stockholders to consider and vote on this merger proposal. This document describes the meeting and the merger.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the merger. If you do not return your card, or if you do not instruct your broker how to vote any shares held for you in "street name," the effect will be the same as a vote against this merger.

     This Proxy Statement-Prospectus gives you detailed information about the proposed merger and it includes the merger agreement as Appendix A. You can also obtain information about both KeyCorp and McDonald & Company from publicly available documents we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT-PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT-PROSPECTUS ARE NOT SAVINGS ACCOUNTS OR DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

      Proxy Statement-Prospectus dated August 14, 1998 and first mailed to stockholders on August 14, 1998.

                           FORWARD-LOOKING STATEMENTS

     This Proxy Statement-Prospectus contains certain forward-looking statements with respect to the financial condition, results of operations and business of KeyCorp. These statements may be made directly in this document or may be "incorporated by reference" to other documents and may include statements for the period following the consummation of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to be different from those contemplated by the forward-looking statements include, among others, the following possibilities:

     - Competitive pressures in the banking, broker-dealer, investment banking or financial services industries may increase significantly.

     - Revenues may be lower than expected.

     - Costs or difficulties related to the integration of the businesses of KeyCorp and McDonald & Company may be greater than expected.

     - Competitive and other factors may make it difficult for McDonald & Company to attract and retain qualified personnel.

     - Changes in the interest rate environment may reduce profit margins.

     - General economic or business conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit or other financial services.

     - Legislative or regulatory changes may adversely affect the businesses in which KeyCorp is engaged.

     - The rate of customer bankruptcies may increase.

     - Necessary technological changes (including changes to address "Year 2000" data systems issues) may be more difficult or expensive to make than anticipated.

     - Adverse changes may occur in the securities markets.

                        REFERENCES TO ADDITIONAL INFORMATION

     This Proxy Statement-Prospectus incorporates important business and financial information about KeyCorp and McDonald & Company from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this Proxy Statement-Prospectus (other than certain exhibits to those documents) by requesting them in writing or by telephone from the appropriate company at the following addresses:

                   KEYCORP                          MCDONALD & COMPANY INVESTMENTS, INC.
              127 Public Square                          McDonald Investment Center
          Cleveland, Ohio 44114-1306                        800 Superior Avenue
        Attention: Investor Relations                    Cleveland, Ohio 44114-2603
                (216) 689-6300                              Attention: Treasurer
                                                               (216) 443-2300

     If you would like to request documents, please do so by September 8, 1998 in order to receive them before the special meeting.

              See "Where You Can Find More Information" (page 61).

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
FORWARD-LOOKING STATEMENTS..................................    i
REFERENCES TO ADDITIONAL INFORMATION........................    i
SUMMARY.....................................................    1
  The Parties to the Merger.................................    1
  Special Meeting...........................................    1
  Record Date; Vote Required................................    1
  Recommendation of the McDonald & Company Board and Reasons
     for the Merger.........................................    2
  The Merger................................................    2
  Comparison of Rights of Holders of McDonald & Company
     Common Stock and KeyCorp
     Common Shares..........................................    6
  Appraisal Rights..........................................    6
  Share Information and Market Prices.......................    6
UNAUDITED COMPARATIVE PER SHARE DATA........................    7
SELECTED FINANCIAL DATA.....................................    9
  Selected Historical Consolidated Financial Data of
     KeyCorp................................................    9
  Selected Historical Consolidated Financial Data of
     McDonald & Company.....................................   11
SPECIAL MEETING.............................................   12
  General...................................................   12
  Matters to Be Considered..................................   12
  Proxies...................................................   12
  Solicitation of Proxies...................................   12
  Record Date; Vote Required................................   13
  Recommendation of McDonald & Company Board................   13
THE MERGER..................................................   14
  General...................................................   14
  Background to the Merger..................................   14
  Reasons for the Merger....................................   16
  Opinion of McDonald & Company's Financial Advisor.........   19
  Structure of the Merger...................................   23
  Conversion of McDonald & Company Common Stock; Fractional
     Shares; Treatment of McDonald & Company Stock
     Options................................................   23
  Exchange of McDonald & Company Certificates...............   24
  Effective Date............................................   25
  Acquisition Proposals; Takeover Provisions................   26
  Conditions to the Consummation of the Merger..............   26
  Regulatory Approvals Required for the Merger..............   27
  Certain Federal Income Tax Consequences...................   28
  Accounting Treatment......................................   30
  Termination of the Merger Agreement.......................   30
  Waiver and Amendment of the Merger Agreement..............   31
  Employee Benefits.........................................   31
  Stock Exchange Listing....................................   31
  Expenses..................................................   31
  Option Agreement..........................................   31
  Amendment to McDonald & Company Rights Agreement..........   34
  Restrictions on Resales by Affiliates.....................   35
  Interests of Certain Persons in the Merger................   35
  Representations and Warranties............................   37
  Conduct of Business Pending the Merger; Other
     Agreements.............................................   37
  Management and Operations after the Merger................   39
STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT.........   40

                                                              PAGE
                                                              ----
PRICE RANGE OF COMMON STOCK AND DIVIDENDS...................   41
  Market Prices.............................................   41
  Dividends.................................................   42
BUSINESS OF KEYCORP.........................................   43
  Overview..................................................   43
  Subsidiaries..............................................   43
  Year 2000.................................................   44
BUSINESS OF MCDONALD & COMPANY..............................   45
CERTAIN REGULATORY MATTERS..................................   46
  General...................................................   46
  Dividend Restrictions.....................................   46
  Capital Requirements......................................   47
DESCRIPTION OF KEYCORP CAPITAL STOCK........................   48
  General...................................................   48
  Voting Rights.............................................   48
  Removal of Directors and Filling Vacancies................   49
  Dividend and Liquidation Rights...........................   50
  Opt-Out of Control Share Acquisition Law..................   50
  Certain Board of Director Super-Majority Vote Requirements
     for Extraordinary Transactions.........................   50
  Serial Preferred Stock....................................   50
COMPARISON OF RIGHTS OF HOLDERS OF MCDONALD & COMPANY COMMON
  STOCK AND KEYCORP COMMON SHARES...........................   51
  Business Combinations.....................................   51
  Appraisal Rights..........................................   51
  State Takeover Legislation................................   52
  Shareholder Rights Agreements.............................   53
  Amendments to Certificates of Incorporation...............   56
  Amendments to By-Laws.....................................   57
  Stockholder Action........................................   57
  Special Stockholder Meetings..............................   57
  Cumulative Voting.........................................   58
  Number and Election of Directors..........................   58
  Removal of Directors......................................   58
  Vacancies.................................................   59
  Liability and Indemnification of Directors................   59
RIGHTS OF DISSENTING STOCKHOLDERS...........................   60
VALIDITY OF SECURITIES......................................   60
EXPERTS.....................................................   60
STOCKHOLDER PROPOSALS.......................................   61
OTHER MATTERS...............................................   61
WHERE YOU CAN FIND MORE INFORMATION.........................   61
INDEX OF DEFINED TERMS......................................   64
APPENDIX A -- Merger Agreement
APPENDIX B -- Opinion of Morgan Stanley & Co. Incorporated
APPENDIX C -- Option Agreement

                                    SUMMARY

This brief summary highlights selected information from this Proxy Statement-Prospectus. It does not contain all of the information that is important to you. We urge you to carefully read the entire Proxy Statement-Prospectus and the other documents to which this document refers to fully understand the merger. See "Where You Can Find More Information" (page 61). Each item in this summary includes a page reference directing you to a more complete description of that item.

THE PARTIES TO THE MERGER (PAGES 43 AND 45)

KeyCorp
127 Public Square
Cleveland, Ohio 44114-1306
(216) 689-6300

KeyCorp is a bank holding company that was incorporated under the laws of Ohio in 1958 and is registered under the Bank Holding Company Act of 1956. Headquartered in Cleveland, Ohio, it is engaged primarily in the business of commercial and retail banking. As of June 30, 1998, it was one of the largest bank holding companies in the United States, with consolidated total assets of $75.8 billion. KeyCorp's subsidiaries provide a wide range of banking, equipment leasing, fiduciary and other financial services to its corporate, individual and institutional customers. These services are provided across much of the northern tier of the country through subsidiaries operating 962 full-service banking offices in 13 states.

KeyCorp's largest banking subsidiaries are KeyBank National Association, headquartered in Cleveland, Ohio (the 14th largest bank in the United States as of December 31, 1997, based on assets), with $71.2 billion in total assets as of June 30, 1998, and Key Bank USA, National Association, headquartered in Cleveland, Ohio, which engages in consumer lending activities and had total assets of $4.5 billion as of June 30, 1998.

McDonald & Company Investments, Inc.
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio 44114-2603
(216) 443-2300

McDonald & Company is a holding company that was incorporated under the laws of Delaware in 1983, succeeding to the business of a partnership established in 1924. Its principal subsidiary, McDonald & Company Securities, Inc., operates a regional investment banking and securities brokerage business. McDonald & Company's activities include the origination, underwriting, distribution, trading and brokerage of fixed income and equity securities, investment advisory services, and investment research and other related services. McDonald & Company also provides personal trust services through its wholly owned subsidiary, McDonald Trust Company, and asset management services through its Gradison & Company division.

McDonald & Company serves institutional customers in the United States and in Canada, Europe and the Far East. McDonald & Company's retail (individual) customers are primarily located in Ohio, Michigan and Indiana. For the fiscal year ended March 27, 1998, about 51% of McDonald & Company's total revenues were derived from retail customers, 18% from institutional customers, 23% from non-customer related principal transactions, investment banking fees and other activities, and 8% from interest and dividend income.

McDonald & Company has a total of 43 offices in 11 states. McDonald & Company's principal office is in Cleveland, Ohio.

SPECIAL MEETING (PAGE 12)

The special meeting of McDonald & Company's stockholders will be held on September 15, 1998 at 9:30 a.m. local time, at the McDonald Investment Center Auditorium, 20th Floor, McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio. At the meeting, you will be asked to:

- vote on a proposal to adopt the merger agreement, which provides for the merger of McDonald & Company with KeyCorp; and

- act on any other matters that may be properly brought before the meeting.

RECORD DATE; VOTE REQUIRED (PAGE 13)

You can vote at the special meeting if you owned McDonald & Company common stock at the close of business on August 10, 1998. On that date, there were 18,662,635 shares of McDonald & Company common stock outstanding and entitled to vote. To adopt the merger agreement, the holders of a majority of those shares must vote in favor of doing so. You can cast one vote for each share of McDonald & Company common stock that you owned on August 10, 1998.

A failure to vote, either by not returning the enclosed proxy card or by checking the "ABSTAIN" box on the proxy card, will have the same effect as a vote "AGAINST" adoption of the merger agreement. Accordingly, the Board of Directors of McDonald & Company urges you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

As of August 10, 1998, directors and executive officers of McDonald & Company held approximately 2,518,000 shares (or 13.5%) of the McDonald & Company common stock entitled to vote at the special meeting. We expect that each of them will vote for the adoption of the merger agreement. As of August 10, 1998, directors and executive officers of KeyCorp did not own any shares entitled to vote.

RECOMMENDATION OF THE MCDONALD & COMPANY BOARD AND REASONS FOR THE MERGER (PAGE
16)

The Board of Directors of McDonald & Company believes that the merger is fair to you as a McDonald & Company stockholder and in your best interests. It unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement.

The Board believes that combining the businesses of McDonald & Company and KeyCorp will create an organization well positioned to serve the respective customers of each company. The merger will enable the combined entity to offer a wider array of services to its existing customers and expand its customer base in the national market.

To review the background and reasons for the merger in greater detail, see pages 14 through 19.

THE MERGER (PAGE 14)

The merger agreement is attached to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

General

We propose a merger in which McDonald & Company will merge into KeyCorp. KeyCorp will continue as an Ohio corporation and will keep its Amended and Restated Articles of Incorporation and Amended and Restated Regulations (Regulations are an Ohio corporation's version of by-laws). After the merger, McDonald & Company will no longer exist as a separate legal entity.

Conversion of McDonald & Company Common Stock (page 23)

When the merger is complete, each share of McDonald & Company common stock will automatically convert into the right to receive a certain number of KeyCorp common shares. This number is referred to as the "exchange ratio."

If the average closing price of KeyCorp common shares is not below $33.00 or above $44.50 for the ten New York Stock Exchange full trading days (on which the stock is traded) ending on the fifth full trading day before the scheduled closing date of the merger, the number of KeyCorp common shares received for each share of McDonald & Company common stock will equal $35.00 divided by that average closing price. Under these circumstances, you would receive approximately $35.00 in value of KeyCorp common shares for each share of McDonald & Company common stock. Please note, however, that under these circumstances you cannot be sure of receiving any particular number of KeyCorp shares, because the exchange ratio depends on the average price of KeyCorp common shares before the merger.

If the average closing price of KeyCorp common shares for the ten trading days ending on the fifth trading day before the scheduled closing is below $33.00 (but not less than $29.00), the exchange ratio will be fixed at 1.06, and if the average closing price is above $44.50 (but not greater than $50.00), the exchange ratio will be fixed at 0.79. In either of these cases, you may not receive approximately $35.00 in value of KeyCorp common shares (based on the average price).

If the average closing price of KeyCorp common shares for this period is less than $29.00, McDonald & Company has the option to require KeyCorp to choose between abandoning the merger or increasing the exchange ratio according to an agreed formula to provide a value of approximately $30.76 per share of McDonald & Company common stock.

If the average closing price of KeyCorp common shares for this period is greater than $50.00, you will receive for each share of McDonald & Company common stock an amount of KeyCorp common shares equal in value to approximately $39.33 plus an additional $0.50 for each dollar by which the average closing price exceeds $50.00.

As an example, assume the merger occurred on August 10, 1998. The average closing price of KeyCorp common shares for the ten trading days ending August 3, 1998, five trading days prior to August 10, 1998, was $35.175. In this example, you would receive 1.00 KeyCorp common share for each share of McDonald & Company common stock you own on the merger date (representing a value, based on the average price, of $35.175). On the other hand, the actual closing price per KeyCorp common share on August 10, 1998 was $32.125. If $32.125 were the average closing price to be used to calculate the exchange ratio, you would receive 1.06 KeyCorp common shares for each share of McDonald & Company common stock you own on the merger date (representing a value, based on the average price, of $34.05).

Because of the agreed structure, the actual exchange ratio will not be known until very shortly before the merger occurs and, therefore, after you vote at the special meeting.

Each KeyCorp common share you receive in the merger will have attached to it a right to purchase (under very limited circumstances) additional KeyCorp common shares. These rights are sometimes referred to as "Poison Pill" rights.

Opinion of McDonald & Company's Financial Advisor (page 19)

Morgan Stanley & Co. Incorporated, which has served as a financial advisor to McDonald & Company in connection with the merger, has delivered its opinion to McDonald & Company's Board of Directors that the exchange ratio in the merger is fair from a financial point of view to the holders of McDonald & Company common stock. A copy of the opinion delivered by Morgan Stanley is attached to this document as Appendix B. You should read the opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Morgan Stanley in providing this opinion.

Effective Date (page 25)

The merger will occur shortly after all of the conditions to consummation of the merger have been satisfied. It is currently anticipated that the merger will occur in the fourth calendar quarter of 1998. Shortly after the merger is completed, you will be able to exchange your certificates of McDonald & Company common stock for certificates of KeyCorp common shares.

Conditions to the Consummation of the Merger (page 26)

The completion of the merger depends on a number of conditions being met. In addition to some standard conditions regarding compliance with the merger agreement, these include:

X Adoption of the merger agreement by McDonald & Company's stockholders.

X The Registration Statement (which includes this document, among other things) being effective.

X Approval of the merger by certain federal and state regulatory authorities and self-regulatory organizations such as the National Association of Securities Dealers, Inc.

X Receipt by each of KeyCorp and McDonald & Company of legal opinions that the United States federal income tax treatment of McDonald & Company, KeyCorp and holders of McDonald & Company common stock will be as we have described in this document.

X Approval by the New York Stock Exchange of the listing of the KeyCorp common shares to be issued in the merger.

X Certain employment agreements between KeyCorp and employees of McDonald &
  Company being in full force and effect. These agreements were entered into at the same time as the merger agreement.

If the law permits, either KeyCorp or McDonald & Company could choose to waive a condition to its obligation to complete the merger even though that condition had not been satisfied. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (page 30)

We can agree at any time to abandon the merger (and terminate the merger agreement), even if McDonald & Company's stockholders have approved it. Also, either of us can decide, without the consent of the other, to abandon the merger if any of the following occurs:

X Any federal or state regulatory authority denies an approval we need to complete the merger (in a final and nonappealable way) or takes certain other negative actions regarding such an approval.

X The merger has not been completed by June 15, 1999 (other than because of a knowing breach of the merger agreement by the party that wants to terminate
  it).

X The other party breaches the merger agreement in a material way and does not (or cannot) correct the breach in 30 days.

X McDonald & Company's stockholders vote not to adopt the merger agreement.

In addition, KeyCorp may abandon the merger if McDonald & Company's Board of Directors withdraws its recommendation to you to adopt the merger agreement or modifies its recommendation in certain ways.

Price-Based Termination (page 30)

In addition to the circumstances already described, McDonald & Company's Board of Directors, in its sole discretion, has the option of abandoning the merger if the average closing price of KeyCorp common shares during a specified period before the merger date is less than $29.00 per share. If the Board exercises this option, the merger agreement will terminate unless, within a specified period of time, KeyCorp increases the exchange ratio according to an agreed formula set out in the merger agreement in order to provide for a value of approximately $30.76 per share of McDonald & Company common stock. If KeyCorp increases the exchange ratio, no further action by McDonald & Company's stockholders will be necessary to complete the merger.

Termination Fee (page 30)

McDonald & Company has agreed to pay KeyCorp a fee of $5,000,000 if the merger agreement is terminated by KeyCorp after certain events involving another person making merger or similar proposals to McDonald & Company. This fee is intended to increase the likelihood that the merger with KeyCorp occurs and may discourage competing offers.

Conduct of Business Pending the Merger (page 37)

McDonald & Company has agreed to conduct its business pending the merger only in the ordinary course, except as the merger agreement permits. McDonald & Company has also agreed not to take certain specified actions relating to its operations pending the merger without the consent of KeyCorp, except as the merger agreement permits.

Expenses (page 31)

KeyCorp and McDonald & Company are evenly dividing the costs and expenses that each has incurred in printing this document and the registration fees paid to the Securities and Exchange Commission in connection with the merger. Otherwise, regardless of whether the merger is completed, each company will pay for its own fees and expenses.

Waiver and Amendment of the Merger Agreement (page 31)

We may agree to amend the merger agreement. After McDonald & Company's stockholders adopt the merger agreement, however, the agreement cannot be amended in any way that requires further stockholder approval under applicable law without obtaining that approval. Also, each of us may waive our right to require the other party to adhere to the terms and conditions of the merger agreement, to the extent legally permissible.

Accounting Treatment (page 30)

KeyCorp will account for the merger under the purchase method of accounting in accordance with generally accepted accounting principles (commonly referred to as "GAAP").

Regulatory Approvals Required for the Merger (page 27)

KeyCorp and McDonald & Company cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System.

In addition, the merger is subject to the approval of, or notice to, certain state and other regulatory authorities.

We have filed (or soon will file) all of the required applications or notices with the Federal Reserve Board and these other regulatory authorities.

As of the date of this document, we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will obtain them.

Option Agreement (page 31)

To induce KeyCorp to enter into the merger agreement, McDonald & Company granted KeyCorp an option to purchase shares of McDonald & Company common stock under certain circumstances. The maximum number of shares that can be purchased if this option is exercised may not exceed 19.9% of the outstanding shares of McDonald & Company's common stock. The purchase price under the option is $30.8125 per share of McDonald & Company common stock (which was the closing price of McDonald & Company common stock on the last trading day before we signed the merger agreement). Under certain circumstances, McDonald & Company may be required to repurchase the option (and/or any shares purchased under the option) at a predetermined price. Instead of purchasing the shares, KeyCorp may choose to surrender the option to McDonald & Company for a cash payment of $25,000,000, less the amount of the termination fee, if the termination fee has been paid by McDonald & Company to KeyCorp under the merger agreement.

KeyCorp cannot exercise this option unless certain events occur. These events can generally be described as business combinations or acquisition transactions relating to McDonald & Company and certain related events (other than the merger we are proposing in this document). We do not know of any event that has occurred as of the date of this document that would allow KeyCorp to exercise its option.

McDonald & Company granted the option to KeyCorp in order to induce KeyCorp to enter into the Merger Agreement and increase the likelihood that the merger would be completed. The option agreement could discourage other companies from trying or proposing to combine with McDonald & Company.

The option agreement is attached to this document as Appendix C.

Interests of Certain Persons in the Merger (page 35)

Some of the directors and officers of McDonald & Company have interests in the merger that are different from, or in addition to, their interests as stockholders of McDonald & Company.

- William B. Summers, Jr., currently the President and Chief Executive Officer and a Director of McDonald & Company, Robert T. Clutterbuck, currently the Treasurer and a Director of McDonald & Company and President and Chief Operating Officer of McDonald & Company Securities, Inc. (the main subsidiary of McDonald & Company), Daniel F. Austin, currently Vice Chairman of McDonald & Company Securities, Inc. and Ralph M. Della Ratta, Jr., currently a Senior Managing Director of McDonald & Company Securities, Inc. will become senior executive officers in the combined capital markets businesses of the two companies.

- In connection with the merger agreement, KeyCorp entered into employment agreements with these four, and seven other, executives of McDonald & Company. Each of these executives will receive, for either three or five years, a minimum annual salary and be eligible to receive an annual cash bonus. The employment agreements also provide that the sum of an executive's annual salary and bonus will not be less than a specified amount for either two or three calendar years. In addition, the employment agreements entitle these individuals to certain salary, bonus and other payments upon certain terminations of employment.

- KeyCorp has agreed to establish a retention program for key employees of McDonald & Company (including the eleven executives described above). This program will consist of $30 million in cash and $38 million in value of options to acquire KeyCorp common shares.

- Some restrictions on benefits to directors and executive officers under McDonald & Company's existing incentive plans will be removed as a result of the merger and some benefits may vest earlier than they otherwise might.

- Following the merger, KeyCorp will indemnify and provide insurance for the officers and directors of McDonald & Company for events occurring before the merger, including events that are related to the merger agreement.

The members of McDonald & Company's Board of Directors knew about these additional interests, and considered them, when they approved the merger agreement.

Certain Federal Income Tax Consequences (page 28)

We expect that for United States federal income tax purposes, your exchange of shares of McDonald & Company common stock for KeyCorp common shares generally will not cause you to recognize any gain or loss. You will, however, have to recognize income or gain in connection with any cash received instead of fractional interests in KeyCorp common shares.

We have conditioned the merger on our receipt of legal opinions that the federal income tax treatment will be as we have described in this document.

This tax treatment may not apply to certain McDonald & Company stockholders. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full understanding of the merger's tax consequences.

Treatment of McDonald & Company Stock Options (page 23)

When we complete the merger, each unexercised stock option to buy McDonald & Company common stock under McDonald & Company's stock option plans that is then outstanding will become an option to purchase KeyCorp common shares. The number of KeyCorp common shares subject to the new option, as well as the exercise price of the stock option, will be adjusted to reflect the merger.

COMPARISON OF RIGHTS OF HOLDERS OF MCDONALD & COMPANY COMMON STOCK AND KEYCORP COMMON SHARES (PAGE 51)

The rights of McDonald & Company's stockholders are currently governed by Delaware law and McDonald & Company's Certificate of Incorporation and By-Laws. Upon our completing the merger, you will become shareholders of KeyCorp, and your rights will be governed by Ohio law and by KeyCorp's Amended and Restated Articles of Incorporation and Amended and Restated Regulations (Regulations are an Ohio corporation's version of by-laws). As a result of these different governing laws and organizational documents, you will have different rights as a holder of KeyCorp common shares than you currently have holding McDonald & Company common stock.

APPRAISAL RIGHTS (PAGE 51)

Applicable law does not provide McDonald & Company stockholders with dissenters' appraisal rights in the merger.

SHARE INFORMATION AND MARKET PRICES (PAGE 41)

KeyCorp common shares and McDonald & Company common stock are listed on the New York Stock Exchange under the symbols "KEY" and "MDD", respectively. As of August 10, 1998, there were 438,693,641 KeyCorp common shares outstanding. As of the same date, there were 18,662,635 shares of McDonald & Company common stock outstanding.

The table below shows the last sale price for KeyCorp common shares and shares of McDonald & Company common stock on June 12, 1998, the last trading day before we announced the proposed merger, and on August 11, 1998. The column entitled "McDonald & Company Common Stock Equivalent" represents the last sale price of the KeyCorp common shares on those dates multiplied by an exchange ratio of 0.95 and 1.06, respectively. The exchange ratio of 0.95 is the exchange ratio that would apply as a result of the merger, assuming an average closing price of the KeyCorp common shares for the applicable pricing period equal to $36.875, the last sale price for KeyCorp common shares on June 12, 1998. The exchange ratio of 1.06 is the exchange ratio that would apply, assuming an average closing price equal to $31.4375, the last sale price for KeyCorp common shares on August 11, 1998.

                                               MCDONALD &
                                  MCDONALD &    COMPANY
                       KEYCORP     COMPANY       COMMON
                        COMMON      COMMON       STOCK
                        SHARES      STOCK      EQUIVALENT
                       -------    ----------   ----------
June 12, 1998........  $ 36.875    $30.8125      $35.03
August 11, 1998......  $31.4375    $ 31.125      $33.32

Of course, the market price of both KeyCorp common shares and McDonald & Company common stock will fluctuate prior to the merger. You should obtain current stock price quotations for both KeyCorp common shares and McDonald & Company common stock.

                      UNAUDITED COMPARATIVE PER SHARE DATA

     The following table shows information about our net income per share, cash dividends per share and book value per share, and similar information reflecting the merger (which we refer to as "pro forma" information).

     In presenting the pro forma information for certain time periods, we assumed that we had been merged throughout those periods. We also prepared the pro forma information giving effect to the merger under the purchase method of accounting in accordance with generally accepted accounting principles (commonly referred to as "GAAP").

     We expect that we will incur merger and integration charges as a result of combining our companies. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these expenses or benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined.

     The information listed as "equivalent pro forma" was obtained for McDonald & Company by multiplying the "pro forma" amounts for KeyCorp by an assumed exchange ratio of 0.95. We present this information to reflect the fact that you will receive some multiple of a KeyCorp common share for each McDonald & Company share you hold. The assumed exchange ratio of 0.95 is based on an average closing price for the KeyCorp common shares of $36.875 per share, which was the actual closing price on the last trading day before we announced the merger (June 12, 1998). The actual exchange ratio will not be known until shortly before the merger.

     The information in the following table is based on, and should be read together with, the historical financial information that we have presented in our prior Securities and Exchange Commission filings. We have incorporated this material into this document by reference. See "Where You Can Find More Information" on page 61.

                                                                               MCDONALD & COMPANY(2)
                                                       KEYCORP(1)            --------------------------
                                               --------------------------                   EQUIVALENT
                                               HISTORICAL    PRO FORMA(3)    HISTORICAL    PRO FORMA(4)
                                               ----------    ------------    ----------    ------------
BOOK VALUE
  June 30, 1998............................      $12.55         $13.03            N/A         $12.38
  June 26, 1998............................         N/A            N/A         $10.88            N/A
  December 31, 1997........................       11.83          12.33           9.58          11.71
  March 27, 1998...........................         N/A            N/A          10.38            N/A
CASH DIVIDENDS DECLARED (5)
  Second Quarter 1998......................      $ .235         $ .235         $.0625         $ .223
  First Quarter 1998.......................        .235           .235          .0625           .223
  Fourth Quarter 1997......................         .21            .21          .0625            .20
  Third Quarter 1997.......................         .21            .21          .0625            .20
  Second Quarter 1997......................         .21            .21          .0469            .20
  First Quarter 1997.......................         .21            .21          .0469            .20
NET INCOME
  Six months ended June 1998(6)............      $ 1.10         $ 1.09         $ 1.22         $ 1.04
  Twelve months ended December 31,
     1997(7)...............................        2.09           2.04           1.57           1.94
  Year ended March 27, 1998................         N/A            N/A           2.02            N/A
NET INCOME -- ASSUMING DILUTION
  Six months ended June 1998(6)............      $ 1.09         $ 1.08         $ 1.21         $ 1.03
  Twelve months ended December 31,
     1997(7)...............................        2.07           2.01           1.54           1.91
  Year ended March 27, 1998................         N/A            N/A           1.99            N/A

---------------

(1) Gives effect to a two-for-one stock split effected on February 18, 1998.

(2) Gives effect to a two-for-one stock split effected on August 25, 1997.

(3) The KeyCorp pro forma cash dividends represent KeyCorp's historical dividends. The pro forma book value and net income amounts include the results of both companies' operations as well as acquisition related adjustments. The pro forma book value data gives effect to the merger as if the merger had occurred at the date presented. The pro forma net income data gives effect to the merger as if the merger had occurred at January 1, 1997.

(4) The McDonald & Company equivalent pro forma book value and net income amounts were computed by multiplying the KeyCorp pro forma amounts by an assumed exchange ratio of 0.95. The McDonald & Company equivalent pro forma cash dividend amounts were computed by multiplying the historical data for the KeyCorp common shares by an assumed exchange ratio of 0.95.

(5) Information provided regarding cash dividends declared is based upon calendar quarters. KeyCorp's fiscal year corresponds to calendar quarters, but McDonald & Company's fiscal year does not. McDonald & Company's actual quarterly accounting periods ended on June 26, 1998, March 27, 1998, December 31, 1997, September 26, 1997, June 27, 1997 and March 28, 1997.

(6) The six-month period corresponds to the first six months in KeyCorp's fiscal year, but represents the last fiscal quarter of fiscal year 1998 and the first fiscal quarter of fiscal year 1999 for McDonald & Company.

(7) The 12-month period corresponds to the full fiscal year for KeyCorp, but represents the last fiscal quarter of fiscal year 1997 and the first three fiscal quarters of fiscal year 1998 for McDonald & Company.

N/A = Not Applicable

                            SELECTED FINANCIAL DATA

     The following tables show selected historical financial data for each of KeyCorp and McDonald & Company. This information is based on historical financial information that we have presented in our prior filings with the Securities and Exchange Commission. You should read all of the selected financial information we provide in the following tables in conjunction with the historical financial information, which is incorporated into this document by reference. See "Where You Can Find More Information" on page 61.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF KEYCORP

     The following table presents selected consolidated financial data for KeyCorp for each of the years in the five-year period ended December 31, 1997. The data presented for the six-month periods ended June 30, 1998 and June 30, 1997 are not necessarily indicative of the data for the entire year and have been derived from unaudited consolidated financial statements of KeyCorp. KeyCorp believes that these financial statements include all adjustments of a normal recurring nature and disclosures that are necessary to present fairly the data for the interim periods. The comparability of the data presented is affected by certain acquisitions and divestitures that KeyCorp has completed in the time periods presented. KeyCorp has adjusted the relevant share amounts and per share data to give effect to a two-for-one stock split effected on February 18, 1998.

                                         SIX MONTHS
                                            ENDED
                                          JUNE 30,                       YEAR ENDED DECEMBER 31,
                                     -------------------   ----------------------------------------------------
                                       1998       1997       1997       1996       1995       1994       1993
                                     --------   --------   --------   --------   --------   --------   --------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
FOR THE PERIOD
  Interest income..................  $  2,699   $  2,550   $  5,262   $  4,951   $  5,121   $  4,490   $  4,214
  Interest expense.................     1,355      1,165      2,468      2,234      2,485      1,797      1,535
  Net interest income..............     1,344      1,385      2,794      2,717      2,636      2,693      2,679
  Provision for loan losses........       149        142        320        197        100        125        212
  Noninterest income...............       736        547      1,306      1,087        933        883      1,002
  Noninterest expense..............     1,216      1,157      2,435      2,464      2,312      2,168      2,385
  Income before income taxes and
    extraordinary item.............       715        633      1,345      1,143      1,157      1,283      1,084
  Income before extraordinary
    item...........................       484        435        919        783        789        853        710
  Net income.......................       484        435        919        783        825        853        710
  Net income applicable to Common
    Shares.........................       484        435        919        775        809        837        692
PER COMMON SHARE
  Income before extraordinary
    item...........................  $   1.10   $    .99   $   2.09   $   1.69   $   1.65   $   1.72   $   1.44
  Net income.......................      1.10        .99       2.09       1.69       1.73       1.72       1.44
  Net income -- assuming
    dilution.......................      1.09        .98       2.07       1.67       1.71       1.70       1.43
  Cash dividends...................       .47        .42        .84        .76        .72        .64        .56
  Book value at period end.........     12.55      11.02      11.83      10.92      10.68       9.44       8.76
  Weighted average Common Shares
    (000)..........................   439,345    440,628    439,042    459,810    469,574    486,134    479,550
  Weighted average Common Shares
    and potential Common
    Shares(000)....................   445,707    445,504    444,544    464,282    472,882    490,932    483,158
AT PERIOD END
  Loans............................  $ 57,769   $ 51,644   $ 53,380   $ 49,235   $ 48,332   $ 46,579   $ 41,396
  Earning assets...................    66,941     61,508     64,246     59,260     58,762     60,047     54,353
  Total assets.....................    75,778     69,672     73,699     67,621     66,339     66,801     59,634
  Deposits.........................    41,794     44,626     45,073     45,317     47,282     48,564     46,499
  Long-term debt...................    10,196      5,182      7,446      4,213      4,003      3,570      1,764
  Common shareholders' equity......     5,525      4,814      5,181      4,881      4,993      4,530      4,225
  Total shareholders' equity.......     5,525      4,814      5,181      4,881      5,153      4,690      4,385
PERFORMANCE RATIOS
  Return on average total assets...      1.34%      1.31%      1.33%      1.21%      1.24%      1.36%      1.24%
  Return on average common
    equity.........................     18.36      18.46      18.89      15.73      17.35      18.87      17.27
  Return on average total equity...     18.36      18.46      18.89      15.64      17.10      18.56      16.95
  Efficiency(1)....................     57.81      58.28      57.50      60.84      63.03      59.39      60.50
  Overhead(2)......................     36.34      42.36      39.64      45.46      49.66      46.14      46.85
  Net interest margin(TE)..........      4.21       4.72       4.62       4.78       4.47       4.83       5.31

                                         SIX MONTHS
                                            ENDED
                                          JUNE 30,                       YEAR ENDED DECEMBER 31,
                                     -------------------   ----------------------------------------------------
                                       1998       1997       1997       1996       1995       1994       1993
                                     --------   --------   --------   --------   --------   --------   --------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
CAPITAL RATIOS AT PERIOD END
  Equity to assets(3)..............      8.28%      7.63%      7.71%      7.96%      7.77%      7.03%      7.37%
  Tangible equity to tangible
    assets(3)......................      6.91       6.39       6.21       6.63       6.25       6.19       6.51
  Tier 1 risk-adjusted
    capital(4).....................      6.86       7.14       6.65       7.98       7.53       8.48       8.73
  Total risk-adjusted capital(5)...     11.38      11.66      10.83      13.01      10.85      11.62      12.22
  Leverage(6)......................      7.04       6.65       6.40       6.93       6.20       6.63       6.72
ASSET QUALITY DATA
  Nonperforming loans..............  $    374   $    372   $    381   $    349   $    333   $    256   $    336
  Nonperforming assets.............       417        433        431        400        379        340        500
  Allowance for loan losses........       900        880        900        870        876        830        803
  Net loan charge-offs.............       149        132        293        195         99        109        213
  Nonperforming loans to period end
    loans..........................       .65%       .72%       .71%       .71%       .69%       .55%       .81%
  Nonperforming assets to period
    end loans plus OREO and other
    nonperforming assets...........       .72        .84        .81        .81        .78        .73       1.20
  Allowance for loan losses to
    nonperforming loans............    240.64     236.56     236.22     249.28     263.15     324.27     238.69
  Allowance for loan losses to
    period end loans...............      1.56       1.70       1.69       1.77       1.81       1.78       1.94
  Net loan charge-offs to average
    loans..........................       .54        .54        .57        .40        .21        .25        .54
RATIO OF EARNINGS TO FIXED
  CHARGES(7)
  Excluding deposit interest.......      2.01x      2.35x      2.24x      2.41x      2.42x      3.50x      4.15x
  Including deposit interest.......      1.51x      1.53x      1.53x      1.50x      1.46x      1.70x      1.69x
RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS(7)
  Excluding deposit interest.......      2.01x      2.35x      2.24x      2.38x      2.35x      3.34x      3.83x
  Including deposit interest.......      1.51x      1.53x      1.53x      1.49x      1.45x      1.68x      1.66x

---------------

(1) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions and gains on bank and branch divestitures).

(2) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) less noninterest income (excluding net securities transactions and gains on bank and branch divestitures) divided by taxable-equivalent net interest income.

(3) Excluding certain capital securities receiving Tier 1 treatment, these ratios at June 30, 1998, were 7.29% and 5.91%, respectively; at June 30, 1997, were 6.91% and 5.67%, respectively; at December 31, 1997, were 7.03% and 5.52%, respectively; and at December 31, 1996, were 7.22% and 5.88%, respectively. Capital securities were not present prior to the fourth quarter of 1996.

(4) KeyCorp's Tier 1 capital consists of common shareholders' equity (excluding net unrealized gains or losses on securities, except for net unrealized losses on marketable equity securities), perpetual preferred stock and capital securities; less goodwill and other non-qualifying intangible assets. The ratio as of June 30, 1998, is estimated.

(5) KeyCorp's total capital consists of Tier 1 capital, subordinated debt, qualifying preferred stock and the qualifying portion of the allowance for loan losses. At least half of a bank holding company's total capital is required to be comprised of Tier 1 capital. The ratio as of June 30, 1998, is estimated.

(6) The leverage ratio is defined as Tier 1 capital as a percentage of average quarterly total assets, less goodwill and other non-qualifying intangible assets. Guidelines of the Federal Reserve Board provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including assignment of the highest regulatory rating. All other bank holding companies are required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. The ratio as of June 30, 1998, is estimated.

(7) Earnings represent consolidated income before income taxes and extraordinary item plus fixed charges. Fixed charges include consolidated interest expense (excluding or including interest on deposits, as the case may be), distributions on capital securities and the proportion deemed representative of the interest factor of rental expense, net of income from subleases.

TE  = Taxable Equivalent

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MCDONALD & COMPANY

     The following table presents selected consolidated financial data for McDonald & Company for each of the fiscal years in the five-year period ended March 27, 1998. The data presented for the three-month periods ended June 26, 1998 and June 27, 1997 are not necessarily indicative of the data for the entire year and have been derived from unaudited consolidated financial statements of McDonald & Company. McDonald & Company believes that these financial statements include all adjustments of a normal recurring nature and disclosures that are necessary to present fairly the data for the interim periods. McDonald & Company has adjusted the share and per share data to give effect to a two-for-one stock split effected on August 25, 1997. McDonald & Company has also adjusted the net income per share and the cash dividend per share data for the fiscal year ended March 25, 1994 to give effect to a 20% stock dividend paid during that year.

                                     AT OR FOR THE THREE
                                        MONTHS ENDED                    AT OR FOR THE FISCAL YEAR ENDED
                                     -------------------   ---------------------------------------------------------
                                     JUNE 26,   JUNE 27,   MARCH 27,   MARCH 28,   MARCH 29,   MARCH 31,   MARCH 25,
                                       1998       1997       1998        1997        1996        1995        1994
                                     --------   --------   ---------   ---------   ---------   ---------   ---------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATIONS
  Revenues.........................  $ 78,992   $ 64,562   $333,346    $261,497    $220,621    $177,726    $204,680
  Income before income taxes.......     9,740      8,921     56,803      38,256      30,766      20,704      34,688
  Net income.......................     6,330      5,621     36,803      24,656      19,766      13,684      21,588
  Basic net income per share.......       .34        .31       2.02        1.38        1.11        0.75        1.21
  Diluted net income per share.....       .34        .31       1.99        1.36        1.09        0.74        1.19
  Cash dividends paid per share....     .0625      .0469      .2344       .1831       .1675       .1575       .1440

                                     JUNE 26,   JUNE 27,   MARCH 27,   MARCH 28,   MARCH 29,   MARCH 31,   MARCH 25,
                                       1998       1997       1998        1997        1996        1995        1994
     FINANCIAL POSITION AS OF:       --------   --------   ---------   ---------   ---------   ---------   ---------
  Total assets.....................  $987,014   $601,746   $702,520    $501,968    $471,101    $401,332    $590,578
  Long-term borrowings.............    20,000     25,000     20,000      25,000      25,000      25,000      25,000
  Stockholders' equity.............   203,089    161,365    191,178     154,122     130,823     114,362     107,405

                                SPECIAL MEETING

GENERAL

     This Proxy Statement-Prospectus is first being mailed to the holders of McDonald & Company common stock, par value $1.00 per share (the "McDonald & Company Stockholders") on or about August 14, 1998, and is accompanied by the Notice of the Special Meeting and a form of proxy that is solicited by the Board of Directors of McDonald & Company (the "McDonald & Company Board") for use at the Special Meeting of McDonald & Company Stockholders to be held on September 15, 1998, at 9:30 a.m., local time, at the McDonald Investment Center Auditorium, 20th Floor, McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio, and at any adjournments or postponements thereof (the "Special Meeting").

MATTERS TO BE CONSIDERED

     At the Special Meeting, McDonald & Company Stockholders will be asked to consider and vote upon (i) the proposal to adopt the Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), between McDonald & Company Investments, Inc., a Delaware corporation ("McDonald & Company"), and KeyCorp, an Ohio corporation ("KeyCorp" or the "Surviving Corporation"), and
(ii) such other matters as may properly be submitted to a vote at the Special Meeting. The McDonald & Company Stockholders may also be asked to vote upon a proposal to adjourn or postpone the Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Merger Agreement.

PROXIES

     The accompanying form of proxy is for use at the Special Meeting if a McDonald & Company Stockholder will be unable to attend in person. The proxy may be revoked by the McDonald & Company Stockholder at any time before it is exercised, by submitting to the Secretary of McDonald & Company written notice of revocation, a properly executed proxy of a later date or by attending the Special Meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to McDonald & Company Investments, Inc., McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114, Attention: Secretary. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted "FOR" adoption of the Merger Agreement. The McDonald & Company Board is unaware of any other matters that may be presented for action at the Special Meeting. If other matters do properly come before the Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval and adoption of the Merger Agreement will be voted in favor of any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

     The entire cost of soliciting the proxies from the McDonald & Company Stockholders will be borne by McDonald & Company; provided, however, that KeyCorp and McDonald & Company have each agreed to pay one-half of the printing costs and filing fees of this Proxy Statement-Prospectus and related materials. In addition to the solicitation of the proxies by mail, McDonald & Company will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. McDonald & Company will reimburse such record holders for their reasonable expenses in so doing. McDonald & Company has also made arrangements with Regan & Associates, Inc. to assist it in soliciting proxies from banks, brokers and nominees and has agreed to pay approximately $3,500 plus expenses for such services. If necessary, McDonald & Company may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, telegram, facsimile, special delivery letter, express mail or other means of communication.

RECORD DATE; VOTE REQUIRED

     Pursuant to the provisions of the Delaware General Corporation Law (the "DGCL") and the McDonald & Company By-laws, August 10, 1998 has been fixed as the record date (the "Record Date") for determination of holders of McDonald & Company common stock, par value $1.00 per share (the "McDonald & Company Common Stock"), entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of shares of McDonald & Company Common Stock of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 18,662,635 shares of McDonald & Company Common Stock outstanding held by approximately 1,050 holders of record.

     At the Special Meeting, in accordance with the DGCL, the inspectors of election appointed by the McDonald & Company Board for the Special Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the McDonald & Company By-Laws, at the Special Meeting the holders of a majority of the outstanding shares of McDonald & Company Common Stock entitled to vote at the meeting, present in person or by proxy, will constitute a quorum. The shares represented at the Special Meeting by proxies that are marked "ABSTAIN" will be counted as shares present for purposes of determining whether a quorum is present. Brokers who hold shares of McDonald & Company Common Stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the Special Meeting without specific instructions from such customers. Shares represented by proxies returned by a broker holding such shares in "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes").

     Each share of McDonald & Company Common Stock entitles its holder to one vote. The affirmative vote of a majority of the outstanding shares of McDonald & Company Common Stock is required to adopt the Merger Agreement and approve the transactions contemplated thereby.

     BECAUSE ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF MCDONALD & COMPANY COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. ACCORDINGLY, THE MCDONALD & COMPANY BOARD URGES THE HOLDERS OF MCDONALD & COMPANY COMMON STOCK TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     As of the Record Date, directors and executive officers of McDonald & Company beneficially owned approximately 2,518,000 shares of McDonald & Company Common Stock, representing approximately 13.5% of the McDonald & Company Common Stock entitled to vote at the Special Meeting. It is currently expected that each such director and executive officer of McDonald & Company will vote the shares of McDonald & Company Common Stock beneficially owned by him or her for the adoption of the Merger Agreement. As of the Record Date, directors and executive officers of KeyCorp beneficially owned no shares of McDonald & Company Common Stock. In addition, as of the Record Date, affiliates of KeyCorp, as fiduciaries, advisors, custodians or agents, held, with sole or shared voting power, less than 1% of the shares of McDonald & Company Common Stock entitled to vote at the Special Meeting.

     Additional information with respect to beneficial ownership of McDonald & Company Common Stock by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of McDonald & Company Common Stock by directors and executive officers of McDonald & Company is presented below. See "Stock Ownership of Principal Holders and Management."

RECOMMENDATION OF MCDONALD & COMPANY BOARD

     The McDonald & Company Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby. The McDonald & Company Board believes that the Merger Agreement is fair to, and in the best interests of, McDonald & Company and the McDonald & Company Stockholders and recommends that the McDonald & Company Stockholders vote "FOR" the adoption of the Merger Agreement. See "The Merger -- Reasons for the Merger."

                                   THE MERGER

     The following summary of certain terms and provisions of the Merger Agreement and the Option Agreement is qualified in its entirety by reference to the Merger Agreement and the Option Agreement. The Merger Agreement is attached as Appendix A to this Proxy Statement-Prospectus and the Option Agreement is attached as Appendix C to this Proxy Statement-Prospectus, and each is incorporated herein by reference. McDonald & Company Stockholders are urged to read the Merger Agreement and Option Agreement carefully.

GENERAL

     The McDonald & Company Board has unanimously approved the Merger Agreement pursuant to which McDonald & Company will be merged with and into KeyCorp (the "Merger"). At the time the Merger becomes effective (the "Effective Time"), each outstanding share of McDonald & Company Common Stock will be converted into the right to receive a certain number of KeyCorp common shares, with a par value of $1 each ("KeyCorp Common Shares"). This number is referred to as the "Exchange Ratio." In particular, as long as the average closing price of KeyCorp Common Shares is not less than $33.00 or more than $44.50 for a specified period before the scheduled closing date of the Merger, the Exchange Ratio will equal $35.00 divided by that average closing price. The details of calculating the Exchange Ratio (including how to determine the Exchange Ratio if the average price is outside the $33.00-$44.50 range) are described below under "Conversion of McDonald & Company Common Stock; Fractional Shares; Treatment of McDonald & Company Stock Options." Each KeyCorp Common Share outstanding at the Effective Time will continue to be outstanding after the Merger.

     Each KeyCorp Common Share has attached to it a right to purchase (under very limited circumstances) additional KeyCorp Common Shares (the "KeyCorp Rights"). Rights like the KeyCorp Rights are sometimes referred to as "Poison Pill Rights." When we refer to the KeyCorp Common Shares in this Proxy Statement-Prospectus, we are generally including the KeyCorp Rights.

     This section of the Proxy Statement-Prospectus describes certain aspects of the proposed Merger, including the principal provisions of the Merger Agreement and the Stock Option Agreement, dated as of June 15, 1998, between McDonald & Company and KeyCorp (the "Option Agreement").

BACKGROUND TO THE MERGER

     The decision of the McDonald & Company Board to authorize the Merger Agreement and recommend that stockholders approve the Merger is the result of the Board's assessment of the opportunities to enhance stockholder value resulting from the proposed Merger.

     During the mid-1990s, increasing legislative and regulatory attention was paid to modernizing the United States' financial services industry. Congress and regulatory agencies began to consider proposals to modify or eliminate long-standing restrictions on the ability of financial institutions to engage in underwriting of corporate debt and equity securities and other securities-related activities. Beginning in mid-1995, McDonald & Company's senior management began to monitor the evolving competitive and regulatory environment and to assess the short and long-term effects of potential changes on McDonald & Company's competitive position. These matters were taken into account by McDonald & Company in its strategic planning process and were reviewed periodically with the McDonald & Company Board during 1996 and 1997.

     During this period, senior management and the McDonald & Company Board continued to believe that remaining an independent firm was in the long-term best interests of the McDonald & Company Stockholders. However, as part of its review of industry developments, management, at the direction of the McDonald & Company Board, also gave attention to various alternatives to independence. As part of this process, from time to time, senior management was approached by financial institutions and other potential strategic partners interested in exploring possible business combinations, joint ventures and other strategic transactions. Members of senior management met with certain of these parties in order to gain an understanding of their views about the potential benefits of an alliance and the role that McDonald & Company would play in their organizations. The knowledge gained in this process resulted in a conclusion by management that only a strategic transaction that offered an opportunity to significantly enhance long-term stockholder value would justify a departure from its existing business strategy.

     On December 30, 1996, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") announced a change to the regulations governing the securities affiliates of financial institutions, which took effect on March 6, 1997. Among other things, the change increased from 10% to 25% the percentage of revenues that bank holding companies may derive from "ineligible" activities, essentially equity and debt underwriting, of securities affiliates. Following these changes, a number of acquisitions of brokerage and investment banking firms by financial institutions have been announced.

     In April 1997, Robert W. Gillespie, Chairman and Chief Executive Officer of KeyCorp, contacted Mr. Summers to discuss these industry developments. Mr. Gillespie also preliminarily raised with Mr. Summers the potential for a strategic alliance or other similar business relationship between McDonald & Company and KeyCorp.

     In June 1997, Mr. Summers discussed with members of the McDonald & Company Board the important recent developments in the regulatory and competitive environment in the financial services industry and updated them on inquiries received from parties interested in a strategic relationship with McDonald & Company. In light of the accelerating pace of change in the industry and the McDonald & Company Board's desire to closely monitor the effect of these developments on McDonald & Company, management recommended that the Board establish a Business Review Committee (the "Committee").

     At a special meeting held on June 18, 1997, the McDonald & Company Board established the Committee and appointed three outside Directors, James A. Karman, Edward Fruchtenbaum and David N. McCammon to serve as its members. The McDonald & Company Board delegated to the Committee the authority to (i) assess the results of management's review of the ongoing changes in the securities industry and their potential impact on McDonald & Company's business or strategy, (ii) evaluate the potential viability of the strategic alternatives identified in the review process (including continued independence), (iii) consider the adequacy of the terms of any preliminary proposals made to or received from third parties concerning a strategic alliance with or other strategic transaction involving McDonald & Company and (iv) make recommendations to the entire McDonald & Company Board concerning any of these matters.

     Mr. Summers advised the Committee of Mr. Gillespie's indication of interest, and indicated that, in his view, a transaction between KeyCorp and McDonald & Company had the potential to enhance long-term stockholder value and, under appropriate circumstances, could be feasible. He asked for and received authority from the Committee to engage in preliminary discussions with Mr. Gillespie concerning KeyCorp's views on relative values of the two companies, the benefits of such an alliance and McDonald & Company's role in a combined entity.

     Continuing through September 1997, senior executives of KeyCorp and McDonald & Company engaged in telephone discussions and met from time to time regarding a possible business combination involving the two companies. A confidentiality agreement was executed on July 7, 1997 and senior executives of both companies subsequently exchanged limited financial and operating information in order to evaluate a possible transaction. Messrs. Summers and Clutterbuck periodically discussed their communications with members of the Committee and solicited the views of members of the Committee concerning a possible business combination with KeyCorp. During the course of these meetings, the parties determined that their differing approaches to valuation made it inadvisable to engage in more serious discussions about a strategic transaction at that time.

     In late February 1998, KeyCorp renewed its interest in a potential transaction, and informal contacts resumed. Discussions focused on the strong condition of the securities industry in general, the healthy strategic position of McDonald & Company in, and the fundamental strengths of, its target markets, as well as the financial performance of McDonald & Company.

     On March 5, 1998, the Committee held a special meeting for the purpose of reviewing the status of the discussions with KeyCorp. At the meeting, among other things, Mr. Summers reviewed the background of the discussions between McDonald & Company and KeyCorp and discussed the strategic business implications of a combination between the two companies. The Committee authorized further preliminary contacts with KeyCorp and also authorized senior executives to engage financial advisors to assist in evaluating any proposals received from KeyCorp.

     Throughout the remainder of March and in early April 1998, senior executives of KeyCorp and McDonald & Company met, engaged in telephone discussions and exchanged limited financial and operating information on several occasions in connection with the consideration of a possible business combination.

     On April 16, 1998, senior executive officers of McDonald & Company, including Messrs. Summers and Clutterbuck, interviewed several investment banking firms with experience in transactions involving financial institutions and the securities industry. Upon consideration of the relevant experience of the firms and other criteria, the executives engaged Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Lazard Freres & Co. LLC ("Lazard") to represent and render financial advice to McDonald & Company in connection with a possible business combination. McDonald & Company entered into engagement letters with each of Morgan Stanley and Lazard on April 22, 1998.

     In April and May 1998, senior executives of KeyCorp and McDonald & Company, together with their legal and financial advisors, conducted limited due diligence investigations with respect to the other firm regarding the financial aspects of a possible business combination. The parties also engaged in discussions concerning valuation.

     Throughout the period of May 1998 through June 14, 1998, numerous meetings and discussions occurred between representatives of McDonald & Company and KeyCorp. Also, the Committee held frequent meetings during which it was advised by management, Morgan Stanley and Lazard regarding developments relating to a possible transaction with KeyCorp.

     At the meeting of the McDonald & Company Board held on June 14, 1998, Mr. Summers reviewed the process that management and the Board had gone through, commencing in 1995, evaluating the changes in the securities industry leading up to the establishment of the Committee in 1997. Mr. Summers also reviewed the reasons for creating the Committee, the discussions between senior executives and representatives of KeyCorp, and the role of the Committee in considering the proposed business combination with KeyCorp. Mr. Summers also reviewed the relative advantages and disadvantages of the Merger and expressed management's recommendation that the McDonald & Company Board approve the Merger. Mr. Karman, on behalf of the Committee, also reviewed the discussions and negotiations with KeyCorp and reasons for the Merger and expressed the Committee's recommendation in favor of the Merger. See "-- Reasons for the Merger." In addition, Morgan Stanley discussed the financial terms of the proposed transaction, presented analyses thereof and rendered its opinion that the Exchange Ratio was fair from a financial point of view to the holders of shares of McDonald & Company Common Stock, and McDonald & Company's legal advisors reviewed the terms of the Merger Agreement, the Option Agreement, the employee retention arrangements and other relevant legal issues. See "-- Opinion of McDonald & Company's Financial Advisor." After due consideration of these matters, which are more specifically described under "-- Reasons for the Merger," the McDonald & Company Board determined that the Merger was fair to, and in the best interests of, McDonald & Company and its stockholders and unanimously approved the Merger Agreement and the Option Agreement and the transactions contemplated thereby.

     On June 15, 1998, the Merger Agreement and the Option Agreement were executed by KeyCorp and McDonald & Company. In addition, certain employment agreements were executed by KeyCorp, McDonald & Company and employees of McDonald & Company. See "-- Interests of Certain Persons in the Merger." Following the execution of the Merger Agreement and prior to the commencement of trading on June 15, 1998, the companies issued a joint press release announcing the execution of the Merger Agreement.

REASONS FOR THE MERGER

     Recommendation of the McDonald & Company Board and Reasons for the
Merger. THE MCDONALD & COMPANY BOARD BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, MCDONALD & COMPANY AND THE MCDONALD & COMPANY STOCKHOLDERS. ACCORDINGLY, THE MCDONALD & COMPANY BOARD HAS UNANIMOUSLY

APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT THE MCDONALD & COMPANY STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

     The McDonald & Company Board believes that by combining McDonald & Company with KeyCorp, the Merger will create an organization well positioned to serve their respective clients. The Merger will combine McDonald & Company's traditional investment banking, equity underwriting, retail sales and investment advisory businesses with KeyCorp's financial services strengths and strong national corporate capital capabilities, thereby enabling the combined entity to offer a wider array of services to its existing customers and at the same time expand its customer base in the national market.

     In reaching its determination, the McDonald & Company Board consulted with McDonald & Company's management, as well as its legal counsel, Morgan Stanley, Lazard and other advisors, and considered a number of factors, including the following principal factors:

          (i) The consideration to be received by the McDonald & Company Stockholders in the Merger and the Board's view of the likelihood that the Merger would deliver value to the McDonald & Company Stockholders exceeding the value that could be expected in connection with continued independence. See "--Conversion of McDonald & Company Common Stock; Fractional Shares; Treatment of McDonald & Company Stock Options" and "--Exchange of McDonald & Company Certificates."

          (ii) The presentation of Morgan Stanley delivered to the McDonald & Company Board on June 14, 1998, including, without limitation, Morgan Stanley's opinion that, as of June 14, 1998, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of McDonald & Company Common Stock. See "-- Opinion of McDonald & Company's Financial Advisor."

          (iii) The historical performance of the KeyCorp Common Shares and KeyCorp's financial performance relative to McDonald & Company's financial performance.

          (iv) The increasing consolidation in the securities industry and the possibility that consolidation and the entrance into the industry of bank holding companies might affect the competitive position of McDonald & Company in the future.

          (v) The complementary nature of McDonald & Company's and KeyCorp's respective businesses (including, without limitation, the range of services provided, existing client and customer relationships and the geographic scope of KeyCorp's business), services and products, strategic objectives and competitive positions and the opportunities to grow McDonald & Company's business and diversify earnings as a result of the Merger.

          (vi) Information provided by McDonald & Company's advisors with respect to the United States federal income tax consequences of the Merger to McDonald & Company Stockholders. The McDonald & Company Board was advised that, for United States federal income tax purposes, no gain or loss will be recognized by the holders of McDonald & Company Common Stock who exchange all of their McDonald & Company Common Stock solely for KeyCorp Common Shares pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in the KeyCorp Common Shares). See "--Certain Federal Income Tax Consequences."

          (vii) The terms and conditions of the Merger Agreement and the Option Agreement, including the amount and form of the consideration, the parties' representations, warranties, covenants and agreements, the conditions to the respective obligations set forth in the Merger Agreement and the termination fee that may become payable by McDonald & Company upon termination of the Merger Agreement under certain circumstances.

          (viii) The likelihood that the Merger will be consummated given the terms and conditions of the Merger Agreement.

          (ix) The comparable values and client bases of McDonald & Company and KeyCorp.

          (x) The level of autonomy that the business of McDonald & Company is expected to have after the consummation of the Merger and the comfort level of key members of the McDonald & Company management team with the transaction, and the resulting preservation of McDonald & Company's existing enterprise that is expected to facilitate the consummation of the Merger.

          (xi) The fact that McDonald & Company's business is expected to be operated after the Merger under the name "McDonald Key Investments Inc." ("McDonald Key Investments") and that the business will continue to be headquartered in Cleveland, Ohio.

          (xii) The employee benefits offered to continuing employees and the terms and value of the key employee retention program and the employment agreements that 11 executives of McDonald & Company and its subsidiaries have entered with KeyCorp and McDonald & Company in connection with the Merger (the "Employment Agreements"). See "-- Employee Benefits" and
     "-- Interests of Certain Persons in the Merger."

          (xiii) The fact that the Merger would result in an end to McDonald & Company's independence.

          (xiv) The possibility that the value of McDonald & Company to potential acquirors might increase over time as the number of independent investment banks decreases as a result of continued industry consolidation.

          (xv) The possibility that the value of McDonald & Company to the McDonald & Company Stockholders as an independent entity might increase near-term as a result of a strong management team, existing momentum and excellent fundamentals underlying target markets.

          (xvi) The risk of business disruption, including the loss of key personnel, clients and material business, and the potential for culture clash as a result of the Merger.

          (xvii) The risks associated with combining operations the size of McDonald & Company's operations with those the size of KeyCorp's operations and the risk of a change of control of KeyCorp.

     The foregoing discussion of information and factors considered and given weight by the McDonald & Company Board is not intended to be exhaustive, although it is intended to include all material factors considered. In view of the wide variety of factors considered in connection with its evaluation of the terms of the Merger, the McDonald & Company Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. In addition, individual members of the McDonald & Company Board may have given different weights to different factors.

     KeyCorp Reasons for the Merger. Over the past several years, KeyCorp has been building one of its major lines of business, which it calls "Key Capital Partners," to take advantage of investment banking, capital markets, asset management, brokerage and insurance agency business opportunities. One motivation for creating Key Capital Partners was to create a balance between net interest income and noninterest income in KeyCorp's overall revenue composition. KeyCorp believes that diversifying its sources of revenue in such a manner will not only improve the consistency and stability of its earnings, but also create new opportunities to enhance future growth. The Merger provides Key Capital Partners with a significant additional source of noninterest revenue with growth opportunities.

     These steps are part of KeyCorp's overall strategy to build a diversified financial services institution while recognizing that many of its core strengths lie in the relationships it has developed with its community banking retail customers and its commercial banking corporate customers. Key Capital Partners seeks to capitalize on the strengths of these existing relationships by offering customers, particularly middle market corporate customers, the kinds of products and services that meet their needs. The Merger enhances Key Capital Partners' product mix by providing complementary expertise in areas such as equity underwriting and other equity-based capital markets products, private client brokerage and high-yield debt underwriting.

     KeyCorp believes that by acquiring McDonald & Company it can improve the overall effectiveness and profitability of Key Capital Partners. The economics of the financial services industry favor organizations that can spread costs over a large base of revenues. KeyCorp believes that the Merger offers meaningful opportunities to improve efficiency, particularly with regard to the consolidation of systems and back-office functions.

     The competitive environment within which KeyCorp and McDonald & Company currently operate has been continually and rapidly changing. KeyCorp believes that by meeting the needs of its customers, enhancing its relationships with them, and improving the operating efficiency of Key Capital Partners, the Merger will make KeyCorp more competitive in this changing environment.

OPINION OF MCDONALD & COMPANY'S FINANCIAL ADVISOR

     McDonald & Company retained Morgan Stanley and Lazard to render financial advisory services in connection with the Merger based upon their qualifications, expertise and reputation.

     At the June 14, 1998 meeting of the McDonald & Company Board, at which the McDonald & Company Board reviewed and considered the terms of the Merger, Morgan Stanley rendered its oral opinion to the McDonald & Company Board that, as of such date, the Exchange Ratio provided in the Merger Agreement was fair from a financial point of view to the holders of shares of McDonald & Company Common Stock (other than KeyCorp and its affiliates). Morgan Stanley subsequently delivered to the McDonald & Company Board a written opinion dated as of June 15, 1998 confirming its oral opinion. Morgan Stanley has also delivered to the McDonald & Company Board a written opinion dated the date of this Proxy Statement-Prospectus that is substantially identical to its June 15, 1998 opinion. No limitations were imposed by the McDonald & Company Board upon Morgan Stanley with respect to the investigations made or procedures followed by it in rendering its opinions.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY, DATED THE DATE OF THIS PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION THEREWITH, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS, AND IS INCORPORATED HEREIN BY REFERENCE. MCDONALD & COMPANY STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION IN ITS ENTIRETY. THE OPINION OF MORGAN STANLEY IS ADDRESSED TO THE MCDONALD & COMPANY BOARD, IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT TO THE HOLDERS OF MCDONALD & COMPANY COMMON STOCK AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY MCDONALD & COMPANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS DESCRIBES THE MATERIAL ASPECTS OF SUCH OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of McDonald & Company and KeyCorp, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning McDonald & Company and KeyCorp prepared by the managements of McDonald & Company and KeyCorp, respectively; (iii) analyzed certain financial projections prepared by the management of McDonald & Company; (iv) discussed the past and current operations and financial conditions and the prospects of McDonald & Company and KeyCorp with senior executives of McDonald & Company and KeyCorp, respectively;
(v) reviewed the reported prices and trading activity for the McDonald & Company Common Stock and the KeyCorp Common Shares; (vi) compared the financial performance of McDonald & Company and KeyCorp and the prices and trading activity of the McDonald & Company Common Stock and the KeyCorp Common Shares with that of certain other comparable publicly traded companies and their securities; (vii) discussed the results of regulatory examinations of McDonald & Company and KeyCorp with senior management of the respective companies; (viii) discussed with senior managements of McDonald & Company and KeyCorp the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company; (ix) analyzed the pro forma impact of the Merger on the combined company's earnings per share and financial ratios; (x) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions; (xi) participated in discussions among representatives of McDonald & Company and KeyCorp and their financial and legal advisors; (xii) reviewed the Merger Agreement and certain related documents; and (xiii) performed such other analyses and considered such other factors as it deemed appropriate.

     Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including the estimated synergies and other estimated benefits expected to result from the Merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of McDonald & Company and KeyCorp. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of McDonald & Company or KeyCorp, nor was it furnished any such appraisals, and Morgan Stanley did not examine any individual loan credit files of KeyCorp. In addition, Morgan Stanley assumed the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement. Morgan Stanley's opinion is based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving McDonald & Company.

     The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its presentation and its opinion to the McDonald & Company Board on June 14, 1998. The following summary does not purport to be a complete description of the analyses underlying the opinion of Morgan Stanley.

     Overview of McDonald & Company Stock Price Performance. Morgan Stanley presented an overview of McDonald & Company that included a comparison of profitability and stock price performance data for McDonald & Company to corresponding data for the nine members of a peer group comprised of the following nine regional investment banking and brokerage companies: A.G. Edwards & Sons, Inc., Advest, Inc., Dain Rauscher Incorporated, EVEREN Securities, Inc., Freedom, Hambrecht & Quist LLC, Legg Mason Wood Walker, Incorporated, Morgan Keegan & Company, Inc. and Raymond James & Associates, Inc. (the "Peer Group"), including (i) current stock price as a percentage of 52-week high closing stock price; (ii) price to 1998 and 1999 estimated earnings per share; (iii) price to book value; (iv) ratio of common equity to assets; (v) last quarter percentage return on equity and (vi) one-year and three-year stock price performance.

     Comparable Company Analysis. Comparable company analysis analyzes a company's operating performance relative to a group of publicly traded peers. Based on relative performance and outlook for a company versus its peers, this analysis enables an implied unaffected market trading value to be determined. Morgan Stanley analyzed the operating performance of McDonald & Company relative to the nine investment banking and brokerage companies in the Peer Group.

     Morgan Stanley analyzed the relative performance and value of McDonald & Company by comparing certain market trading statistics for McDonald & Company with those of companies comprising the Peer Group. Historical financial information used in calculating the market price to book value multiples for the comparable company analysis was as of March 31, 1998 (or most recent quarter available as of June 12, 1998), and market information used in calculating the multiples for the comparable company analysis was as of June 12, 1998. Earnings per share estimates for McDonald & Company and for the companies comprising the Peer Group were based on calendarized "IBES" mean estimates as of June 12, 1998 and calendar quarter ended March 31, 1998 actual earnings per share. IBES (Institutional Brokers Estimate System International Inc.) is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors.

     The market price to estimated 1998 and 1999 earnings per share multiples for McDonald & Company were 13.0x and 13.8x, respectively, compared to mean multiples of 14.8x and 13.1x, respectively, and median multiples of 14.8x and 13.0x, respectively, for the Peer Group. The market price to book value multiple for McDonald & Company was 3.0x, compared to mean and median multiples of 2.6x and 2.5x, respectively, for the Peer Group.

     Dividend Discount Analysis. Morgan Stanley performed a dividend discount analysis to determine a range of present values per share of McDonald & Company Common Stock assuming McDonald & Company continued to operate as a stand-alone entity. This range was determined by adding (i) the present value of the estimated future dividend stream that McDonald & Company could generate over the five-year period from 1999 through 2003 and (ii) the present value of the "terminal value" of McDonald & Company Common Stock at the end of 2003. To determine a projected dividend stream, Morgan Stanley used management's financial forecasts for 1999 and assumed for the years 2000 through 2004 a compensation to net revenues ratio of 61%, other expenses to operating revenue ratio of 21% and a growth rate of required capital equal to the growth rate of operating revenues during the five-year period, with excess capital being distributed. Morgan Stanley assumed a 0% to 10% annual growth rate in operating revenues for years 2000 through 2004 (excluding investment income and other income, which were held constant at $2 million each, in the projected periods). The "terminal value" of McDonald & Company Common Stock at the end of the five-year period was determined by applying two forward price-to-earnings multiples (12x and 14x) to projected net income for McDonald & Company in 2004. The dividend stream and terminal value were discounted to present values using discount rates of 13% to 15%, which Morgan Stanley viewed as the appropriate range of discount rates for a company with McDonald & Company's risk characteristics. Using this analysis, the indicated fully diluted stand-alone value of McDonald & Company Common Stock ranged from approximately $24.00 per share to approximately $35.00 per share.

     Comparable Transaction Analysis. Using publicly available information, Morgan Stanley performed an analysis of certain merger and acquisition transactions involving selected brokerage companies that, in Morgan Stanley's judgment, were deemed comparable for purposes of this analysis in order to obtain a valuation range for McDonald & Company Common Stock. Morgan Stanley also compared the multiples of the last 12 months ("LTM") revenues and earnings per share and book value implied by the consideration to be received by McDonald & Company Stockholders in the Merger with corresponding multiples indicated for nine brokerage company merger and acquisition transactions announced in 1997 and 1998 (the "Comparable Transactions"). The Comparable Transactions consisted of the following (acquiror/acquiree): Bankers Trust New York Corporation/Alex. Brown & Sons Incorporated; Swiss Bank Corporation/Dillon, Read & Co. Inc.; BankAmerica Corporation/Robertson, Stephens & Company L.L.C.; NationsBank Corporation/Montgomery Securities; Canadian Imperial Bank/Oppenheimer Holdings, Inc.; First Union Corporation/Wheat First Butcher Singer, Inc.; ING Group/Furman Selz Incorporated; U.S. Bancorp/Piper Jaffray Companies Inc.; and Societe Generale/Cowen & Company.

     The indicated price to LTM revenues multiple in the Merger was 2.0x, compared to a median price to LTM revenues multiple of 1.0x for the Comparable Transactions. The indicated price to book value multiple in the Merger was 3.4x, compared to a median price to book value multiple of 3.1x for the Comparable Transactions. The indicated price to LTM earnings per share multiple in the Merger was 17.6x, compared to a median price to LTM earnings per share multiple of 13.6x for the Comparable Transactions. Nominal employee retention payments as a percentage of gross deal value in the Merger was approximately 10%, compared to a median percentage of nominal retention payments to gross deal value of 12% for the Comparable Transactions. For the Comparable Transactions, the price to LTM revenues multiples ranged from 0.5x to 2.0x, the price to book value multiples ranged from 1.0x to 9.4x, the price to LTM earnings per share multiples ranged from 7.0x to 17.8x, and the percentages of nominal retention payments to gross deal value ranged from 0% to 17%.

     The price to LTM revenues multiples and the price to LTM earnings per share multiples used in the comparable transaction analysis were computed based on the acquired company's revenues and earnings per share for the last reported 12 months preceding the date of announcement of the transaction. The price to LTM revenues, price to book value and price to LTM earnings per share multiples indicated in the Merger were calculated based on an assumed Exchange Ratio of 0.9492, and the closing prices of KeyCorp Common Shares and McDonald & Company Common Stock on the New York Stock Exchange, Inc. ("NYSE") Composite Transaction List as of June 12, 1998 of $36.875 and $30.8125, respectively. The percentages of nominal retention payments to gross deal value were calculated based on the gross deal value as of announcement of the transaction.

     No company or transaction used in the comparable company or comparable transaction analyses is identical to McDonald & Company or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of McDonald & Company and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company or comparable transaction data.

     Pro Forma Merger Analysis. Morgan Stanley analyzed certain potential pro forma effects of the Merger in calendar year 1999. This analysis indicated that relative to McDonald & Company on a stand-alone basis the

Merger would be accretive to McDonald & Company's book value and dividends per share in 1999, assuming that certain cost savings and revenue enhancements anticipated by the management of KeyCorp to result from the Merger are achieved. The actual results achieved by the combined company may vary materially from those assumed in the analysis.

     In connection with its opinion dated as of the date of this Proxy Statement-Prospectus, Morgan Stanley confirmed the appropriateness of its reliance on the analyses used to render its June 14, 1998 oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

     The summaries set forth above do not purport to be complete descriptions of the analyses conducted by Morgan Stanley. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the analyses underlying its opinion. In addition, Morgan Stanley considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of McDonald & Company Common Stock.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of McDonald & Company or KeyCorp. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Morgan Stanley's analysis of the fairness of the Exchange Ratio to the holders of McDonald & Company Common Stock from a financial point of view and do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the opinion of Morgan Stanley was one of many factors taken into consideration by the McDonald & Company Board in making its determination to approve the Merger. Consequently, the analyses described above should not be viewed as determinative of the McDonald & Company Board's or management's opinion with respect to the value of McDonald & Company or a combination of McDonald & Company and KeyCorp, or of whether the McDonald & Company Board or McDonald & Company management would have been willing to agree to a different exchange ratio.

     Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the course of its market making and other trading activities, Morgan Stanley may, from time to time, have a long or short position in, and may buy and sell, securities of McDonald & Company, KeyCorp and other institutions. In the past, Morgan Stanley and certain of its affiliates have provided financial advisory and financial services to McDonald & Company and KeyCorp and have received and contemplate receiving customary fees for the rendering of these types of financial services. In the future, Morgan Stanley may provide additional financial advisory and financial services to KeyCorp.

     McDonald & Company has agreed to pay Morgan Stanley an advisory fee, based on time spent on assignments, if the Merger is not completed, which Morgan Stanley estimates would likely be between $50,000 and $100,000. McDonald & Company has also agreed to pay a transaction fee, which will become payable upon consummation of the Merger and against which any previously paid or currently payable advisory fee related to this transaction will be credited. The transaction fee will be calculated as a percentage of the total amount of cash and the fair market value of all other property payable by KeyCorp to McDonald & Company or its stockholders in connection with the Merger, including amounts reserved for retention of key employees. Assuming an Average Closing Price (as defined below) of the KeyCorp Common Shares of $32.125 (the last sale price reported on the NYSE Composite Transactions List for KeyCorp Common Shares on the Record Date), the transaction fee would be approximately $2,300,000. In addition, McDonald & Company has agreed, among other things, to reimburse Morgan Stanley for its expenses incurred in connection with the services provided by Morgan Stanley and to indemnify and hold harmless Morgan Stanley and certain related parties from and against liabilities and expenses, including certain liabilities under the federal securities laws, in connection with its engagement. Such obligation, to the extent not then satisfied, will be assumed by KeyCorp upon consummation of the Merger.

STRUCTURE OF THE MERGER

     Subject to the terms and conditions of the Merger Agreement and in accordance with the Ohio General Corporation Law (the "OGCL") and the DGCL, at the Effective Time, McDonald & Company will merge with and into KeyCorp. KeyCorp will be the Surviving Corporation in the Merger and will continue its corporate existence under the laws of the State of Ohio. At the Effective Time, the separate corporate existence of McDonald & Company will terminate. The KeyCorp Amended and Restated Articles of Incorporation (the "KeyCorp Articles"), as in effect immediately prior to the Effective Time, will be the articles of incorporation of the Surviving Corporation and the KeyCorp Amended and Restated Regulations (the "KeyCorp Regulations"), as in effect immediately prior to the Effective Time, will be the regulations of the Surviving Corporation.

     The Merger Agreement provides that, at KeyCorp's election, the Merger may be alternatively structured so that (i) McDonald & Company is merged with and into any direct or indirect wholly owned subsidiary of KeyCorp or (ii) any direct or indirect wholly owned subsidiary of KeyCorp is merged with and into McDonald & Company, subject to certain conditions intended to protect the rights of McDonald & Company, the McDonald & Company Stockholders and the holders of McDonald & Company stock options. As of the date of this Proxy Statement-Prospectus, KeyCorp has not indicated that it intends to make such election.

     Following the Merger, KeyCorp and McDonald & Company currently intend to effectuate the combination of the business of Key Capital Markets, Inc., a wholly owned subsidiary of KeyCorp, with that of McDonald & Company and to consolidate the operations of other businesses of KeyCorp and McDonald & Company that provide comparable services. See "-- Management and Operations after the Merger."

CONVERSION OF MCDONALD & COMPANY COMMON STOCK; FRACTIONAL SHARES; TREATMENT OF MCDONALD & COMPANY STOCK OPTIONS

     Upon consummation of the Merger, each share of McDonald & Company Common Stock (excluding shares owned by McDonald & Company or its subsidiaries, which will be cancelled) issued and outstanding immediately prior to the Effective Time will be converted, by virtue of the Merger, automatically and without any action on the part of the holder thereof, into the right to receive a number of KeyCorp Common Shares, together with the appropriate number of attached KeyCorp Rights, equal to the Exchange Ratio. The Exchange Ratio is calculated by dividing $35.00 by the average closing price of the KeyCorp Common Shares as reported on the NYSE Composite Transactions Reporting System (as published in The Wall Street Journal or, if not published therein, in another authoritative source) for the ten consecutive NYSE full trading days ending at the close of trading on the fifth NYSE full trading day immediately preceding the date of consummation of the Merger (such price being referred to herein as the "Average Closing Price"); provided, that if the Average Closing Price is (i) less than $33.00, then the Average Closing Price for purposes of the foregoing will be deemed to be $33.00, (ii) greater than $44.50 but not greater than $50.00, then the Average Closing Price for purposes of the foregoing will be deemed to be $44.50, or (iii) greater than $50.00, then the Exchange Ratio shall equal a fraction the numerator of which is the sum of (a) $39.325 and (b) one half of the difference between the Average Closing Price and $50.00 and the denominator of which is such Average Closing Price. In each case, the Exchange Ratio will be rounded to the nearest hundredth. The Exchange Ratio was negotiated on an arms' length basis between representatives of KeyCorp and McDonald & Company.

     As an example, assume the Merger occurred on the Record Date. The Average Closing Price of KeyCorp Common Shares for the ten trading days ending August 3, 1998, five trading days prior to the Record Date, was $35.175. In this example, McDonald & Company Stockholders would receive 1.00 KeyCorp Common Share for each share of McDonald & Company Common Stock owned on the Effective Date (defined below), representing a value, based on the Average Closing Price, of $35.175. On the other hand, the actual closing price of a KeyCorp Common Share on the Record Date was $32.125. If $32.125 were the Average Closing Price to be used to calculate the Exchange Ratio, McDonald & Company Stockholders would receive 1.06 KeyCorp Common

Shares for each share of McDonald & Company Common Stock owned on the Effective Date, representing a value, based on that price, of $34.05.

     Notwithstanding the foregoing, if McDonald & Company gives notice to KeyCorp of the exercise of McDonald & Company's right to terminate the Merger Agreement as a result of the Average Closing Price being less than $29.00 (as further described under the caption "-- Termination of the Merger Agreement"), KeyCorp will have the option of adjusting the Exchange Ratio to a fraction (rounded to the nearest hundredth) the numerator of which is the product of $35.00 and $29.00 and the denominator of which is the product of $33.00 and the Average Closing Price. If the McDonald & Company Board, in its sole discretion, exercises McDonald & Company's right to terminate the Merger Agreement and KeyCorp elects to adjust the Exchange Ratio, no further action by the McDonald & Company Stockholders will be necessary to consummate the Merger. The Exchange Ratio may also be adjusted if KeyCorp takes certain actions affecting its capitalization.

     Each holder of McDonald & Company Common Stock who would otherwise be entitled to a fractional interest in KeyCorp Common Share will receive cash in lieu thereof in an amount determined by multiplying the average of the daily last sale prices of KeyCorp Common Shares as reported on the NYSE Composite Transactions Reporting System for the ten consecutive NYSE full trading days (in which such shares are traded on the NYSE) ending at the close of trading on the NYSE full trading day immediately preceding the date of consummation of the Merger by the fraction of an interest in the KeyCorp Common Share to which such holder would otherwise be entitled.

     In connection with the Merger, KeyCorp will assume the McDonald & Company equity incentive plans (the "McDonald & Company Stock Plans"). Each stock option to acquire McDonald & Company Common Stock granted under the McDonald & Company Stock Plans that is outstanding and unexercised immediately prior to the Effective Time will be converted automatically at the Effective Time into, and will become, a substantially identical stock option to purchase KeyCorp Common Shares and will continue to be governed by the terms of the applicable McDonald & Company Stock Plan and the stock option agreement by which such option is evidenced. In each case, (i) the number of KeyCorp Common Shares subject to such option after the Effective Time will be equal to the product of (a) the number of shares of McDonald & Company Common Stock subject to such option immediately prior to the Effective Time and (b) the Exchange Ratio, rounded down to the nearest whole share, and (ii) the exercise price per KeyCorp Common Share subject to such option will be equal to (a) the exercise price per share of McDonald & Company Common Stock under such option divided by (b) the Exchange Ratio, rounded up to the nearest whole cent. Pursuant to the McDonald & Company Stock Plans, each option to acquire McDonald & Company Common Stock, if not already exercisable in full, will become exercisable in full upon approval of the Merger by the McDonald & Company Stockholders at the Special Meeting. See "-- Interests of Certain Persons in the Merger."

EXCHANGE OF MCDONALD & COMPANY CERTIFICATES

     At or prior to the Effective Time, KeyCorp will deposit, or will cause to be deposited, with Harris Trust and Savings Bank (in such capacity, and including any successor that may from time to time be appointed by KeyCorp, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of McDonald & Company Common Stock ("Old Certificates"), for exchange in accordance with the Merger Agreement, certificates representing the KeyCorp Common Shares ("New Certificates") to be issued, and an estimated amount of cash to be paid, in the Merger (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Time with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund").

     Promptly after the Effective Date, KeyCorp will send or cause to be sent to each holder of record of McDonald & Company Common Stock as of the Effective Date, transmittal materials for use in exchanging all of such holder's Old Certificates representing McDonald & Company Common Stock for New Certificate(s) representing the KeyCorp Common Shares to which such holder is entitled and a check for such holder's fractional share interest and any dividends or distributions to which such holder is entitled, as appropriate. The transmittal materials will contain information and instructions with respect to the surrender and exchange of such certificates.

     MCDONALD & COMPANY STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL FOLLOWING THE EFFECTIVE TIME.

     Upon surrender of all of the Old Certificates registered in the name of a holder of such certificates (or indemnity satisfactory to KeyCorp and the Exchange Agent if any of such certificates are lost, stolen or destroyed), together with a properly completed letter of transmittal, the Exchange Agent will mail to such holder a New Certificate(s) representing the number of KeyCorp Common Shares to which such holder is entitled, together with all undelivered dividends or distributions in respect of such shares and, where applicable, a check for any fractional share interest (in each case, without interest).

     Dividends and other distributions on KeyCorp Common Shares having a record date on or after the Effective Date will include dividends on all KeyCorp Common Shares issued in the Merger, but no dividend or other distribution payable to the holders of record of KeyCorp Common Shares at or as of any time after the Effective Date will be distributed to the holder of any Old Certificates until such holder physically surrenders all such certificates as described above. Promptly after such surrender, all undelivered dividends and other distributions and, where applicable, a check for any fractional share interest, will be delivered to such holder, in each case, without interest. KeyCorp dividends having a record date before the Effective Date (which record date may, in KeyCorp's sole discretion, be the day immediately preceding the Effective Date or any other day prior to the Effective Date) will not include dividends on the KeyCorp Common Shares issued in the Merger. See "--Conduct of Business Pending the Merger; Other Agreements." Further, a holder of Old Certificates will not be eligible to vote the KeyCorp Common Shares into which the McDonald & Company Common Stock represented thereby was converted in the Merger until such holder physically surrenders all such certificates as described above. After the Effective Time, the stock transfer books of McDonald & Company will be closed, and there will be no transfers on the transfer books of McDonald & Company of the shares of McDonald & Company Common Stock that were outstanding immediately prior to the Effective Time.

     The Merger Agreement provides that McDonald & Company will use its reasonable best efforts to cause each person who may be deemed to be an "affiliate," as defined in the Securities Act of 1933, as amended (the "Securities Act") or Accounting Series Releases 130 and 135 of the Securities and Exchange Commission (the "Commission"), of McDonald & Company to execute an agreement restricting the disposition of such affiliate's shares of McDonald & Company Common Stock and KeyCorp Common Shares. The Merger Agreement further provides that although shares of McDonald & Company Common Stock held by an affiliate of McDonald & Company will automatically be converted into the right to receive KeyCorp Common Shares upon consummation of the Merger, such shares will not be physically exchanged for KeyCorp Common Shares (and no payment for fractional interests in KeyCorp Common Shares will be made) until KeyCorp receives such an agreement.

     Any portion of the Exchange Fund that remains unclaimed by former stockholders of McDonald & Company for six months after the Effective Time will be returned to KeyCorp. Any such stockholders who have not theretofore complied with the foregoing exchange procedures will thereafter look only to KeyCorp for payment of any Merger consideration and any unpaid dividends and distributions on the KeyCorp Common Shares to which such stockholder is entitled in the Merger, without any interest thereon. Notwithstanding the foregoing, neither the Exchange Agent nor KeyCorp will be liable to any former holder of McDonald & Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     For a description of the differences between the rights of the holders of KeyCorp Common Shares and McDonald & Company Common Stock, see "Comparison of Rights of Holders of McDonald & Company Common Stock and KeyCorp Common Shares."

EFFECTIVE DATE

     Subject to the conditions to the obligations of the parties to effect the Merger, the Merger will become effective on (i) the fifth full NYSE trading day to occur after the last of the conditions set forth in the Merger Agreement shall have been satisfied or waived (or, at the election of KeyCorp, on the last business day of the month in which such day occurs), or (ii) such date as KeyCorp and McDonald & Company mutually agree upon in writing (the "Effective Date"). Subject to the foregoing, it is currently anticipated that the Merger will be consummated in the fourth calendar quarter of 1998, however, the Effective Time could be delayed, including as a result of a delay in the receipt of all regulatory approvals and authorizations and the making of all filings with and notifications to governmental authorities and self-regulatory organizations required to consummate the Merger (the "Requisite Regulatory Approvals"). If the Merger is consummated in such quarter, or in any other quarter, McDonald & Company Stockholders should not assume or expect that the Effective Date will precede the record date for the dividend on KeyCorp Common Shares for that quarter, so as to enable such stockholders to receive such dividend. Either KeyCorp or McDonald & Company may terminate the Merger Agreement if the Effective Date does not occur on or before June 15, 1999. See "-- Exchange of McDonald & Company Certificates", "--Conduct of Business Pending the Merger; Other Agreements", "-- Conditions to the Consummation of the Merger" and "-- Termination of the Merger Agreement."

ACQUISITION PROPOSALS; TAKEOVER PROVISIONS

     McDonald & Company has agreed in the Merger Agreement that it will not, and will cause its subsidiaries and the officers, directors, agents, advisors and affiliates of McDonald & Company and its subsidiaries not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving McDonald & Company or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or operations of, McDonald & Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any of the foregoing, an "Acquisition Proposal"); provided, that, if McDonald & Company is not otherwise in violation of the foregoing, the McDonald & Company Board may provide information to, and may engage in such negotiations or discussions with, a person, directly or through representatives, if (i) the McDonald & Company Board, after having consulted with and considered the written advice of outside counsel to such Board, has determined in good faith that the provision of such information or the engaging in such negotiations or discussions is required in order to discharge properly the directors' fiduciary duties in accordance with the DGCL and (ii) McDonald & Company has received from such person a confidentiality agreement on substantially the same terms as entered into by KeyCorp. McDonald & Company will promptly advise KeyCorp on a current basis following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise KeyCorp of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

     KeyCorp and McDonald & Company have agreed that neither will take any action that would cause the transactions contemplated by the Merger Agreement to be subject to requirements imposed by any anti-takeover law and each of them will take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the Merger Agreement from, or if necessary challenge the validity or applicability of, any applicable anti-takeover law. Further, McDonald & Company has agreed to take all reasonable steps necessary to ensure that the entering into of the Merger Agreement and the consummation of the transactions contemplated thereby and any other action or combination of actions contemplated thereby do not and will not result in the grant of any rights to any person (i) under the Certificate of Incorporation, as amended, of McDonald & Company (the "McDonald & Company Certificate") or McDonald & Company By-Laws or (ii) under any contract to which McDonald & Company is a party (except as expressly contemplated by the mandatory provisions under its stock option plans or contracts).

CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Consummation of the Merger is subject, among other things, to: (i) adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the shares of McDonald & Company Common Stock outstanding and entitled to vote thereon; (ii) receipt of the Requisite Regulatory Approvals and expiration of applicable waiting periods required by law without any restrictions or conditions the effect of which would have been such that KeyCorp would not reasonably have entered into the Merger Agreement had such restrictions or conditions been known at the time the Merger Agreement was executed; (iii) receipt of all requisite material consents or approvals of all persons, other than governmental authorities; (iv) no court or governmental or regulatory authority having taken any action which enjoins or prohibits the Merger; (v) receipt by KeyCorp of the opinion of Sullivan & Cromwell, counsel to KeyCorp, and by McDonald & Company of the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to McDonald & Company, each dated as of the Effective Date, as to certain United States federal income tax consequences of the Merger;
(vi) the KeyCorp Common Shares to be issued in the Merger having been approved for listing on the NYSE, subject to official notice of issuance; (vii) the Registration Statement registering the KeyCorp Common Shares to be issued in the Merger shall have become effective under the Securities Act and no stop order suspending the effectiveness shall have been issued; and (viii) all permits and other authorizations under state securities laws necessary to issue the KeyCorp Common Shares shall have been received and be in force and effect.

     Consummation of the Merger is also subject to the satisfaction or waiver of various other conditions specified in the Merger Agreement, including, among others: (i) the delivery by McDonald & Company and KeyCorp, each to the other, of certificates executed by certain of their respective executive officers as to
(A) the accuracy of the representations and warranties contained in, and (B) the performance of its obligations under the Merger Agreement; and (ii) the receipt by KeyCorp and McDonald & Company of "comfort" letters from Ernst & Young LLP prepared in accordance with Statement on Auditing Standards No. 72.

     Further, the obligation of KeyCorp to consummate the Merger is also subject to the satisfaction or waiver of certain conditions specified in the Merger Agreement, including, among others: (i) no person having become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Rights Agreement, dated November 1, 1995, as amended by Amendment No. 1 thereto, dated February 4, 1998, and as further amended by Amendment No. 2 thereto, dated June 15, 1998, between McDonald & Company and National City Bank, as Rights Agent (the "McDonald & Company Rights Agreement")) having occurred, and the McDonald & Company preferred share purchase rights (the "McDonald & Company Rights") not having become separable, distributable, redeemable or exercisable and (ii) the Employment Agreements of certain individuals being in full force and effect (other than as a consequence of death or disability) and, in each case, such individuals not having committed an act or omission that would permit their termination for "cause" thereunder.

     No assurance can be provided as to if or when the Requisite Regulatory Approvals necessary to consummate the Merger will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so. If the Merger is not effected on or before June 15, 1999, the Merger Agreement may be terminated by either KeyCorp or McDonald & Company, except to the extent that the failure to effect the Merger by such date arises out of or results from the knowing action or inaction of the party seeking to terminate the Merger Agreement. As of the date of this Proxy Statement-Prospectus, the requisite notice has been filed with the Federal Reserve Board, the Employment Agreements with the required individuals are in effect and the McDonald & Company Rights have not become separable, distributable, redeemable or exercisable. See "--Regulatory Approvals Required for the Merger."

REGULATORY APPROVALS REQUIRED FOR THE MERGER

     KeyCorp and McDonald & Company have agreed to use their reasonable best efforts to obtain the Requisite Regulatory Approvals, which include approval from the Federal Reserve Board and various State Authorities. The Merger cannot proceed in the absence of the Requisite Regulatory Approvals. There can be no assurance that such Requisite Regulatory Approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals.

     The following discussion describes the primary governmental approvals or actions that are required prior to the parties' consummation of the Merger. It is presently contemplated that if any additional governmental approvals or actions are required, such approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

     Federal Reserve Board. The Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"). With respect to the Merger, KeyCorp, as an acquiring bank holding company, is required to file a notice with the Federal Reserve Board that describes the Merger proposal and the proposed activities of the combined entity, the effect of the proposal on competition among entities that engage in such activities, the identity of the parties involved in the transaction, including subsidiaries of the parties, a description of the public benefits that may be expected from the proposal, a description of the terms of the transaction, the sources of funds for the transaction and other financial and managerial information. The information included in the notice and other requests for information will allow the Federal Reserve Board, when considering approval of the Merger, to take into consideration the financial and managerial resources and prospects of the existing and proposed institutions and the benefits that may be expected from the Merger. The Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the acquiring bank holding company both before and following the proposed transaction.

     The Federal Reserve Board may deny a request for approval of an acquisition by a bank holding company if it determines that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize a given business activity in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of a transaction are clearly outweighed by the probable effects of the transaction in providing benefits to the public.

     Applicable federal law provides for the publication of notice and public comment on notice applications filed with the Federal Reserve Board. The Merger may not be consummated until after Federal Reserve Board approval is obtained.

     KeyCorp's rights to exercise its option under the Option Agreement are also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of its option under the Option Agreement would result in KeyCorp owning more than 5% of the outstanding shares of McDonald & Company Common Stock. In considering whether to approve KeyCorp's right to exercise its option, including KeyCorp's right to purchase more than 5% of the outstanding shares of McDonald & Company Common Stock, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.

     Other Requisite Approvals and Consents. Approvals also will be required from certain regulatory agencies in connection with changes, as a result of the Merger, in the ownership of certain businesses that are controlled by McDonald & Company. These agencies include certain state insurance, trust company and securities authorities.

     Approvals or notices are also required from or to the NYSE, the National Association of Securities Dealers, Inc. (the "NASD"), the Securities Investor Protection Corporation (the "SIPC") and other self-regulatory organizations and may be required from or to certain other regulatory agencies.

     THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH REQUISITE REGULATORY APPROVALS. THERE ALSO CAN BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT THAT CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT OR THAT WOULD CAUSE THE PARTIES TO TERMINATE THE MERGER AGREEMENT. SEE "-- CONDITIONS TO THE CONSUMMATION OF THE MERGER."

     See " -- Effective Date," " -- Conditions to the Consummation of the Merger" and " -- Termination of the Merger Agreement."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated United States federal income tax consequences of the Merger to holders of McDonald & Company Common Stock who hold such stock as a capital asset. The summary is based on the Code, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address United States federal income tax considerations applicable to stockholders subject to special treatment under United States federal income tax law (including, for example, non-United States persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired their shares of McDonald & Company Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold McDonald & Company Common Stock as part of a hedge, straddle or conversion transaction). In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws.

     MCDONALD & COMPANY STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     General. In connection with the filing of the Registration Statement, KeyCorp has received an opinion of Sullivan & Cromwell, counsel to KeyCorp, and McDonald & Company has received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to McDonald & Company, addressing the United States federal income tax consequences of the Merger described below. Such opinions have been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinions. In rendering these opinions, Sullivan & Cromwell and Wachtell, Lipton, Rosen & Katz have required and relied upon representations contained in certificates of officers of KeyCorp and McDonald & Company. The opinions are to the effect that, for United States federal income tax purposes, the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code and that, accordingly:

          (a) No gain or loss will be recognized by KeyCorp or McDonald & Company as a result of the Merger;

          (b) No gain or loss will be recognized by the holders of McDonald & Company Common Stock who exchange all of their McDonald & Company Common Stock solely for KeyCorp Common Shares pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in the KeyCorp Common Shares);

          (c) the aggregate tax basis of the KeyCorp Common Shares received in the Merger (including fractional shares deemed received and redeemed) will equal the aggregate tax basis of the shares of McDonald & Company Common Stock surrendered in exchange therefor; and

          (d) the holding period of KeyCorp Common Shares received in the Merger (including fractional shares deemed received and redeemed) will include the holding period of the shares of McDonald & Company Common Stock surrendered in exchange therefor, provided that such shares of McDonald & Company Common Stock were held as capital assets at the Effective Time.

     The obligations of KeyCorp and McDonald & Company to consummate the Merger are conditioned upon the receipt of further opinions of Sullivan & Cromwell and Wachtell, Lipton, Rosen & Katz, dated the Closing Date and as further described under the caption "--Conditions to the Consummation of the Merger." None of the tax opinions to be delivered to the parties in connection with the Merger as described herein are binding on the Internal Revenue Service (the "IRS") or the courts, and the parties do not intend to request a ruling from the IRS with respect to the Merger.

     Cash received by a McDonald & Company Stockholder in lieu of a fractional share interest in the KeyCorp Common Shares will be treated as received in redemption of such fractional share interest, and a McDonald & Company Stockholder should generally recognize capital gain or loss for United States federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of McDonald & Company Common Stock allocable to such fractional share interest. Such capital gain or loss would be a long-term capital gain or loss if the holding period for such share of McDonald & Company Common Stock is greater than one year at the Effective Time.

     Information Reporting and Backup Withholding. Payments in respect of McDonald & Company Common Stock may be subject to information reporting to the IRS and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to a holder of McDonald & Company Common Stock or other payee if such stockholder or payee completes and signs the substitute Form W-9 that will be included as part of the transmittal letter, or otherwise proves to the satisfaction of KeyCorp and the Exchange Agent that it is exempt from backup withholding.

ACCOUNTING TREATMENT

     The Merger will be accounted for by KeyCorp under the purchase method of accounting in accordance with GAAP. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time.

TERMINATION OF THE MERGER AGREEMENT

     General. The Merger Agreement provides that, whether before or after the Special Meeting and notwithstanding the approval of the Merger Agreement by the McDonald & Company Stockholders, the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time: (i) by mutual consent of KeyCorp and McDonald & Company; (ii) by either KeyCorp or McDonald & Company
(a) if the McDonald & Company Stockholders fail to approve the Merger Agreement or any Requisite Regulatory Approval is denied and such denial has become final and nonappealable or a governmental entity has requested the permanent withdrawal of any application therefor or any such approval is made subject to certain conditions or restrictions, (b) in the event of a material breach by the other party of any representation, warranty or covenant contained in the Merger Agreement, which breach is not cured within 30 days after the giving of written notice thereof to the party committing such breach, or (c) if the Merger is not consummated on or before June 15, 1999, except to the extent that the failure of the Merger then to be consummated results from the knowing action or inaction of the party seeking to terminate; or (iii) by KeyCorp if at any time prior to the Special Meeting the McDonald & Company Board shall have failed to recommend the Merger for approval by its stockholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of KeyCorp.

     Price-Based Termination. The Merger Agreement also may be terminated by McDonald & Company at any time during the two-day period commencing with the date immediately following the fourth full trading day preceding the scheduled closing date of the Merger if the Average Closing Price is less than $29.00 (the "Price-Based Termination Right"); provided, that (i) if McDonald & Company elects to exercise the Price-Based Termination Right, it will give irrevocable written notice to KeyCorp during such two-day period; (ii) during the two-day period commencing with the date of its receipt of such notice, KeyCorp will have the option of adjusting the Exchange Ratio to a fraction (rounded to the nearest hundredth) the numerator of which is the product of $35.00 and $29.00 and the denominator of which is the product of $33.00 and the Average Closing Price; and
(iii) if KeyCorp determines to so adjust the Exchange Ratio, it will give written notice (within such two-day period) to McDonald & Company of its determination and the adjusted Exchange Ratio, whereupon no termination of the Merger Agreement will occur pursuant to McDonald & Company's exercise of the Price-Based Termination Right and the Merger Agreement will remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so adjusted). If the McDonald & Company Board, in its sole discretion, exercises McDonald & Company's right to terminate the Merger Agreement and KeyCorp elects to adjust the Exchange Ratio, no further action by the McDonald & Company Stockholders will be necessary to consummate the Merger. An increase in the Exchange Ratio may cause the number of KeyCorp Common Shares to be issued in the Merger to exceed the number indicated on the cover page of this Proxy Statement-Prospectus.

     Termination Fee. McDonald & Company has agreed to pay KeyCorp a fee of $5 million (the "Termination Fee") if KeyCorp exercises its right to terminate the Merger Agreement as a result of the McDonald & Company Board failing to recommend the Merger, withdrawing its recommendation or changing its recommendation in a manner adverse to the interests of KeyCorp, following receipt by McDonald & Company of a proposal with respect to, or a proposal to engage in any negotiations or discussions with any person concerning, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving McDonald & Company or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or operations of, McDonald & Company or any of its subsidiaries. See also "The Merger -- Option Agreement".

WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

     Prior to the Effective Time, any provision of the Merger Agreement may be
(i) waived by the party benefited by the provision or (ii) amended or modified at any time by an agreement in writing among the parties, executed in the same manner as the Merger Agreement, provided that after approval by the McDonald & Company Stockholders, the Merger Agreement may not be amended without obtaining, if required under applicable law, any required further approval of such stockholders.

EMPLOYEE BENEFITS

     The Merger Agreement provides that, at the Effective Time, KeyCorp will provide employees of McDonald & Company who become employed by KeyCorp or any of its subsidiaries as of the Effective Time, with employee benefit plans, programs and arrangements that in the aggregate are substantially comparable to those currently provided by McDonald & Company (other than plans, programs and arrangements involving the potential issuance of securities of McDonald & Company) or, at the option of KeyCorp, KeyCorp will maintain such plans, programs and arrangements currently provided by McDonald & Company. The Merger Agreement further provides that, for purposes of all KeyCorp employee benefit plans, KeyCorp will treat prior service with McDonald & Company (to the extent recognized under analogous plans of McDonald & Company) as service rendered to KeyCorp for purposes of eligibility to participate and vesting under any such plans. In addition, the Merger Agreement provides that KeyCorp will cause all pre-existing condition limitations (to the extent such limitations did not apply under McDonald & Company's plans) and eligibility waiting periods under any health plans to be waived with respect to McDonald & Company employees and their dependents who participated in McDonald & Company's health plans immediately prior to the Effective Time. The Merger Agreement also provides that KeyCorp will honor, pursuant to the terms of McDonald & Company's plans and to the extent consistent with applicable law, all employee benefit obligations to current and former employees of McDonald & Company.

STOCK EXCHANGE LISTING

     KeyCorp has agreed to use its reasonable best efforts to cause the KeyCorp Common Shares to be issued in the Merger to be approved for listing on the NYSE. It is a condition to the consummation of the Merger that such KeyCorp Common Shares be authorized for listing on the NYSE, subject to official notice of issuance.

EXPENSES

     Other than the Termination Fee, all expenses incurred by or on behalf of the parties in connection with the Merger Agreement and the transactions contemplated thereby will be borne by the party incurring the same, except that printing expenses for this Proxy Statement - Prospectus and the Commission fee for filing the Registration Statement will be shared equally by KeyCorp and McDonald & Company.

OPTION AGREEMENT

     As an inducement and condition to KeyCorp's willingness to enter into the Merger Agreement, McDonald & Company entered into the Option Agreement with KeyCorp. Pursuant to the Option Agreement, McDonald & Company granted to KeyCorp an option to purchase from McDonald & Company up to an aggregate of 3,669,088 of the issued and outstanding shares of McDonald & Company Common Stock for a purchase price of $30.8125 per share (the "McDonald & Company Option"), subject to adjustment in certain circumstances; provided, however, that the number of shares of McDonald & Company Common Stock subject to the McDonald & Company Option may not exceed 19.9% of the issued and outstanding shares of McDonald & Company Common Stock. The purchase of any shares of McDonald & Company Common Stock pursuant to the McDonald & Company Option is subject to compliance with applicable law, including the receipt of any necessary approval under the BHCA.

     Subject to applicable law and regulatory restrictions, KeyCorp may exercise the McDonald & Company Option, in whole or in part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) have occurred prior to the occurrence of an Exercise

Termination Event (as hereinafter defined), provided that written notice of such exercise as required by the Option Agreement is provided within 90 days following such Subsequent Triggering Event (or such later period as provided in the Option Agreement).

     As defined in the Option Agreement, "Initial Triggering Event" means any of the following events or transactions occurring on or after the date of signing the Option Agreement:

          (i) McDonald & Company or any of its Significant Subsidiaries (as defined on page C-2 of the Option Agreement), without having received KeyCorp's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than KeyCorp or the McDonald & Company Board shall have recommended that the McDonald & Company Stockholders approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement. For purposes of the Option Agreement, "Acquisition Transaction" means (x) a merger or consolidation, or any similar transaction, involving McDonald & Company or a Significant Subsidiary, other than those involving solely McDonald & Company and its wholly-owned subsidiaries or in which the voting securities of McDonald & Company outstanding immediately prior thereto continue to represent at least 50% of the voting power following such transaction, (y) a purchase, lease or other acquisition of 25% or more of the assets of McDonald & Company or a Significant Subsidiary, or (z) a purchase or other acquisition of securities representing 15% or more of the voting power of McDonald & Company or a Significant Subsidiary;

          (ii) any person other than KeyCorp shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of McDonald & Company Common Stock;

          (iii) the McDonald & Company Stockholders shall have voted and failed to approve the Merger Agreement at the Special Meeting, or the Special Meeting shall not have been held, in violation of the Merger Agreement, or shall have been canceled prior to termination of the Merger Agreement if, prior to the Special Meeting (or if the Special Meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person other than KeyCorp shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

          (iv) the McDonald & Company Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse to KeyCorp its recommendation that the McDonald & Company Stockholders approve the transactions contemplated by the Merger Agreement, or McDonald & Company or a Significant Subsidiary shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than KeyCorp;

          (v) any person other than KeyCorp shall have made a proposal to McDonald & Company or its stockholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

          (vi) any person other than KeyCorp shall have filed with the Commission a registration statement, tender offer materials or a preliminary proxy statement with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction; or

          (vii) McDonald & Company shall have willfully breached any covenant or obligation contained in the Merger Agreement after any person other than KeyCorp shall have made a proposal to engage in an Acquisition Transaction and, following such breach, KeyCorp would be entitled to terminate the Merger Agreement.

     As defined in the Option Agreement, "Subsequent Triggering Event" means any of the following events or transactions occurring after the date of signing the Option Agreement:

          (i) the acquisition by any person other than KeyCorp of beneficial ownership of 25% or more of the then outstanding McDonald & Company Common Stock; or

          (ii) the occurrence of an Initial Triggering Event described above under subparagraph (i) under the definition of Initial Triggering Event, except that the percentage referred to in clause (z) of subparagraph (i) thereof shall be 25%.

     As defined in the Option Agreement, "Exercise Termination Event" means each of the following:

          (i) the Effective Time;

          (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by KeyCorp due to a breach of the Merger Agreement by McDonald & Company or due to the McDonald & Company Board failing to recommend the Merger Agreement to McDonald & Company's Stockholders (each, a "Listed Termination"); or

          (iii) the passage of 18 months (or such longer period as provided in the Option Agreement) after termination of the Merger Agreement if such termination is concurrent with or follows the occurrence of an Initial Triggering Event or is a Listed Termination.

     Under applicable law, KeyCorp may be required to obtain regulatory approval prior to acquiring shares of McDonald & Company Common Stock pursuant to the McDonald & Company Option.

     At any time after the occurrence of a Repurchase Event (as hereinafter defined) at the request of the holder of the McDonald & Company Option, delivered prior to an Exercise Termination Event (or such later period as provided in the Option Agreement), McDonald & Company must repurchase the McDonald & Company Option from such holder at a price (the "Option Repurchase Price") equal to (i) the amount by which the Market/Offer Price (as hereinafter defined) exceeds $30.8125, multiplied by (ii) the number of shares for which the McDonald & Company Option may then be exercised. In addition, at the request of the owner of shares of McDonald & Company Common Stock issued upon exercise of the McDonald & Company Option (the "Option Shares") from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in the Option Agreement), McDonald & Company (or any successor thereto) must repurchase such number of the Option Shares from the Owner as the Owner may designate at a price (the "Option Shares Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/ Offer Price" means the highest of (i) the highest price per share of McDonald & Company Common Stock paid by any person that acquires beneficial ownership of 50% or more of the then outstanding McDonald & Company Common Stock, (ii) the price per share of McDonald & Company Common Stock to be paid by any third party pursuant to an agreement with McDonald & Company entered into prior to the date the holder of the McDonald & Company Option gives notice of the required repurchase of the McDonald & Company Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, (iii) the highest last sale price for shares of McDonald & Company Common Stock within the six-month period immediately preceding the date the holder of the McDonald & Company Option gives notice of the required repurchase of the McDonald & Company Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of McDonald & Company's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of McDonald & Company as determined by a nationally recognized investment banking firm selected by the holder of the McDonald & Company Option or the Owner, as the case may be, and reasonably acceptable to McDonald & Company, divided by the number of shares of McDonald & Company Common Stock outstanding at the time of such sale on a fully-diluted basis. In determining the Market/Offer Price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by the holder of the McDonald & Company Option or Owner, as the case may be, and reasonably acceptable to McDonald & Company. Notwithstanding anything to the contrary, neither the Option Repurchase Price nor the Option Share Repurchase Price in the aggregate will be less than the Surrender Price (as hereinafter defined).

     A "Repurchase Event" will be deemed to have occurred upon the occurrence of any of the following events or transactions after the date of signing the Option
Agreement:

          (i) the acquisition by any person other than KeyCorp of beneficial ownership of 50% or more of the then outstanding McDonald & Company Common Stock; or

          (ii) the consummation of any Acquisition Transaction described in subparagraph (i) under the definition of Initial Triggering Event, except that the percentage referred to in clause (z) shall be 50%.

     In the event that prior to an Exercise Termination Event, McDonald & Company enters into an agreement (i) to consolidate with or merge into any person, other than KeyCorp, or engages in a plan of exchange with any person, other than KeyCorp and McDonald & Company is not the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than KeyCorp, to merge into McDonald & Company or be acquired by McDonald & Company in a plan of exchange and McDonald & Company is the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of McDonald & Company Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of McDonald & Company Common Stock after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than KeyCorp, then, and in each such case, the agreement governing such transaction must make proper provision so that the McDonald & Company Option will, upon the consummation of any such transaction and upon the terms and conditions set forth in the Option Agreement, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the holder of the McDonald & Company Option, of either (A) the Acquiring Corporation (as hereinafter defined) or (B) any person that controls the Acquiring Corporation. "Acquiring Corporation" means (i) the continuing or surviving person of a consolidation or merger with McDonald & Company (if other than McDonald & Company), (ii) the acquiring person in a plan of exchange in which McDonald & Company is acquired, (iii) McDonald & Company in a merger or plan of exchange in which McDonald & Company is the continuing or surviving or acquiring person and (iv) the transferee of all or substantially all of McDonald & Company's assets.

     Notwithstanding the foregoing, KeyCorp may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in the Option Agreement), relinquish the McDonald & Company Option and all shares issued thereunder to McDonald & Company in exchange for a cash fee equal to $25 million plus the aggregate purchase price, if any, previously paid by KeyCorp with respect to shares issued under the McDonald & Company Option, less the sum of any net cash profit received by KeyCorp pursuant to an arm's-length sale of shares issued under the McDonald & Company Option and any Termination Fee previously paid to KeyCorp pursuant to the Merger Agreement (the "Surrender Price").

     The Option Agreement and the McDonald & Company Option are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire McDonald & Company.

     To the knowledge of McDonald & Company and KeyCorp, no event giving rise to exercise of the McDonald & Company Option has occurred as of the date of this Proxy Statement-Prospectus.

     A copy of the Option Agreement is set forth in Appendix C to this Proxy Statement-Prospectus, and reference is made thereto for the complete terms of the Option Agreement and the McDonald & Company Option. The foregoing discussion is qualified in its entirety by reference to the Option Agreement, which is incorporated in this Proxy Statement-Prospectus by reference.

AMENDMENT TO MCDONALD & COMPANY RIGHTS AGREEMENT

     In connection with the execution of the Merger Agreement, McDonald & Company amended the McDonald & Company Rights Agreement to provide, among other things, that (i) the execution of the Merger Agreement and the Option Agreement, and the consummation of the Merger and the other transactions contemplated thereby, will not cause the McDonald & Company Rights to become exercisable, and
(ii) the McDonald & Company Rights may not become exercisable at any time from and after, and the McDonald & Company Rights will expire as of, the Effective Time. See "Comparison of Rights of Holders of McDonald & Company Common Stock and KeyCorp Common Shares -- Shareholder Rights Agreements."

RESTRICTIONS ON RESALES BY AFFILIATES

     The KeyCorp Common Shares to be issued to McDonald & Company Stockholders in the Merger will have been registered under the Securities Act. Such shares will be tradeable freely and without restriction by those stockholders not deemed to be "affiliates" of McDonald & Company as that term is defined under the Securities Act. An affiliate of McDonald & Company, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with McDonald & Company. Any subsequent transfer of such shares by any person who is an affiliate of McDonald & Company at the time the Merger is submitted for vote of the McDonald & Company Stockholders will, under existing law, require either (i) the further registration under the Securities Act of the KeyCorp Common Shares to be transferred, (ii) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration. The foregoing restrictions are expected to apply to the directors, executive officers and the holders of 10% or more of the McDonald & Company Common Stock (and to certain relatives or the spouse of any such person and any trusts, estates, corporations or other entities in which any such person has a 10% or greater beneficial or equity interest). Stop transfer instructions will be given by KeyCorp to the transfer agent with respect to the KeyCorp Common Shares to be received by persons subject to the restrictions described above, and the certificates for such stock will be appropriately legended.

     McDonald & Company has agreed in the Merger Agreement to use its reasonable best efforts to cause each person who is an affiliate (for purposes of Rule 145 or the Commission's Accounting Series Releases 130 and 135) of McDonald & Company to deliver to McDonald & Company and KeyCorp a written agreement intended to ensure compliance with the Securities Act.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of McDonald & Company's management have interests in the Merger in addition to their interests solely as McDonald & Company Stockholders, as described below.

     Employment Agreements. In connection with the Merger, KeyCorp and McDonald & Company have entered into Employment Agreements with 11 executives of McDonald & Company and its subsidiaries (collectively, the "Executives"), including the following executive officers -- William B. Summers, Jr., Robert T. Clutterbuck, Daniel F. Austin and Ralph M. Della Ratta, Jr. The Employment Agreements with the Executives are substantially similar and are described collectively herein, except to the extent that their terms differ materially. Each Employment Agreement is for a term of three years (five years in the case of Messrs. Summers and Clutterbuck), commencing at the Effective Time and terminating on the third (or fifth) anniversary thereof (the "Employment Period").

     During the Employment Period, Mr. Summers will serve as the Chairman and Chief Executive Officer of McDonald Key Investments and of Key Capital Partners and will serve on KeyCorp's Management Committee, the Key Capital Partners' management committee and as a member of the Board of Directors of McDonald Key Investments and as the Chairman of such board's Compensation Committee (the "Compensation Committee"). During the Employment Period, Mr. Clutterbuck will serve as the President and Chief Operating Officer of McDonald Key Investments and will serve on Key Capital Partners' management committee and as a member of the Board of Directors of McDonald Key Investments and the Compensation Committee. During the Employment Period, Mr. Austin will serve as Vice Chairman of McDonald Key Investments, and Mr. Della Ratta will serve as a Senior Managing Director of McDonald Key Investments.

     Pursuant to the terms of the Employment Agreements, each Executive will receive an annual base salary at least equal to the annual base salary paid to him by McDonald & Company immediately prior to the Effective Time. During the Employment Period, each Executive will be eligible to receive an annual cash bonus, which will be determined by the Compensation Committee in accordance with the historic compensation policies of McDonald & Company and KeyCorp and in conformity with industry practice for all Executives (other than Messrs. Summers and Clutterbuck). The annual bonuses of Messrs. Summers and Clutterbuck will be determined by the Compensation and Organization Committee of KeyCorp's Board of Directors. The Employment Agreements provide that the sum of an Executive's annual base salary and annual bonus will not be less than a stated amount (the "Guaranteed Compensation") for each of calendar years 1999 and 2000 and, in the case of Messrs. Summers and Clutterbuck, calendar year 2001. The Guaranteed Compensation for each of Messrs. Summers, Clutterbuck, Austin and Della Ratta is $1,500,000, $1,500,000, $1,250,000 and $1,250,000,
respectively. In addition, the Employment Agreements provide that each Executive will be entitled to receive a retention amount (the "Aggregate Retention Amount"), consisting of cash payments and awards of non-qualified stock options to acquire KeyCorp Common Shares (the "Retention Options"). See "-- Interests of Certain Persons in the Merger -- Retention Program." The cash portion of each Executive's Aggregate Retention Amount and the Retention Options will vest over the Employment Period (five years in the case of Messrs. Summers and Clutterbuck and three years in the case of all other Executives), subject to accelerated vesting in the event of certain terminations of employment. The Retention Options have a term of ten years and an exercise price equal to the fair market value of a KeyCorp Common Share on the date of grant. The Aggregate Retention Amount for each of Messrs. Summers, Clutterbuck, Austin and Della Ratta is $5,000,000, $5,000,000, $3,000,000 and $3,500,000, respectively. The Employment
Agreements provide that the Executives will be eligible to participate in benefit plans which are no less favorable in the aggregate than the plans provided to the Executives prior to the Effective Time.

     The Employment Agreements further provide that, upon the termination of an Executive's employment other than for Cause (as defined in the Employment Agreements) or if the Executive terminates employment for Good Reason (as defined in the Employment Agreements), each Executive will be entitled to a lump-sum cash payment equal to the sum of (i) any unpaid annual base salary,
(ii) a pro rata annual bonus, based on the average annual bonus earned in the three years prior to the date of termination (the "Average Annual Bonus") and
(iii) the product of (a) the number of years (including portions thereof) from the date of termination until the end of the Employment Period and (b) the sum of the Executive's annual base salary and the Average Annual Bonus. Upon a covered termination, the unpaid cash portion of the Aggregate Retention Amount and the unvested Retention Options will become fully vested and payable or exercisable, as the case may be. In addition, each Executive will be entitled to receive medical and welfare benefits coverage through the end of the Employment Period. Generally, if any amounts payable to an Executive under the Employment Agreement or otherwise would subject such Executive to the excise tax under
Section 4999 of the Code, the Executive will be entitled to a payment such that after the payment of all income and excise taxes, the Executive will be in the same after-tax position as if no excise tax under Section 4999 had been imposed, provided that, if such payments (excluding additional amounts payable due to the excise tax) do not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments will be made with respect to the excise tax, and the payments otherwise due to the Executive will be reduced to an amount necessary to prevent the application of the excise tax. Each Employment Agreement contains restrictive covenants, which prohibit the Executive from disclosing confidential information, soliciting employees or customers of McDonald & Company and competing with McDonald & Company or its affiliates during the Employment Period and for specified periods thereafter.

     Retention Program. The Merger Agreement provides that, in connection with the Merger, a key employee retention program (the "Retention Program") will be established, consisting of approximately (i) $30 million in cash and (ii) Retention Options valued at $38 million (based on the Black-Scholes option pricing model), which will be awarded to certain designated employees (including, as described above, the Executives), in the amounts determined by the senior management of McDonald & Company and, in the case of the Executives, in the amounts set forth in the Employment Agreements. David W. Knall, Senior Managing Director of McDonald & Company Securities, Inc. ("McDonald Securities"), and one of the five most highly compensated executive officers of McDonald & Company for the fiscal year ended March 27, 1998, who has not entered into an Employment Agreement, is eligible to receive an Aggregate Retention Amount under the Retention Program of up to $2,415,717, subject to the terms of the Retention Program. Generally, the cash portion of the retention and the stock options vest and become payable or exercisable, as the case may be, over a three-year period, subject to accelerated vesting upon certain terminations of employment.

     Equity Incentive Plans. The Merger Agreement provides that at the Effective Time each outstanding and unexercised stock option to purchase shares of McDonald & Company Common Stock granted under the McDonald & Company Stock Plans will cease to represent the right to acquire shares of McDonald & Company Common Stock and will be converted into and become a substantially identical right with respect to KeyCorp

Common Shares. Pursuant to the terms of the McDonald & Company Stock Plans on the date on which the Merger is approved by the McDonald & Company Stockholders, the unvested stock options and the restricted stock awards granted under the McDonald & Company Stock Plans, including awards held by certain executive officers and employee directors of McDonald & Company, will become fully vested and exercisable and all restrictions on any such awards will lapse. The number of unvested stock options to acquire shares of McDonald & Company Common Stock held by Messrs. Summers, Clutterbuck, Austin, Della Ratta and Knall as of the Record Date that will become fully vested and exercisable as a result of the Merger is approximately 10,000, 10,000, 8,000, 5,000 and 2,500, respectively. The number of shares of McDonald & Company Common Stock underlying awards of restricted stock held by Messrs. Summers, Clutterbuck, Austin, Della Ratta and Knall as of the Record Date that will become transferable or nonforfeitable as a result of the Merger is approximately 40,110, 34,211, 29,993, 27,695 and 0, respectively.

     Indemnification and Insurance. The Merger Agreement provides that, for a period of six years following the Effective Time, KeyCorp will indemnify, defend and hold harmless, to the fullest extent that McDonald & Company is permitted to indemnify its directors and officers on the date of the Merger Agreement, the present and former officers and directors of McDonald & Company and its subsidiaries against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time. The Merger Agreement also provides that KeyCorp will use its reasonable best efforts, for five years after the Effective Time, to cause the persons serving as officers and directors of McDonald & Company and its subsidiaries immediately prior to the Effective Time to be covered by the directors' and officers' liability insurance policy maintained by McDonald & Company, or a substitute therefor with at least the same coverage, with respect to acts or omissions occurring prior to the Effective Time; provided that in no event is KeyCorp required to expend more than 200% of the current amount expended by McDonald & Company to maintain such insurance and that if KeyCorp is unable to maintain or obtain such insurance it will use its reasonable best efforts to obtain as much comparable insurance as available for such 200% amount.

     The McDonald & Company Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains representations and warranties of KeyCorp and McDonald & Company as to, among other things, (i) the corporate organization and existence of each party and its subsidiaries; (ii) the capitalization of each of KeyCorp and McDonald & Company and its subsidiaries; (iii) the corporate power and authority of each party; (iv) the compliance of the Merger Agreement and the Option Agreement with (a) the certificate and by-laws (or similar organizational documents) of each party, (b) applicable law and (c) the contracts of each party; (v) governmental and third-party approvals; (vi) required regulatory reports; (vii) KeyCorp's and McDonald & Company's financial statements and filings with the Commission; (viii) broker's fees; (ix) the absence of certain changes in KeyCorp's and McDonald & Company's businesses since January 1, 1998;
(x) the absence of material legal proceedings; (xi) the filing and accuracy of tax returns; (xii) employee benefit plans and related matters; (xiii) compliance with applicable law; (xiv) the absence of material defaults under certain contracts; (xv) agreements with regulatory agencies; (xvi) the validity of investment securities; (xvii) derivative contracts; (xviii) the absence of undisclosed liabilities; (xix) the absence of environmental liabilities; (xx) investment advisory activities; and (xxi) insurance coverage.

CONDUCT OF BUSINESS PENDING THE MERGER; OTHER AGREEMENTS

     McDonald & Company agreed in the Merger Agreement to refrain from taking certain actions relating to its operations pending consummation of the Merger, without the prior written consent of KeyCorp, except as otherwise permitted in the Merger Agreement (including exceptions disclosed in connection with the Merger Agreement). These actions include, without limitation: (i) conducting the business of McDonald & Company other than in the ordinary and usual course or failing to use reasonable best efforts to preserve McDonald & Company's business organizations, assets and relationships, or engaging in any new lines of business; (ii) issuing any additional shares of McDonald & Company Common Stock, other than pursuant to options or other rights to acquire McDonald & Company Common Stock previously disclosed to KeyCorp and outstanding on the date of the Merger Agreement, or permitting any additional shares of McDonald & Company Common Stock to become subject to new grants of employee or director stock options, or similar stock-based employee rights;
(iii) (a) declaring or paying any dividend or making any distribution (other than regular quarterly cash dividends on McDonald & Company Common Stock in an amount not to exceed $0.0625 per share) on shares of McDonald & Company Common Stock or (b) adjusting, splitting, combining, redeeming, reclassifying or acquiring any shares of McDonald & Company's capital stock; (iv) entering into, amending or renewing any employment, consulting, severance or similar agreement with any director, officer or employee, or granting any salary or wage increase or increasing any employee benefit, except (a) for normal individual compensation increases in the ordinary course of business consistent with past practice, (b) for changes required by applicable law, (c) to satisfy existing contractual obligations, or (d) for employment arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice; (v) entering into, establishing, adopting or amending any employee benefit, incentive or welfare contract, plan or arrangement, in respect of any director, officer or employee, or taking any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except (a) as required by applicable law, (b) to satisfy existing obligations or (c) the adoption of the McDonald & Company 1998 Deferred Bonus Plan (the "1998 Plan"), which provides for bonuses of shares of McDonald & Company Common Stock to eligible employees, provided that McDonald & Company may not make awards under the 1998 Plan without KeyCorp's consent; (vi) selling, transferring, mortgaging, leasing, encumbering or disposing of or discontinuing any material portion of its assets, business or properties except for the sale of securities or other investments or assets in the ordinary course of business consistent with past practice; (vii) merging or consolidating with, or acquiring all or any material portion of the assets of, any other entity except the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice and except for the acquisition of Essex Investment Group and its wholly owned subsidiary Essex Capital Markets, Inc. ("Essex"), to which KeyCorp has consented; (viii) amending the McDonald & Company Certificate or the McDonald & Company By-Laws; (ix) implementing or adopting any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles ("GAAP"); (x) entering into, renewing, terminating, amending or modifying any material contract except in the ordinary course of business consistent with past practice; (xi) settling any claim, action or proceeding, except for those involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not more than $250,000 and that is not reasonably likely to establish an adverse precedent or basis for subsequent settlements; (xii) except as and to the extent required, based upon the advice of outside counsel, in the exercise of the fiduciary obligations of McDonald & Company to any investment company, requesting that any action be taken by any board of directors or trustees of any investment company sponsored, organized, advised or managed by McDonald & Company, other than (a) routine actions that would not, individually or in the aggregate, be material to McDonald & Company or any such investment company or
(b) actions necessary to allow consummation of the Merger; (xiii) (a) taking any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) knowingly taking any action that is intended or is reasonably likely to result in (1) any of its representations and warranties set forth in the Merger Agreement being untrue in any material respect at any time at or prior to the Effective Time, (2) any of the conditions to the Merger set forth in the Merger Agreement not being satisfied or (3) a material violation of any provision of the Merger Agreement except, in each case, as may be required by applicable law; (xiv) except as required by applicable law, (a) implementing or adopting any material change in McDonald & Company's interest rate or other risk management policies, procedures or practices or (b) failing to use commercially reasonable means to avoid any material increase in McDonald & Company's aggregate exposure to risk from general United States securities markets; (xv) authorizing or making any capital expenditures, other than (a) annual budgeted amounts or (b) in the ordinary course of business consistent with past practice in amounts not exceeding $250,000 in the aggregate; (xvi) making or changing any material tax election, changing any annual tax accounting period, adopting or changing any method of tax accounting, filing any amended tax return, entering into any material closing agreement, settling any material tax claim or assessment, surrendering or compromising any right to claim a material tax refund, or consenting to any extension or waiver of the limitations period applicable to any material tax claim or assessment, in each case, other than any of the foregoing actions that are not material and which are taken in the ordinary course of business consistent with past practice; (xvii) initiating any new business activity that would be impermissible for a "bank holding company" under the BHCA; and (xviii) agreeing or committing to do any of the foregoing.

     KeyCorp agreed in the Merger Agreement to refrain from taking certain actions relating to its operations pending consummation of the Merger, without the prior written consent of McDonald & Company, except as otherwise permitted in the Merger Agreement. These actions include, without limitation: (i) taking any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (ii) knowingly taking any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (b) any of the conditions to the Merger set forth in the Merger Agreement not being satisfied or (c) a material breach of any provision of the Merger Agreement, except, in each case, as may be required by applicable law; and (iii) declaring any extraordinary dividend.

     KeyCorp and McDonald & Company also have agreed to use their reasonable best efforts to take all actions and to do all things necessary, proper or desirable so as to permit the consummation of the Merger as promptly as reasonably practicable and otherwise enable the consummation of the transactions contemplated by the Merger Agreement. KeyCorp and McDonald & Company have each further agreed to give the other party such access as reasonably necessary to all of their respective properties, books, personnel and records and to such other information as the other party may reasonably request, subject to the restrictions set forth in the Merger Agreement.

     McDonald & Company will use its reasonable best efforts to obtain, as promptly as practicable, (i) the approval of the stockholders of each of the funds (the "Funds") sponsored, organized, advised or managed by McDonald & Company or one of its subsidiaries that is registered or required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to the provisions of Section 15 of the 1940 Act if applicable thereto, of a new investment company advisory agreement for such Fund no less favorable to McDonald & Company or its subsidiaries than that in effect immediately prior to the closing of the Merger and (ii) a consent to assignment from each private account holder to whom it is providing investment advisory services. In addition, McDonald & Company will assure, prior to the Effective Time, that the composition of the board of directors or the trustees of each Fund is in compliance with Section 15(f)(1)(A) of the 1940 Act. The parties also agreed, for a period of three years following the Effective Time, to use their respective reasonable best efforts to assure compliance with the conditions of
Section 15(f) of the 1940 Act with respect to the Funds.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     After the Effective Time, certain officers of McDonald & Company and its subsidiaries will serve in executive capacities with KeyCorp or its subsidiaries under the Employment Agreements. See " -- Interests of Certain Persons in the Merger."

     Following the Merger, KeyCorp and McDonald & Company currently intend to effectuate the combination of the business of Key Capital Markets, Inc. with that of McDonald & Company and to consolidate the operations of other businesses of KeyCorp and McDonald & Company that provide comparable services. The combined entity will operate under the name "McDonald Key Investments Inc." The combination is subject to required regulatory approvals, receipt of which is not a condition to the Merger. As of the date of this Proxy Statement-Prospectus, no final determination with respect to such matters has been made.

              STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth, as of August 1, 1998, the beneficial ownership of McDonald & Company Common Stock of (i) each person who is known to McDonald & Company to own beneficially more than 5% of McDonald & Company Common Stock (without taking into account the shares of McDonald & Company Common Stock that KeyCorp could acquire if it exercised the McDonald & Company Option pursuant to the terms of the Option Agreement), (ii) each Director of McDonald & Company, (iii) each of those persons who were (a) the chief executive officer during the fiscal year ended March 27, 1998 and (b) the other four most highly compensated executive officers of McDonald & Company for the fiscal year ended March 27, 1998, and (iv) all Directors and executive officers of McDonald and Company as a group as of August 1, 1998, and the percentage of the outstanding shares represented thereby:

                 NAME OF BENEFICIAL OWNER,
                DIRECTOR, EXECUTIVE OFFICER                   AMOUNT AND NATURE OF      PERCENT
               OR NUMBER OF PERSONS IN GROUP                  BENEFICIAL OWNERSHIP      OF CLASS
               -----------------------------                  --------------------      --------
Peter R. Kellogg(1)
  120 Broadway
  New York, New York 10271..................................       1,200,000              6.43%
Daniel F. Austin(2).........................................         141,522(5)(6)(7)         *
Rena J. Blumberg(3).........................................          20,000(5)               *
Jeanette Grasselli Brown(3).................................           9,000(5)               *
Robert T. Clutterbuck(4)....................................         301,787(5)(6)(8)     1.61
Ralph M. Della Ratta, Jr.(2)................................          65,192(5)(6)            *
Edward Fruchtenbaum(3)......................................          10,000(5)               *
James A. Karman(3)..........................................          20,000(5)               *
David W. Knall(2)...........................................         169,788(5)               *
David N. McCammon(3)........................................           6,000(5)               *
Frederick R. Nance(3).......................................          13,200(5)               *
Thomas M. O'Donnell(4)......................................         261,160(9)           1.40
William B. Summers, Jr.(4)..................................         394,444(5)(6)        2.11
Donald E. Weston(3).........................................         493,228(10)          2.64
All Directors and executive officers
  as a group (26 persons)...................................       2,819,928(5)(6)       14.87

---------------

* Less than one percent.

(1) Based solely upon information contained in a Schedule 13D filed with the Commission.

(2) Executive officer of McDonald & Company.

(3) Director of McDonald & Company.

(4) Director and executive officer of McDonald & Company.

(5) Includes the following number of shares of McDonald & Company Common Stock which such individual or group had the right to acquire within 60 days after August 1, 1998 through the exercise of stock options, including shares subject to stock options that will vest and become exercisable if the Merger Agreement is adopted by the McDonald & Company Stockholders at the Special
    Meeting: 41,600 shares (Mr. Austin); 17,600 shares (Ms. Blumberg); 8,000 shares (Ms. Brown); 34,000 shares (Mr. Clutterbuck); 6,479 shares (Mr. Della Ratta); 8,000 shares (Mr. Fruchtenbaum); 17,600 shares (Mr. Karman); 2,500 shares (Mr. Knall); 6,000 shares (Mr. McCammon); 11,100 shares (Mr. Nance); 70,000 shares (Mr. Summers); and 301,629 shares (all Directors and executive officers as a group). For purposes of calculating the percentage of outstanding shares beneficially owned by such individual or group, the shares which such individual or group had the right to acquire during that period by exercise of stock options are deemed to be outstanding.

(6) Includes shares of McDonald & Company Common Stock owned under the McDonald & Company 1995 Stock Bonus Plan and the McDonald & Company 1993 Stock Bonus Plan.

(7) Includes 1,176 shares of McDonald & Company Common Stock owned by Mr. Austin's spouse.

(8) Includes 40,244 shares of McDonald & Company Common Stock owned by Mr. Clutterbuck's spouse, 168 shares of McDonald & Company Common Stock owned by Mr. Clutterbuck as custodian for his children, and 4,000 shares of McDonald & Company Common Stock owned by the Clutterbuck Family Foundation.

(9) Includes 7,900 shares of McDonald & Company Common Stock owned by the T.M. and M.A. O'Donnell Foundation of which Mr. O'Donnell serves as the trustee.

(10) Includes 8,000 shares held by the Weston Family Foundation and 484,200 shares owned by the Donald E. Weston Revocable Trust.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

     KeyCorp Common Shares are, and the shares offered hereby will be, listed on the NYSE and traded under the symbol "KEY." The following table sets forth, for the periods indicated, the high and low reported sale prices per KeyCorp Common Share on the NYSE Composite Transactions List. The KeyCorp Common Share price information has been adjusted to reflect the two-for-one stock split effected by means of a 100% stock dividend payable March 6, 1998.

     McDonald & Company Common Stock is listed on the NYSE and traded under the symbol "MDD." The following tables set forth, for the periods indicated, the high and low reported sale prices per share of McDonald & Company Common Stock on the NYSE Composite Transactions List. The McDonald & Company Stock price information has been adjusted to reflect a two-for-one stock split effected by means of a 100% stock dividend payable September 15, 1997.

                                                                  KEYCORP
                                                                SALES PRICES
                                                              ----------------
                                                               HIGH      LOW
                                                              ------    ------
YEAR ENDED DECEMBER 31, 1996:
  First Quarter.............................................  $19.57    $16.69
  Second Quarter............................................   20.13     18.38
  Third Quarter.............................................   22.19     18.13
  Fourth Quarter............................................   27.13     21.85
YEAR ENDED DECEMBER 31, 1997:
  First Quarter.............................................  $28.19    $24.32
  Second Quarter............................................   29.22     23.94
  Third Quarter.............................................   32.72     27.63
  Fourth Quarter............................................   36.59     28.50
YEAR ENDED DECEMBER 31, 1998:
  First Quarter.............................................  $39.25    $31.56
  Second Quarter............................................   44.88     34.44
  Third Quarter (through August 11, 1998)...................   39.50     29.81

                                                                 MCDONALD &
                                                                  COMPANY
                                                                SALES PRICES
                                                              ----------------
                                                               HIGH      LOW
                                                              ------    ------
YEAR ENDED MARCH 28, 1997:
  First Quarter.............................................  $10.38    $ 9.44
  Second Quarter............................................   12.56      8.87
  Third Quarter.............................................   17.44     11.94
  Fourth Quarter............................................   20.44     16.50

                                                                 MCDONALD &
                                                                  COMPANY
                                                                SALES PRICES
                                                              ----------------
                                                               HIGH      LOW
                                                              ------    ------
YEAR ENDED MARCH 27, 1998:
  First Quarter.............................................  $22.75    $17.63
  Second Quarter............................................   29.50     21.50
  Third Quarter.............................................   29.75     21.94
  Fourth Quarter............................................   31.25     23.38
YEAR ENDED MARCH 26, 1999:
  First Quarter.............................................  $33.56    $26.56
  Second Quarter (through August 11, 1998)..................   33.94     31.00

DIVIDENDS

     The following tables set forth dividends declared per KeyCorp Common Share and share of McDonald & Company Common Stock, respectively, for the periods indicated. The dividend information has been adjusted to reflect the KeyCorp two-for-one stock split, payable March 6, 1998, and the McDonald & Company two-for-one stock split, payable September 15, 1997. The ability of KeyCorp to pay dividends to its shareholders is subject to certain restrictions. See "Certain Regulatory Matters." Pursuant to the Merger Agreement, McDonald & Company has covenanted not to declare or pay any dividend or other distribution on shares of its capital stock other than regular quarterly cash dividends on shares of McDonald & Company Common Stock in an amount not to exceed $0.0625 per share. See "The Merger -- Conduct of Business Pending the Merger; Other Agreements".

                                                                     KEYCORP
                                                                    DIVIDENDS
                                                                    ---------
YEAR ENDED DECEMBER 31, 1996:
  First Quarter.............................................          $.19
  Second Quarter............................................           .19
  Third Quarter.............................................           .19
  Fourth Quarter............................................           .19
YEAR ENDED DECEMBER 31, 1997:
  First Quarter.............................................          $.21
  Second Quarter............................................           .21
  Third Quarter.............................................           .21
  Fourth Quarter............................................           .21
YEAR ENDED DECEMBER 31, 1998:
  First Quarter.............................................          $.235
  Second Quarter............................................           .235

                                                                MCDONALD & COMPANY
                                                                    DIVIDENDS
                                                                ------------------
YEAR ENDED MARCH 28, 1997:
  First Quarter.............................................          $.0424
  Second Quarter............................................           .0469
  Third Quarter.............................................           .0469
  Fourth Quarter............................................           .0469
YEAR ENDED MARCH 27, 1998:
  First Quarter.............................................          $.0469
  Second Quarter............................................           .0625
  Third Quarter.............................................           .0625
  Fourth Quarter............................................           .0625
YEAR ENDED MARCH 26, 1999:
  First Quarter.............................................          $.0625

                              BUSINESS OF KEYCORP

OVERVIEW

     KeyCorp, incorporated in 1958 under the laws of the State of Ohio and registered under the BHCA, is headquartered in Cleveland, Ohio, and is engaged primarily in the business of commercial and retail banking. At June 30, 1998, it was one of the largest bank holding companies in the United States, with consolidated total assets of approximately $75.8 billion. Its subsidiaries provide a wide range of banking, equipment leasing, fiduciary and other financial services to its corporate, individual and institutional customers through four lines of business: Key Corporate Capital, Key Consumer Finance, Key Community Bank and Key Capital Partners. These services are provided across much of the country through subsidiaries operating 962 full-service banking offices in 13 states (Alaska, Colorado, Idaho, Indiana, Maine, Michigan, New Hampshire, New York, Ohio, Oregon, Utah, Vermont and Washington), a 24-hour telephone banking call center services group and nearly 2,600 ATMs as of June 30, 1998. At June 30, 1998, KeyCorp and its subsidiaries had approximately 24,711 full-time equivalent employees.

     KeyCorp is a legal entity separate and distinct from its banking and other subsidiaries. Accordingly, the rights of KeyCorp, its security holders and its creditors to participate in any distribution of the assets or earnings of its banking or other subsidiaries is necessarily subject to the prior claims of the respective creditors of such banking and other subsidiaries, except to the extent that claims of KeyCorp in its capacity as a creditor of such banking and other subsidiaries may be recognized. The principal executive office of KeyCorp is 127 Public Square, Cleveland, Ohio 44114-1306, and its telephone number is
(216) 689-6300.

SUBSIDIARIES

     KeyCorp's largest banking subsidiaries are KeyBank National Association, headquartered in Cleveland, Ohio (the 14th largest bank in the United States at December 31, 1997, based on asset size), with $71.2 billion in total assets and 962 full-service banking offices in Alaska, Colorado, Idaho, Indiana, Maine, Michigan, New Hampshire, New York, Ohio, Oregon, Utah, Vermont and Washington at June 30, 1998; and Key Bank USA, National Association, headquartered in Cleveland, Ohio, with total assets of $4.5 billion at June 30, 1998, which is involved in consumer loan activities.

     In addition to the customary banking services of accepting deposits and making loans, KeyCorp's bank and trust company subsidiaries provide specialized services, including personal and corporate trust services, personal financial services, customer access to mutual funds, cash management services, investment banking and capital markets products, and international banking services. Through its subsidiary banks, trust companies and registered investment adviser subsidiaries, KeyCorp provides investment management services to institutional and individual clients, including large corporate and public retirement plans, Taft-Hartley plans (i.e., multiemployer trust funds providing pension, vacation or other benefits to employees that are established in accordance with applicable law), foundations and endowments, and high net worth individuals. In addition, investment management subsidiaries serve as investment advisers to the proprietary mutual funds offered by other affiliates.

     A description of each of KeyCorp's major lines of business as of June 30, 1998, is as follows:

     Key Corporate Capital. KeyCorp offers a complete range of financing, transaction processing and financial advisory services to corporations throughout the country through the Key Corporate Capital unit. It also operates one of the largest bank-affiliated equipment leasing companies with operations conducted both domestically and throughout Europe and Asia. Key Corporate Capital's business units are organized around specialized industry client segments, inclusive of healthcare, media/telecommunications, structured finance and commercial real estate. In serving these targeted segments, Key Corporate Capital provides a number of specialized services including international banking, corporate finance advisory services, investment banking and capital markets products, and 401(k) and trust custody products. Key Corporate Capital is also one of the leading cash management providers in the country.

     Key Consumer Finance. Key Consumer Finance is responsible for KeyCorp's indirect, non-branch-based consumer loan and deposit products. This line of business specializes in credit cards, automobile loans and leases, marine and recreational vehicle loans, education loans, home equity loans and branchless deposit-generating activities. As of December 31, 1997, based on the volume of loans generated, Key Consumer Finance was the third largest education lender in the nation, was one of the leading providers of financing for consumer purchases of marine and recreational vehicles and ranked in the top ten in retail automobile financing.

     Key Community Bank. Key Community Bank is responsible for delivering a complete line of branch-based retail financial products and services to small businesses and consumers, addressing the more complex, diverse needs of the affluent client segment and maximizing relationship management in the commercial banking and public sector businesses. The delivery of these products and services is accomplished through 962 KeyCenters, a 24-hour telephone banking call center services group, nearly 2,600 ATMs that access 14 different networks and comprise one of the largest ATM networks in the United States, and a core team of relationship management professionals.

     Key Capital Partners. Key Capital Partners was formed at the end of 1997 to provide clients with asset management, investment banking, capital markets, insurance and brokerage expertise.

     KeyCorp provides other financial services both inside and outside of its primary banking markets through its nonbank subsidiaries. These services include accident and health insurance on loans made by subsidiary banks, venture capital, community development financing, securities underwriting and brokerage, automobile financing and other financial services. KeyCorp is also an equity participant in joint ventures with a number of other unaffiliated companies in Electronic Payment Services, Inc., which operates ATMs throughout the country, Integrion Financial Network, L.L.C., which is building a platform for electronic banking, and Key Merchant Services, L.L.C., which provides merchant services to businesses.

YEAR 2000

     The Year 2000 issue refers to the fact that many computer systems were originally programmed using two digits rather than four digits to identify the applicable year. When the year 2000 occurs, these systems could interpret the year as 1900 rather than 2000. Unless hardware, system software and applications are corrected to be Year 2000 compliant, computers and the devices they control could generate miscalculations and create operational problems. Various systems could be affected ranging from complex computer systems to telephone systems, ATMs and elevators.

     To address this issue, KeyCorp developed an extensive plan, including the formation of a team consisting of internal resources and third-party experts. The plan, originally developed in 1995, has been in implementation since that time and has undergone appropriate modifications as warranted by the related circumstances. KeyCorp prioritized the various operating systems (including those maintained by its business partners and suppliers) that could be affected by the Year 2000 issue, and efforts to ensure compliance of core systems deemed critical to KeyCorp's operations have been accelerated. The cost of the project (currently estimated to be in the range of $45 to $50 million) and timing of its implementation are based on management's best estimates, which were derived using numerous assumptions about future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. It is currently expected that approximately $10 million of the estimated $15 to $20 million of costs yet to be incurred in this project will be recognized during the second half of 1998 and the remainder in 1999. KeyCorp is monitoring the efforts of its business partners, suppliers and customers involved in addressing the potential problem on an on-going basis and expects to complete substantially all of the necessary work by the end of 1998, allowing 1999 as a year of final testing and refinement. As of June 30, 1998, compliance efforts had been completed for approximately 40% of the core systems identified.

     In addition, financial institutions may experience increases in problem loans and credit losses in the event that borrowers fail to properly respond to this issue. KeyCorp also could be impacted if third parties it deals with in conducting its business, such as foreign banks, governmental agencies, clearing houses, telephone companies, and other service providers, fail to properly address this issue. KeyCorp has formed an internal team to attempt to identify critical business interfaces, to assess potential problems, and where appropriate, to develop contingency plans. Because the Year 2000 issue has never previously occurred, it is not possible to foresee or quantify the overall financial and operational impact and/or to determine whether it will be material to the financial condition or operations of KeyCorp.

                         BUSINESS OF MCDONALD & COMPANY

     Founded as a partnership in 1924 and incorporated under the laws of the State of Delaware on May 20, 1983, McDonald & Company is a holding company that operates a full-service, regional investment banking, brokerage and investment advisory business through its principal subsidiary McDonald Securities. McDonald & Company is involved in the origination, underwriting, distribution, trading and brokerage of fixed income and equity securities and provides investment advisory services. It also provides personal trust services. Throughout its history, McDonald & Company has enjoyed consistent profitability and financial stability. Today, McDonald & Company has a total of 43 offices in 11 states. McDonald & Company's principal office is in Cleveland, with 23 other offices in Ohio (including the Gradison Division in Cincinnati, Ohio, which provides asset management services, and the S. J. Wolfe Division in Dayton, Ohio, which conducts a stock brokerage business) and 19 additional offices in 10 other states. McDonald & Company has approximately 1,450 employees, of whom approximately 340 are full-time retail investment consultants and approximately 65 are full-time institutional investment consultants.

     McDonald & Company serves institutional customers that are located throughout the United States and in Canada, Europe and the Far East. McDonald & Company's retail (individual) customers are primarily located in the tri-state region of Ohio, Michigan and Indiana. For the fiscal year ended March 27, 1998, approximately 51% of total revenues were derived from retail customers, 18% from institutional customers, 23% from non-customer related principal transactions, investment banking fees and other activities and 8% from interest and dividend income.

     On June 26, 1998, McDonald & Company announced plans to acquire Essex, a privately held, regional investment firm with five offices. Upon completion of the merger, which is expected to close in early September 1998, Essex will operate as a division of McDonald & Company.

     McDonald Securities is a member of the NYSE, the American Stock Exchange, Inc. (Associate), the Midwest Stock Exchange, Inc., the Philadelphia Stock Exchange, Inc. and the NASD. McDonald & Company is also a member of the SIPC.

     The address of the principal executive office of McDonald & Company is McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114-2603, and its telephone number is (216) 443-2300.

                           CERTAIN REGULATORY MATTERS

     The following discussion addresses certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and provides certain specific information regarding KeyCorp. For further discussion of this regulatory framework, see pages 2-7 of KeyCorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which is incorporated herein by reference. See "Where You Can Find More Information." Regulation of financial institutions, such as KeyCorp, is intended primarily for the protection of depositors, the deposit insurance funds of the Federal Deposit Insurance Corporation ("FDIC") and the banking system as a whole, and generally is not intended for the protection of shareholders or other investors.

     In the following discussion, references to statutes and regulations are brief summaries thereof and are qualified in their entirety by reference to the full text of such statutes and regulations. In addition, there are other statutes and regulations not described below that apply to the operation of banking institutions. Changes in the applicable laws, and in their application by regulatory agencies, cannot necessarily be predicted, but they may have a material effect on the business and results of KeyCorp.

GENERAL

     As a bank holding company, KeyCorp is subject to the regulation, supervision and examination of the Federal Reserve Board under the BHCA. Under the BHCA, bank holding companies may not, in general, directly or indirectly acquire the ownership or control of more than 5% of the voting shares, or substantially all of the assets, of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in commercial or industrial activities.

     KeyCorp's banking and trust company subsidiaries are also subject to extensive regulation, supervision and examination by applicable federal and state banking agencies. These subsidiaries are also affected by various federal laws, including those relating to consumer protection and similar matters.

     KeyCorp also has other financial services subsidiaries that are subject to regulation, supervision and examination by the Federal Reserve Board, as well as other applicable state and federal regulatory agencies. Other nonbank subsidiaries of KeyCorp are subject to other laws and regulations of both the federal government and the various states in which they were organized or are authorized to do business.

DIVIDEND RESTRICTIONS

     The principal source of cash flow to KeyCorp, including cash flow to pay dividends on the KeyCorp Common Shares and debt service on KeyCorp's debt, is dividends from its banking and other subsidiaries. Various statutory and regulatory provisions limit the amount of dividends that may be paid to KeyCorp by its banking subsidiaries without regulatory approval.

     The approval of the Office of the Comptroller of the Currency ("OCC") is required for the payment of any dividend by a national bank if the total of all dividends declared by the board of directors of such bank in any calendar year would exceed the total of: (i) the bank's net income for the current year plus
(ii) the retained net income (as defined and interpreted by regulation) for the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. In addition, a national bank can pay dividends only to the extent of its undivided profits. All of KeyCorp's banking subsidiaries and trust company subsidiaries, with the exception of Society Trust Company of New York, are national banks and are subject to these restrictions.

     In addition, if, in the opinion of a federal banking agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the institution, could include the payment of dividends), the agency may require, after notice and hearing, that such institution cease and desist from such practice. The payment of dividends that would deplete a depository institution's capital base to an inadequate level could be deemed an unsafe and unsound practice.

CAPITAL REQUIREMENTS

     KeyCorp is subject to risk-based capital requirements and guidelines imposed by the Federal Reserve Board, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve Board, the OCC and the FDIC on the depository institutions within their respective jurisdictions. For this purpose, a depository institution's or holding company's assets and certain specified off-balance sheet commitments and obligations are assigned to various risk categories. A depository institution's or holding company's capital, in turn, is classified in one of three tiers: core ("Tier 1") capital, which includes common equity, non-cumulative perpetual preferred stock, a limited amount of cumulative perpetual preferred stock at the holding company level and minority interests in equity accounts of consolidated subsidiaries, less goodwill, and most intangible assets; supplementary ("Tier 2") capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations; and market risk ("Tier 3") capital, which includes qualifying unsecured subordinated debt.

     KeyCorp, like other bank holding companies, currently is required to maintain Tier 1 capital and "total capital" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8%, respectively, of its total risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit). In addition, in order for a holding company or depository institution to be considered "well capitalized" for regulatory purposes, its Tier 1 and total capital ratios must be 6% and 10% on a risk-adjusted basis, respectively. At June 30, 1998, KeyCorp met both requirements, with estimated Tier 1 and total capital equal to 6.86% and 11.38%, respectively, of its total risk-weighted assets.

     The Federal Reserve Board, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

     The Federal Reserve Board also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted total assets) of 3% if the holding company has the highest regulatory rating and meets certain other requirements, or of 3% plus an additional "cushion" of at least 100 to 200 basis points if the holding company does not meet these requirements. At June 30, 1998, KeyCorp's estimated leverage ratio was 7.04%.

     The Federal Reserve Board may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

     KeyCorp's banking subsidiaries are subject to similar risk-based and leveraged capital requirements adopted by its applicable federal banking agency, and each was in compliance with the applicable capital requirements as of June 30, 1998.

     Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business.

                      DESCRIPTION OF KEYCORP CAPITAL STOCK

     KeyCorp's authorized capital stock consists of 1,400,000,000 KeyCorp Common Shares, and 25,000,000 shares of Preferred Stock, with a par value of $1 each (the "Serial Preferred Stock"). As of August 10, 1998, 438,693,641 KeyCorp Common Shares were outstanding.

     The following summary of the material terms of the KeyCorp Common Shares reflects the KeyCorp Regulations, as well as the KeyCorp Articles, and provisions of the OGCL. The summary does not purport to be complete and is qualified in its entirety by reference to the KeyCorp Articles, the KeyCorp Regulations and relevant provisions of the OGCL.

GENERAL

     The KeyCorp Common Shares have no preemptive rights or sinking fund provisions and are not redeemable or convertible into other securities. All presently outstanding KeyCorp Common Shares have been fully paid and are non-assessable. Upon full payment of KeyCorp Common Shares hereafter issued in an amount in excess of the par value thereof, holders of KeyCorp Common Shares, as such holders, will not be liable for further calls or to assessment by KeyCorp or for the liabilities of KeyCorp.

VOTING RIGHTS

     The holders of KeyCorp Common Shares are entitled to one vote for each KeyCorp Common Share held of record on each matter properly submitted to shareholders for their vote, consent, waiver, release or other action. Holders of KeyCorp Common Shares are not entitled to the right of cumulative voting.

     Under the KeyCorp Articles, any proposal which, under applicable law, requires the approval of the shareholders of KeyCorp:

          (i) to adopt an amendment to the KeyCorp Articles,

          (ii) to sell, exchange, transfer or otherwise dispose of all, or substantially all, the assets of KeyCorp,

          (iii) to effect a merger or consolidation involving KeyCorp,

          (iv) to effect a combination or majority share acquisition (as such terms are defined by the laws of the State of Ohio), or

          (v) to dissolve, liquidate or wind up the affairs of KeyCorp,

may be authorized and approved by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp, and by the affirmative vote of the majority of any class if a class vote is required (except as otherwise provided with respect to the Serial Preferred Stock). The KeyCorp Articles do not reduce the vote of shareholders required to approve a transaction which requires shareholder approval under the Ohio Interested Shareholder Transaction Law.

     The KeyCorp Regulations provide that the KeyCorp Regulations may be amended, repealed or altered or new regulations may be adopted (i) at a meeting of shareholders by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of KeyCorp on such proposal, provided, however, if such amendment, repeal, alteration or adoption is recommended by at least two-thirds of the entire authorized Board of Directors, the shareholder vote required is the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp on such proposal or (ii) without a meeting, by the written consent of the holders of shares entitling them exercise 100% of the voting power of KeyCorp on such proposal.

     The KeyCorp Regulations provide that the number of directors shall be between 17 and 20, divided into three classes. The Board of Directors presently consists of 19 members divided into three classes as follows: one class of seven directors whose terms will expire at the 1999 annual meeting of shareholders and two classes of six directors whose terms will expire at the 2000 and 2001 annual meetings of shareholders, respectively. The Board of Directors may change the size of the Board of Directors within the foregoing range by the affirmative vote of a majority of the entire authorized Board. The shareholders may fix or change the size of the Board of Directors within the foregoing range at a meeting of the shareholders of KeyCorp called for the purpose of electing directors (i) by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of KeyCorp represented at the meeting and entitled to elect directors or (ii) if the proposed change in the number of directors is recommended by a majority of the entire authorized Board of Directors, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp represented at the meeting and entitled to elect directors. If the Board of Directors or the shareholders change the number of directors as provided for in this paragraph, the three classes of the Board of Directors shall be divided into as equal a number of directors as possible, with the Board of Directors or the shareholders, as the case may be, fixing or determining the adjustment to be made in each class. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. In the event that the Board of Directors increases the number of directors, it may fill the vacancy or vacancies created by the increase in the number of directors for the respective unexpired terms as set forth below. In the event the shareholders increase the number of directors and fail to fill the vacancy or vacancies created thereby, the Board of Directors may fill such vacancy or vacancies for the respective unexpired terms as set forth below.

     The number of directors and the number of directors of any class may not be fixed or changed by the shareholders or directors, except (i) by amending the KeyCorp Regulations as set forth above, (ii) pursuant to an agreement of merger or consolidation approved by two-thirds of the members of the entire authorized Board of Directors and adopted by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of KeyCorp on such proposal, or (iii) as provided in the immediately preceding paragraph or in the next following paragraph.

     The number of directors is subject to automatic increase by two during certain periods when dividends payable on any class or series of preferred stock of KeyCorp are in arrears for six quarterly dividend payment periods, as set forth in the KeyCorp Articles and/or the express terms of any outstanding preferred stock of KeyCorp.

REMOVAL OF DIRECTORS AND FILLING VACANCIES

     The KeyCorp Regulations provide that the Board of Directors may remove any director and thereby create a vacancy on the Board: (i) if by order of court the director has been found to be of unsound mind or if the director is adjudicated a bankrupt or (ii) if within 60 days from the date of his or her election the director does not qualify by accepting in writing his or her election to such office or by acting at a meeting of directors.

     All of the directors, or all of the directors of a particular class, or any individual director, may only be removed from office by the affirmative vote of the holders of shares entitling them to exercise three-quarters of the voting power of KeyCorp entitled to elect directors in place of those to be removed. In case of any such removal, a new director nominated in accordance with the KeyCorp Regulations may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed is deemed to create a vacancy on the Board.

     The KeyCorp Regulations provide that any vacancies on the Board of Directors resulting from death, resignation, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Newly created directorships resulting from any increase in the number of directors by action of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, or if not so filled, by the shareholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with the KeyCorp Regulations. In the event that the shareholders increase the authorized number of directors in accordance with the KeyCorp Regulations but fail at the meeting at which such increase is authorized, or an adjournment of that meeting, to elect the additional directors provided for, or if the shareholders fail at any meeting to elect the whole authorized number of directors, such vacancies may be filled by the affirmative vote of a majority of the directors then in office. Any director elected in accordance with the three preceding sentences will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified.

DIVIDEND AND LIQUIDATION RIGHTS

     Subject to any dividend and liquidation preferences applicable to any shares of preferred stock outstanding at the time and to applicable restrictions imposed by law or regulation, holders of KeyCorp Common Shares are entitled to dividends when and as declared by KeyCorp's Board of Directors from funds legally available therefor and, in the event of liquidation, are entitled to share ratably in all assets remaining after payment of KeyCorp's liabilities.

OPT-OUT OF CONTROL SHARE ACQUISITION LAW

     The KeyCorp Articles expressly provide that Section 1701.831 of the Ohio Revised Code (commonly referred to as the Ohio Control Share Acquisition Law) shall not apply to control share acquisitions of shares of KeyCorp.

CERTAIN BOARD OF DIRECTOR SUPER-MAJORITY VOTE REQUIREMENTS FOR EXTRAORDINARY TRANSACTIONS

     The affirmative vote of at least two-thirds of the entire authorized Board of Directors of KeyCorp is required for the approval or recommendation of any of the following transactions: (i) any merger or consolidation of KeyCorp (a) with any "interested shareholder" (as such term is defined in Chapter 1704 of the OGCL) or (b) with any other corporation if the merger or consolidation is caused by any interested shareholder; (ii) any transaction as a result of which any person or entity will become an interested shareholder; (iii) any merger or consolidation involving KeyCorp with or into any other corporation if such other corporation, on a consolidated basis, has assets with an aggregate book value equal to 50% or more of the aggregate book value of the consolidated assets of KeyCorp; (iv) any liquidation or dissolution of KeyCorp; (v) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of assets of KeyCorp having an aggregate book value equal to 10% or more of the aggregate book value of all the consolidated assets of KeyCorp; (vi) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any person or entity of assets of KeyCorp having an aggregate book value equal to 25% or more of the aggregate book value of all the consolidated assets of KeyCorp; (vii) any transaction resulting in the issuance or transfer by KeyCorp to any person or entity of more than 15% of the voting stock of KeyCorp (determined prior to the issuance or transfer); and (viii) certain other transactions involving an interested shareholder which result in an increase in the proportionate amount of stock of KeyCorp owned by such shareholder or in the receipt by such shareholder of the benefit of certain financial benefits (such as loans, guarantees or pledges) provided through KeyCorp (other than proportionately as a shareholder of KeyCorp).

SERIAL PREFERRED STOCK

     KeyCorp does not presently have any shares of Serial Preferred Stock issued and outstanding. KeyCorp may issue Serial Preferred Stock from time to time in one or more series.

             COMPARISON OF RIGHTS OF HOLDERS OF MCDONALD & COMPANY
                     COMMON STOCK AND KEYCORP COMMON SHARES

     Upon the consummation of the Merger, stockholders of McDonald & Company, a Delaware corporation, will become shareholders of KeyCorp, an Ohio corporation. Differences between the laws of Delaware and those of Ohio, and between the McDonald & Company Certificate and the McDonald & Company By-Laws and the KeyCorp Articles and the KeyCorp Regulations, and the existence of certain other documents setting forth additional stockholders' rights, will result in several changes in the rights of stockholders of McDonald & Company when the Merger is effected. A summary of the more significant changes is set forth below. While the summary is a complete statement in all material respects of the comparative rights of the holders of KeyCorp Common Shares and McDonald & Company Common Stock, it does not purport to be a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other differences do not exist. This summary is qualified in its entirety by reference to the McDonald & Company Certificate and the McDonald & Company By-Laws, the KeyCorp Articles and the KeyCorp Regulations, and the DGCL and the OGCL.

     A copy of the McDonald & Company Certificate is included as an exhibit to the Annual Report on Form 10-K filed by McDonald & Company with the Commission on June 22, 1998 and a copy of the McDonald & Company By-Laws is included as an exhibit to the Registration Statement on Form S-8 filed by McDonald & Company with the Commission on February 2, 1987. A copy of the KeyCorp Articles are included as an exhibit to the Registration Statement on Form S-4 filed by KeyCorp with the Commission on August 7, 1998 and a copy of the KeyCorp Regulations is included as an exhibit to the Registration Statement on Form 8-A/A filed by KeyCorp with the Commission on June 19, 1997.

BUSINESS COMBINATIONS

     Generally, under the OGCL, the approval by the affirmative vote of two-thirds of the voting power of a corporation entitled to vote on the matter is required for mergers, consolidations, majority share acquisitions, combinations involving the issuance of shares with one-sixth or more of the voting power of the corporation, and any transfers of all or substantially all of the assets of a corporation unless the articles of incorporation of the corporation specify a different proportion (which cannot be less than a majority). The KeyCorp Articles provide that such matters must be approved by the affirmative vote of a majority of the voting power of the corporation and, if particular classes are required to vote separately upon such matters, by the affirmative vote of a majority of the voting power of each class.

     Under the DGCL, the approval by the affirmative vote of a majority of the voting power of a corporation is required for mergers, consolidations and transfers of all or substantially all of the assets of the corporation. The McDonald & Company Certificate does not contain any provisions that alter the effect of the DGCL in this regard.

APPRAISAL RIGHTS

     Under the OGCL, dissenting shareholders are entitled to appraisal rights in connection with the transfer of all or substantially all of the assets of a corporation and in connection with certain amendments to a corporation's articles of incorporation. Shareholders of an Ohio corporation are also entitled to appraisal rights if the corporation is merged or consolidated into a surviving or new entity or if the corporation becomes the surviving corporation in a merger with another Ohio corporation and in connection therewith the surviving corporation issues shares having one-sixth or more of its voting power to shareholders of the corporation which is being merged into it.

     KeyCorp shareholders do not have any appraisal rights in connection with the Merger.

     Under the DGCL, generally, stockholders of a Delaware corporation are entitled to appraisal rights in the event of a merger into or consolidation with another corporation or entity. However, appraisal rights are not available to holders of (i) shares listed on a national securities exchange, designated as a national market system security on the Nasdaq National Market or held of record by more than 2,000 stockholders or (ii) shares of a surviving corporation of a merger if the merger did not require the approval of the stockholders of such corporation, unless, in either case, the holders of such stock are required pursuant to the terms of the merger to accept anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation which are also listed on a national securities exchange, designated as national market securities on the Nasdaq National Market or held of record by more than 2,000 holders, or (c) cash in lieu of fractional shares of such stock. A Delaware corporation may provide in its certificate of incorporation that appraisal rights are available as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, or the sale of all or substantially all of the corporation's assets.

     McDonald & Company stockholders do not have any appraisal rights in connection with the Merger.

STATE TAKEOVER LEGISLATION

     Transactions Involving Interested Shareholders. Section 1704.02 of the OGCL prohibits any Chapter 1704 transaction (as defined below) for a period of three years from the date on which a shareholder first becomes an interested shareholder unless the directors of the corporation approved the transaction prior to the shareholder becoming an interested shareholder or approved the transaction pursuant to which the shareholder became an interested shareholder. A "Chapter 1704 transaction" is defined in the OGCL to include a variety of transactions such as mergers, consolidations, combinations or majority share acquisitions between an Ohio corporation and an "interested shareholder" or an affiliate of an interested shareholder. An interested shareholder is defined generally as any person who, directly or indirectly, beneficially owns 10% or more of the outstanding voting stock of the corporation. After such three-year period, a Chapter 1704 transaction is prohibited unless certain fair price provisions are complied with, the directors of the corporation approved the purchase of shares which made the shareholder an interested shareholder, or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation or such other percentage set forth in the articles of incorporation of the corporation provided that a majority of the disinterested shareholders approve the transaction.

     Control Share Acquisitions. Section 1701.831 of the OGCL generally prohibits transactions pursuant to which a person obtains one-fifth or more but less than one-third of all the voting power of a corporation, one-third or more but less than a majority of all of the voting power of a corporation, or a majority or more of all the voting power of a corporation (a "control share acquisition"), unless the shareholders approve the transaction at a special meeting, at which a quorum is present, by both the affirmative vote of a majority of the voting power of the corporation and by the affirmative vote of a majority of the voting power of the corporation excluding the voting power of interested shares. A corporation can provide in its articles of incorporation or regulations that Section 1701.831 does not apply to control share acquisitions of shares of such corporation.

     The KeyCorp Articles provide that Section 1701.831 does not apply to control share acquisitions of shares of KeyCorp.

     Business Combinations with Interested Stockholders. Under the DGCL, a corporation is prohibited from engaging in any business combination (as defined below) with an interested stockholder or any entity if the transaction is caused by the interested stockholder for a period of three years from the date on which the stockholder first becomes an interested stockholder unless (i) the directors approved such transaction prior to the stockholder becoming an interested stockholder or approved the purchase pursuant to which the stockholder became an interested stockholder or (ii) upon the consummation of the transaction pursuant to which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation. The DGCL defines the term "business combination" to include transactions such as mergers, consolidations or transfers of 10% or more of the assets of the corporation and defines the term "interested stockholder" generally as any person who, directly or indirectly, beneficially owns 15% or more of the outstanding voting stock of the corporation or was the owner of 15% or more of the outstanding voting stock of the corporation at any time during the three-year period immediately prior to the date in question. A corporation can expressly elect not to be governed by the business combination statute in its certificate of incorporation or by-laws.

     The McDonald & Company Certificate prohibits business combinations (which are defined in the McDonald & Company Certificate as, among other things, a merger or consolidation between McDonald & Company and a related person, or any sale of all or substantially all of the assets of McDonald & Company to a related person or assets of a related person to McDonald & Company) unless the business combination is approved by the affirmative vote of 70% of the outstanding shares of McDonald & Company, which shall include 55% of the outstanding shares held by stockholders other than the related person. A related person is defined by the McDonald & Company Certificate as any stockholder who beneficially owns 5% or more of the outstanding shares of McDonald & Company Common Stock. Such approval is not required if the business combination has been proposed to the stockholders by the affirmative vote of a majority of directors or if certain fair price provisions are met. This approval is not required with respect to the Merger since the Merger has been proposed to the stockholders by the affirmative vote of a majority of the directors of McDonald & Company.

SHAREHOLDER RIGHTS AGREEMENTS

     KeyCorp Rights. The following summarizes the principal terms of the Restated Rights Agreement, dated May 15, 1997, between KeyCorp and KeyBank National Association, as Rights Agent (the "KeyCorp Rights Agreement").

     On August 17, 1989, the Board of Directors of KeyCorp declared a dividend consisting of the KeyCorp Rights to purchase KeyCorp Common Shares. One KeyCorp Right was distributed with respect to each KeyCorp Common Share outstanding on September 12, 1989 (the "KeyCorp Rights Record Date"). KeyCorp Rights have been and will continue to be issued in respect of all KeyCorp Common Shares that are
(i) issued after the KeyCorp Rights Record Date but before the earlier of the expiration or redemption of the KeyCorp Rights or the occurrence of a Flip-in Event (as defined below), or (ii) issued after the KeyCorp Rights Record Date but before the expiration or redemption of the KeyCorp Rights upon the exercise of any employee stock option granted prior to a Flip-in Event.

     Each of the KeyCorp Rights initially represents the right to purchase one KeyCorp Common Share for $82.50 (as used in this section, the "Purchase Price"). The KeyCorp Rights will become exercisable on the Distribution Date (as defined below). Separate certificates for the KeyCorp Rights will be mailed to holders when a person or group becomes the beneficial owner of 15% or more of the outstanding KeyCorp Common Shares (such person or group being an "Acquiring Person" and such event being a "Flip-in Event") or on such earlier date as the Board of Directors of KeyCorp may specify (the "Distribution Date"). A person will not be deemed to be an Acquiring Person if (i) the person becomes the beneficial owner of more than 15% of the KeyCorp Common Shares as a result of a reduction in the number of KeyCorp Common Shares outstanding unless, after the reduction, the person acquires additional KeyCorp Common Shares, or (ii) the person becomes the beneficial owner of more than 15% of the KeyCorp Common Shares inadvertently and, as soon as practicable after learning of such beneficial ownership, divests enough KeyCorp Common Shares so that the person ceases to be the beneficial owner of more than 15% of the KeyCorp Common Shares.

     Before the Distribution Date, the KeyCorp Rights will be represented by the certificate which represents the associated KeyCorp Common Shares, and any transfer of KeyCorp Common Shares will also constitute a transfer of the associated KeyCorp Rights. After the Distribution Date, the KeyCorp Rights will begin to trade separate and apart from the KeyCorp Common Shares. At that time, separate certificates representing the KeyCorp Rights will be mailed to holders of KeyCorp Common Shares.

     Upon the occurrence of a Flip-in Event, each of the KeyCorp Rights will become the right to purchase one KeyCorp Common Share for $1 (the par value per share), and the KeyCorp Rights beneficially owned by the Acquiring Person will become void. A "Flip-in Event" will occur whenever any person or group becomes an Acquiring Person, unless the person or group became an Acquiring Person pursuant to a tender or exchange offer for all of the KeyCorp Common Shares at a price and on other terms approved in advance by KeyCorp's Board of Directors.

     If, after a person or group becomes an Acquiring Person, KeyCorp is acquired in a merger or other business combination or 50% or more of its assets or earning power is sold, each of the KeyCorp Rights will "flip-over" and become the right to purchase common shares of the acquiror (a "Flip-over Event"). The holder of each

KeyCorp Right would, upon the occurrence of Flip-over Event, be entitled to purchase for the then par value of a KeyCorp Common Share (now $1) the number of common shares of the acquiror having a market price equal to the market price of a KeyCorp Common Share.

     The Purchase Price and/or the number of KeyCorp Common Shares (or common shares of an acquiror) to be purchased upon exercise of the KeyCorp Rights are subject to adjustment from time to time to prevent dilution in the event KeyCorp
(i) declares a dividend on the KeyCorp Common Shares payable in KeyCorp Common Shares, (ii) subdivides or combines the KeyCorp Common Shares or issues other shares in a reclassification of the KeyCorp Common Shares, or (iii) makes a distribution to all holders of KeyCorp Common Shares of debt securities, subscription rights, warrants or other assets (except regular cash dividends). With certain exceptions, no adjustment will be required until a cumulative adjustment of at least 1% is required. KeyCorp is not required to issue fractional shares and, instead, may make cash payments based on the market price of KeyCorp Common Shares.

     KeyCorp's Board of Directors may redeem the KeyCorp Rights for $0.005 each (as used in this section, the "Redemption Price") at any time before the occurrence of a Flip-in Event. The KeyCorp Rights will expire on May 14, 2007, unless they are redeemed before that date. Until the KeyCorp Rights are exercised, the holders of the KeyCorp Rights, as such, will have no rights as shareholders of KeyCorp, including the right to vote or receive dividends.

     The provisions of the KeyCorp Rights Agreement may be amended by KeyCorp's Board of Directors to cure any ambiguity or correct any defect or inconsistency or, prior to the occurrence of a Flip-in Event, to make other changes that the Board of Directors deems to be desirable.

     The KeyCorp Rights will not prevent a takeover of KeyCorp. However, the KeyCorp Rights may cause substantial dilution to a person or group that acquires 15% or more of the KeyCorp Common Shares unless the KeyCorp Rights are first redeemed by the Board of Directors of KeyCorp.

     The Merger will not constitute a Flip-in Event or a Flip-over Event under the KeyCorp Rights Agreement.

     A copy of the KeyCorp Rights Agreement is included as an exhibit to the Registration Statement on Form 8-A filed by KeyCorp with the Commission on June 19, 1997. The foregoing description of the KeyCorp Rights does not purport to be complete and is qualified in its entirety by reference to the KeyCorp Rights Agreement.

     McDonald & Company Rights. The following summarizes the principal terms of the McDonald & Company Rights Agreement.

     On November 1, 1995, the McDonald & Company Board declared a dividend of one McDonald & Company Right for each outstanding share of McDonald & Company Common Stock. One McDonald & Company Right was distributed with respect to each share of McDonald & Company Common Stock outstanding on November 15, 1995 (the "McDonald & Company Rights Record Date"). McDonald & Company Rights have been and will continue to be issued in respect of all shares of McDonald & Company Common Stock that are issued after the McDonald & Company Rights Record Date but before the earlier of the distribution, redemption or expiration of the McDonald & Company Rights.

     Each of the McDonald & Company Rights initially represents the right to purchase a one-hundredth of a share of McDonald & Company Series A Junior Participating Preferred Stock, without par value (the "McDonald & Company Preferred Stock") for $95 per one-hundredth of a share (as used in this section, the "Purchase Price"). The McDonald & Company Rights will become exercisable after the earlier of (i) 10 days following a public announcement that a person or group has become an Acquiring Person (as defined below) or (ii) 10 business days following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (the "Distribution Date"). As used in this section, an "Acquiring Person" means a person or group that beneficially owns 20% or more of the shares of McDonald & Company Common Stock outstanding, except that a person will not be deemed to be an Acquiring Person if (a) the person becomes the beneficial owner of 20% or more of the shares of McDonald & Company Common Stock as a result of a reduction in the number of shares of McDonald & Company Common Stock outstanding unless, after the reduction, the person acquires additional shares of McDonald & Company

Common Stock, or (b) the Board of Directors of McDonald & Company determines in good faith that a person became the beneficial owner of 20% or more of the shares of McDonald & Company Common Stock inadvertently and, as soon as practicable after learning of such beneficial ownership, that person divests enough McDonald & Company Common Stock so that he ceases to be the beneficial owner of 20% or more of the McDonald & Company Common Stock.

     Before the Distribution Date, the McDonald & Company Rights will be represented by the certificate which represents the associated shares of McDonald & Company Common Stock, and any transfer of McDonald & Company Common Stock will also constitute a transfer of the associated McDonald & Company Rights. After the Distribution Date, the McDonald & Company Rights will begin to trade separate and apart from the shares of McDonald & Company Common Stock. At that time, separate certificates representing the McDonald & Company Rights will be mailed to holders of McDonald & Company Common Stock.

     If, after a person or group becomes an Acquiring Person, McDonald & Company is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power is sold, each of the McDonald & Company Rights will become the right to receive, upon exercise, the number of common shares of the acquiror having a market price equal to two times the Purchase Price. In the event that any person or group becomes an Acquiring Person, each holder of a McDonald & Company Right, other than McDonald & Company Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive, upon exercise, that number of shares of McDonald & Company Common Stock having a market value equal to two times the Purchase Price.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding McDonald & Company Common Stock, the McDonald & Company Board may exchange the McDonald & Company Rights (other than McDonald & Company Rights owned by such Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one share of McDonald & Company Common Stock, or one one-hundredth of a share of McDonald & Company Preferred Stock per McDonald & Company Right.

     The Purchase Price and/or the number of shares of McDonald & Company Preferred Stock (or common shares of an acquiror) to be purchased upon exercise of the McDonald & Company Rights are subject to adjustment from time to time to prevent dilution (i) in the event a stock dividend on, or a subdivision, combination or reclassification of, the McDonald & Company Preferred Stock, (ii) upon the grant to holders of McDonald & Company Preferred Stock of certain rights or warrants to subscribe for or purchase McDonald & Company Preferred Stock at a price, or securities convertible into McDonald & Company Preferred Stock with a conversion price, less than the then-current market price of the McDonald & Company Preferred Stock, or (iii) upon the distribution to holders of McDonald & Company Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in McDonald & Company Preferred Stock) or of subscription rights or warrants (other then those referred to above). With certain exceptions, no adjustment will be required until a cumulative adjustment of at least 1% is required. Other than integral multiples of a one-hundredth of a share of McDonald & Company Preferred Stock, McDonald & Company is not required to issue fractional shares and, instead, may make cash payments based on the market price of McDonald & Company Preferred Stock.

     The number of outstanding McDonald & Company Rights and the number of one one-hundredths of a share of McDonald & Company Preferred Stock issuable upon exercise of each McDonald & Company Right are also subject to adjustment in the event of a stock split of the McDonald & Company Common Stock or a stock dividend on the McDonald & Company Common Stock payable in McDonald & Company Common Stock or subdivisions, consolidations or combinations of the McDonald & Company Common Stock occurring, in any such case, prior to the Distribution Date.

     Shares of McDonald & Company Preferred Stock purchasable upon exercise of the McDonald & Company Rights will not be redeemable. Each share of McDonald & Company Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of McDonald & Company Common Stock. In the event of liquidation, the holders of the McDonald & Company Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of McDonald & Company Common Stock. Each share of McDonald & Company Preferred Stock will have 100 votes, voting together with the McDonald & Company Common Stock. Finally, in the event of any merger, consolidation or other transaction in which McDonald & Company Common Stock is exchanged, each share of McDonald & Company Preferred Stock will be entitled to receive 100 times the amount received per share of McDonald & Company Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the McDonald & Company Preferred Stock's dividend, liquidation and voting rights, the value of one one-hundredth interest in a share of McDonald & Company Preferred Stock purchasable upon exercise of each McDonald & Company Right should approximate the value of one share of McDonald & Company Common Stock.

     At any time prior to a person or group becoming an Acquiring Person, the McDonald & Company Board may redeem the McDonald & Company Rights, in whole, but not in part, for $.01 each (as used in this section, the "Redemption Price"). The McDonald & Company Rights will expire on the earlier of November 1, 2005 or immediately prior to the time of the consummation of the Merger, unless they are redeemed before that time. Until the McDonald & Company Rights are exercised, the holders of the McDonald & Company Rights, as such, will have no rights as shareholders of McDonald & Company, including the right to vote or receive dividends.

     The terms of the McDonald & Company Rights may be amended by the McDonald & Company Board without the consent of the holders of the McDonald & Company Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding McDonald & Company Common Stock then known to McDonald & Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the McDonald & Company Rights.

     McDonald & Company has agreed in the Merger Agreement to take all reasonable steps necessary to ensure that the execution of the Merger Agreement did not, and the consummation of the transactions contemplated thereby will not, result in the distribution of the McDonald & Company Rights. Furthermore, KeyCorp is not obligated to consummate the Merger if any person or group shall have become an Acquiring Person or a Distribution Date has occurred under the McDonald & Company Rights Agreement or the McDonald & Company Rights have otherwise become separable, distributable, redeemable or exercisable. Amendment No. 2 to the McDonald & Company Rights Agreement provides that (i) KeyCorp, and its affiliates and associates, will not be an Acquiring Person for purposes of the McDonald & Company Rights Agreement by virtue of the execution of the Merger Agreement or the consummation of the transactions contemplated thereby, (ii) the McDonald & Company Rights will not be separable, distributable or exercisable, in any way, as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated thereby, and (iii) the McDonald & Company Rights Agreement will expire upon the earlier of November 1, 2005 or immediately prior to the time of the consummation of the Merger.

     A copy of the McDonald & Company Rights Agreement, as amended, is included as an exhibit to the Registration Statement on Form 8-A filed by McDonald & Company with the Commission on November 15, 1995, as amended on February 19, 1998 and August 6, 1998. The foregoing description of the McDonald & Company Rights does not purport to be complete and is qualified in its entirety by reference to the McDonald & Company Rights Agreement, as amended.

AMENDMENTS TO CERTIFICATES OF INCORPORATION

     Under the OGCL, an amendment to the articles of incorporation requires the affirmative vote of two-thirds of the voting power of a corporation unless a greater or lesser percentage (which cannot be less than a majority) is specified in the corporation's articles of incorporation. The KeyCorp Articles can be amended by the affirmative vote of a majority of the voting power of KeyCorp.

     Under the DGCL, to amend a corporation's certificate of incorporation, the directors of the corporation and a majority of the voting power of the corporation must approve the amendment. Provisions in the McDonald &

Company Certificate relating to directors, such as the number and classification of directors and the filling of vacancies, special meetings of stockholders, indemnification, business combinations, and amendments to the McDonald & Company Certificate can be amended, altered or repealed only by the affirmative vote of 70% of the outstanding shares entitled to vote and 55% of the shares entitled to vote excluding any related person. However, if the board of directors proposes and authorizes the amendment by the affirmative vote of a majority of directors then only the affirmative vote of a majority of the voting power is required for approval of the amendments.

AMENDMENTS TO BY-LAWS

     Under the OGCL, the power to adopt, alter and repeal the regulations of a corporation is vested in the shareholders. Such action can be taken by the affirmative vote of a majority of the voting power of the corporation unless the articles of incorporation or regulations provide for a greater percentage.

     The KeyCorp Regulations may be adopted, altered or repealed by the affirmative vote of three-quarters of the voting power of KeyCorp or by a majority of the voting power of KeyCorp if the proposal is approved by two-thirds of the board of directors.

     Under the DGCL, the power to adopt, alter and repeal the by-laws is vested in the stockholders unless the certificate of incorporation vests such power in the directors. Vesting such power in the directors does not divest the stockholders of power to adopt, alter or repeal the by-laws.

     The McDonald & Company By-Laws may be amended or repealed by the affirmative vote of a majority of the McDonald & Company Board or by the affirmative vote of 70% of the voting power of McDonald & Company entitled to vote on such matter.

STOCKHOLDER ACTION

     Under the OGCL, unless a corporation's articles of incorporation or regulations prohibit the taking of action without a meeting, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting with the affirmative vote in a writing setting forth the action signed by all shareholders who would be entitled to notice of a meeting. The KeyCorp Articles and the KeyCorp Regulations do not prohibit the taking of action by the shareholders without a meeting.

     Under the DGCL, unless a corporation's certificate of incorporation provides otherwise, any action to be taken or which can be taken at a meeting of stockholders may be taken without a meeting if a consent in writing setting forth the action is signed by all of the stockholders having the minimum number of votes necessary to authorize such action at a meeting. The McDonald & Company Certificate prohibits the taking of action by stockholders by consent in writing without a meeting.

SPECIAL STOCKHOLDER MEETINGS

     The OGCL provides that a special meeting of shareholders may be called by the chairman of the board, the president, the directors at a meeting, or a majority of the directors without a meeting, persons holding 25% or more of the shares entitled to vote at such meeting (unless the articles of incorporation or regulations specify a greater or lesser percentage but not more than a majority) or such other officers or persons specified in the articles of incorporation or regulations. The KeyCorp Regulations provide that persons holding 50% or more of the shares entitled to vote at a special meeting may call a special meeting in addition to the other persons referred to in the applicable OGCL provision.

     The DGCL provides that a special meeting of stockholders may be called by the board of directors or by such persons specified in the certificate of incorporation or bylaws. The McDonald & Company Certificate provides that a special meeting of the stockholders may be called by the president or chairman of the board of directors and shall be called by the president or secretary at the written request of a majority of the McDonald & Company Board. The McDonald & Company Certificate expressly denies any power to stockholders to call a special meeting of the stockholders.

CUMULATIVE VOTING

     Under the OGCL, unless otherwise provided in a corporation's articles of incorporation, each shareholder is entitled to cumulate such shareholder's votes in the election of directors if the shareholder gives notice to the corporation. The KeyCorp Articles prohibit cumulative voting by shareholders.

     The DGCL permits the certificate of incorporation of a corporation to provide that in all elections of directors each stockholder is entitled to cumulate such stockholder's votes. The McDonald & Company Certificate prohibits cumulative voting by stockholders.

NUMBER AND ELECTION OF DIRECTORS

     Under the OGCL, the number of directors of a corporation may not be less than three (unless the corporation has less than three shareholders). The OGCL permits the articles of incorporation or regulations of a corporation to contain provisions classifying the directors into two or three classes consisting of not less than three directors in each class (unless the corporation has less than three directors in which event less than three directors may be in each class). The term of each class need not be the same but no term for any class may exceed three years.

     The KeyCorp Regulations fix the number of directors at 20 which number may be increased to not more than 20 or decreased to not less than 17 by the directors or the shareholders. Modification of the size of the board of directors by the directors requires the affirmative vote of a majority of the board of directors. Modification of the size of the Board of directors by the shareholders requires the affirmative vote of three-quarters of the voting power of KeyCorp represented at the meeting or, if the modification is recommended by a majority of the board of directors, by the affirmative vote of a majority of the voting power represented at the meeting. The KeyCorp Regulations classify the Board of directors into three classes, one class with six directors and two classes with seven directors. The term of each class is three years.

     The DGCL provides that a corporation may have one or more directors and permits the certificate of incorporation or bylaws to contain provisions classifying the directors into two or three classes. Under the DGCL, there is no minimum number of directors that must be in each class.

     The McDonald & Company Certificate and the McDonald & Company By-Laws provide that the McDonald & Company Board shall consist of not less than three nor more than 18 members. The McDonald & Company By-Laws provide that the number of directors is fixed by the affirmative vote of a majority of the Board of Directors. The McDonald & Company Certificate classifies the Board of Directors into three classes, with as nearly equal number of members in each class as possible. If there is one extra director, such director shall be a member of Class I, and if there are two extra directors, one director shall be a member of Class I and one director shall be a member of Class II. The term of each class is three years.

REMOVAL OF DIRECTORS

     The OGCL provides that if shareholders do not have the right to vote cumulatively, the shareholders may remove any or all directors without cause by the affirmative vote of a majority of the voting power, unless the articles of incorporation or regulations require a vote greater than a majority or provide that no director may be removed from office at all. In the event of such removal, the shareholders may elect a new director at the same meeting for the unexpired term of the director removed. Failure to elect a new director is deemed to create a vacancy.

     The KeyCorp Regulations provide that the shareholders may remove a director from office without cause by the affirmative vote of three-quarters of the voting power of the corporation entitled to elect directors. At the same meeting a new director nominated in accordance with the KeyCorp Regulations may be elected for the unexpired term.

     The DGCL provides that any or all directors may be removed with or without cause by the affirmative vote of a majority of the voting power entitled to elect directors unless the board of directors is classified, in which case a director may only be removed for cause, provided that the certificate of incorporation does not provide otherwise.

     The McDonald & Company Certificate provides that no director may be removed except for cause by the affirmative vote of a majority of the voting power.

VACANCIES

     Under the OGCL, unless the articles of incorporation or regulations provide otherwise, the remaining directors (even if less than a majority of the authorized number of directors) may by the affirmative vote of a majority of such remaining directors fill any vacancy on the board of directors for the unexpired term. A vacancy exists if the shareholders do not elect the number of authorized directors or if the shareholders increase the number of directors and fail at the meeting at which the number of directors was increased to elect additional directors.

     The KeyCorp Regulations provide that a vacancy shall be filled by the affirmative vote of a majority of the remaining directors. If the vacancy is the result of an increase in the number of directors by action of the board of directors, the vacancy may be filled by the affirmative vote of a majority of the remaining directors, or if not so filled, by the shareholders at the next annual meeting or a special meeting called for such purpose. If the vacancy is the result of an increase in the number of directors by action of the shareholders and the shareholders do not elect an additional director, or the shareholders do not elect the entire authorized number of directors, the vacancy shall be filled by the affirmative vote of a majority of the remaining directors.

     The DGCL permits a majority of the remaining directors to fill any vacancy resulting from an increase in the authorized number of directors elected by all the stockholders voting as a single class. If the holders of any class of shares are entitled by the certificate of incorporation to elect one or more directors, any vacancies of directors elected by such class shall be filled by the affirmative vote of a majority of the remaining directors elected by such class.

     The McDonald & Company Certificate provides that any vacancy shall be filled by the affirmative vote of a majority of the remaining directors. Any such director so elected shall serve for the remainder of the unexpired term.

LIABILITY AND INDEMNIFICATION OF DIRECTORS

     The OGCL provides, with certain limited exceptions, that a director may be held liable in damages for his acts or omissions as a director only if it is proved by clear and convincing evidence that he undertook the act or omission with deliberate intent to cause injury to the corporation or with reckless disregard for its best interests.

     Under the OGCL, Ohio corporations may indemnify directors from liability if the director acted in good faith and in a manner reasonably believed by the director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the OGCL require indemnification of a director who has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director of the corporation. The indemnification authorized by the OGCL is not exclusive and is in addition to any other rights granted to directors under the articles of incorporation or regulations of the corporation or to any agreement between the directors and the corporation.

     The KeyCorp Regulations provide for the indemnification of directors of KeyCorp to the maximum extent permitted by the OGCL.

     The McDonald & Company Certificate provides that a director of McDonald & Company shall not be personally liable to McDonald & Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments, or (iv) any transaction from which the director derived an improper personal benefit.

     Under the DGCL, Delaware corporations may indemnify directors from liability if the director acted in good faith and in a manner reasonably believed by the director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the DGCL require indemnification of a director who has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director of the corporation. The indemnification authorized by the DGCL is not exclusive and is in addition to any other rights granted to directors under the certificate of incorporation or by-laws of the corporation or to any agreement between the directors and the corporation.

     The McDonald & Company By-Laws provide for the indemnification of directors of McDonald & Company to the maximum extent permitted by the DGCL.

                       RIGHTS OF DISSENTING STOCKHOLDERS

     McDonald & Company Stockholders will not be entitled to dissenters' appraisal rights under Delaware law or any other statute in connection with the Merger. See "Comparison of Rights of Holders of McDonald & Company Common Stock and KeyCorp Common Shares -- Appraisal Rights."

                             VALIDITY OF SECURITIES

     The validity of the KeyCorp Common Shares to be issued in connection with the Merger will be passed upon for KeyCorp by Daniel R. Stolzer, Esq., Senior Vice President & Associate General Counsel of KeyCorp. As of the date of this Proxy Statement-Prospectus, Mr. Stolzer beneficially owns 16,000 KeyCorp Common Shares, including shares beneficially owned under options that are immediately exercisable.

                                    EXPERTS

     The consolidated financial statements of KeyCorp and subsidiaries incorporated by reference in KeyCorp's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and incorporated herein by reference. Such consolidated financial statements are incorporated into this Proxy Statement-Prospectus by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1998 and 1997 and the three-month and six-month periods ended June 30, 1998 and 1997 incorporated by reference in this Proxy Statement-Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in KeyCorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

     The consolidated financial statements of McDonald & Company incorporated by reference in McDonald & Company's Annual Report on Form 10-K for the year ended March 27, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated therein and incorporated into this Proxy Statement-Prospectus by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Representatives of Ernst & Young LLP will be present at the Special Meeting, will be given an opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions.

                             STOCKHOLDER PROPOSALS

     McDonald & Company will hold a 1999 Annual Meeting of stockholders only if the Merger is not consummated before the time of such meeting. In the event that such a meeting is held, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by McDonald & Company in connection with its 1999 Annual Meeting of stockholders must do so no later than February 26, 1999. To be eligible for inclusion in the 1999 proxy materials of McDonald & Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 OTHER MATTERS

     As of the date of this Proxy Statement-Prospectus, the McDonald & Company Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement-Prospectus. If any other matters properly come before the Special Meeting or any adjournment or postponement thereof and are voted upon, the accompanying proxy will be deemed to confer discretionary authority on the persons named as proxies therein to vote the shares represented by such proxies as to any such matters. It is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

     You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Special Meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     KeyCorp has filed with the Commission a Registration Statement under the Securities Act that registers the distribution to the McDonald & Company Stockholders of the KeyCorp Common Shares (and associated rights) to be issued in connection with the Merger. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about KeyCorp and KeyCorp Common Shares. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Proxy Statement-Prospectus.

     In addition, KeyCorp and McDonald & Company file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the Commission:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549
                            New York Regional Office
                              7 World Trade Center
                                   Suite 1300
                            New York, New York 10048

                            Chicago Regional Office
                                Citicorp Center
                            500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Commission at 1-800-SEC-0330.

     The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as KeyCorp and McDonald & Company, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about KeyCorp and McDonald & Company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Commission allows KeyCorp and McDonald & Company to "incorporate by reference" information into this Proxy Statement-Prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Proxy Statement-Prospectus, except for any information that is superseded by other information included directly in this document or incorporated in this document by reference.

     This Proxy Statement-Prospectus incorporates by reference the documents listed below that KeyCorp and McDonald & Company have previously filed with the Commission. They contain important information about our companies and their financial condition.

            KEYCORP SEC FILINGS                                    PERIOD
            -------------------                                    ------
Annual Report on Form 10-K..................    Year ended December 31, 1997
Quarterly Reports on Form 10-Q..............    Quarter ended March 31, 1998
                                                Quarter ended June 30, 1998
The description of the KeyCorp Common Shares
set forth in the KeyCorp registration
statement on Form 8-A filed pursuant to
Section 12 of the Exchange Act on June 19,
1997, including any amendment or report
filed with the Commission for the purpose of
updating such description
The description of the KeyCorp Rights set
forth in the KeyCorp registration statement
on Form 8-A filed pursuant to Section 12 of
the Exchange Act on March 6, 1998, including
any amendment or report filed with the
Commission for the purpose of updating such
description
Current Reports on Form 8-K.................    Filed:
                                                - January 21, 1998
                                                - March 6, 1998
                                                - April 17, 1998
                                                - June 15, 1998
                                                - July 17, 1998

MCDONALD & COMPANY SEC FILINGS                  PERIOD
------------------------------                  ------
Annual Report on Form 10-K..................    Year ended March 27, 1998
Quarterly Report on Form 10-Q...............    Quarter ended June 26, 1998
The description of McDonald & Company Common
Stock set forth in the McDonald & Company
registration statement on Form 8-A filed
pursuant to Section 12 of the Exchange Act,
dated July 1, 1983 (File No. 1-8526),
including any amendment or report filed with
the Commission for the purpose of updating
such description
The description of the McDonald & Company
Rights set forth in the McDonald & Company
registration statement on Form 8-A filed
pursuant to Section 12 of the Exchange Act
on November 15, 1995 (as amended February
19, 1998 and August 6, 1998), including any
amendment or report filed with the
Commission for the purpose of updating such
description

       MCDONALD & COMPANY SEC FILINGS                              PERIOD
       ------------------------------                              ------
Current Reports on Form 8-K or Form 8-K/A...    Filed:
                                                - June 16, 1998
                                                - June 17, 1998

     KeyCorp and McDonald & Company also incorporate by reference additional documents that either company may file with the Commission between the date of this Proxy Statement-Prospectus and the date of the Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     KeyCorp has supplied all information contained or incorporated by reference in this Proxy Statement-Prospectus relating to KeyCorp and McDonald & Company has supplied all such information relating to McDonald & Company.

     You can obtain any of the documents incorporated by reference in this document from KeyCorp or McDonald & Company, as the case may be, or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement-Prospectus. You can obtain documents incorporated by reference in this Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

                                    KEYCORP
                               127 Public Square
                           Cleveland, Ohio 44114-1306
                         Attention: Investor Relations
                                 (216) 689-6300
                      MCDONALD & COMPANY INVESTMENTS, INC.
                           McDonald Investment Center
                              800 Superior Avenue
                           Cleveland, Ohio 44114-2603
                              Attention: Treasurer
                                 (216) 443-2300

     If you would like to request documents, please do so by September 8, 1998 in order to receive them before the meeting.

     No one is authorized to give any information or make any representation about the Merger or our companies that is different from, or in addition to, that contained in this Proxy Statement-Prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                          By Order of the Board of Directors

                                          THOMAS F. MCKEE
                                          Secretary
August 14, 1998

                             INDEX OF DEFINED TERMS

           DEFINED TERM               PAGE NO.
           ------------               --------
1940 Act..........................       39
1998 Plan.........................       38
Acquiring Corporation.............       34
Acquiring Person (KeyCorp)........       53
Acquiring Person (McDonald &
  Company)........................       54
Acquisition Proposal..............       26
Acquisition Transaction...........       32
Aggregate Retention Amount........       36
Average Annual Bonus..............       36
Average Closing Price.............       23
BHCA..............................       27
broker non-votes..................       13
Chapter 1704 transaction..........       52
Code..............................       38
Commission........................       25
Committee.........................       15
Comparable Transactions...........       21
Compensation Committee............       35
control share acquisition.........       52
DGCL..............................       13
Distribution Date (KeyCorp).......       53
Distribution Date (McDonald &
  Company)........................       54
Effective Date....................       26
Effective Time....................       14
Employment Agreements.............       18
Employment Period.................       35
Essex.............................       38
Exchange Act......................       61
Exchange Agent....................       24
Exchange Fund.....................       24
Exchange Ratio....................       14
Executives........................       35
Exercise Termination Event........       33
FDIC..............................       46
Federal Reserve Board.............       15
Flip-in Event.....................       53
Flip-over Event...................       53
Funds.............................       39

           DEFINED TERM               PAGE NO.
           ------------               --------
GAAP..............................       38
Guaranteed Compensation...........       36
IBES..............................       20
Initial Triggering Event..........       32
IRS...............................       29
KeyCorp...........................       12
KeyCorp Articles..................       23
KeyCorp Common Shares.............       14
KeyCorp Regulations...............       23
KeyCorp Rights....................       14
KeyCorp Rights Agreement..........       53
KeyCorp Rights Record Date........       53
Lazard............................       16
Listed Termination................       33
LTM...............................       21
Market/Offer Price................       33
McDonald & Company................       12
McDonald & Company Board..........       12
McDonald & Company Certificate....       26
McDonald & Company Common Stock...       13
McDonald & Company Option.........       31
McDonald & Company Preferred
  Stock...........................       54
McDonald & Company Rights.........       27
McDonald & Company Rights
  Agreement.......................       27
McDonald & Company Rights Record
  Date............................       54
McDonald & Company Stockholders...       12
McDonald & Company Stock Plans....       24
McDonald Key Investments..........       18
McDonald Securities...............       36
Merger............................       14
Merger Agreement..................       12
Morgan Stanley....................       16
NASD..............................       28
New Certificates..................       24
NYSE..............................       21
OCC...............................       46
OGCL..............................       23
Old Certificates..................       24

           DEFINED TERM               PAGE NO.
           ------------               --------
Option Agreement..................       14
Option Repurchase Price...........       33
Option Shares.....................       33
Option Shares Repurchase Price....       33
Owner.............................       33
Peer Group........................       20
Price-Based Termination Right.....       30
Purchase Price (KeyCorp)..........       53
Purchase Price (McDonald &
  Company)........................       54
Record Date.......................       13
Redemption Price (KeyCorp)........       54
Redemption Price (McDonald &
  Company)........................       56
Repurchase Event..................       33
Requisite Regulatory Approvals....       26
Retention Options.................       36

           DEFINED TERM               PAGE NO.
           ------------               --------
Retention Program.................       36
Securities Act....................       25
Serial Preferred Stock............       48
Significant Subsidiary............       32
SIPC..............................       28
Special Meeting...................       12
Subsequent Triggering Event.......       32
Substitute Option.................       34
Surrender Price...................       34
Surviving Corporation.............       12
terminal value....................       21
Termination Fee...................       30
Tier 1 capital....................       47
Tier 2 capital....................       47
Tier 3 capital....................       47

================================================================================
--------------------------------------------------------------------------------

                                                                      Appendix A

















                          AGREEMENT AND PLAN OF MERGER

                            dated as of June 15, 1998

                                     between

                      MCDONALD & COMPANY INVESTMENTS, INC.

                                       and

                                     KEYCORP




















--------------------------------------------------------------------------------
================================================================================

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

RECITALS......................................................................1



                                    ARTICLE I

                       Certain Definitions; Interpretation
1.01     Certain Definitions..................................................2
1.02     Interpretation.......................................................8



                                   ARTICLE II

                                   The Merger
2.01     The Merger...........................................................8
2.02     Effective Time.......................................................8
2.03     Integration of Legal Entities........................................9
2.04     Reservation of Right to Revise Structure.............................9



                                   ARTICLE III

                             Consideration; Exchange
3.01     Merger Consideration.................................................9
3.02     Rights as Stockholders; Stock Transfers.............................10
3.03     Fractional Shares...................................................10
3.04     Exchange Procedures.................................................10
3.05     Adjustment of Exchange Ratio........................................11
3.06     Options.............................................................11



                                   ARTICLE IV

                       Actions Pending the Effective Time
4.01     Forebearances of the Company........................................12
4.02     Forebearances of the Acquiror.......................................14

                                                                           PAGE
                                                                           ----


                                    ARTICLE V

                         Representations and Warranties
5.01     Disclosure Schedules................................................14
5.02     Standard............................................................15
5.03     Representations and Warranties of the Company.......................15
5.04     Representations and Warranties of the Acquiror......................28



                                   ARTICLE VI

                                    Covenants
6.01     Reasonable Best Efforts.............................................31
6.02     Stockholder Approvals...............................................31
6.03     Registration Statement..............................................32
6.04     Access; Information.................................................32
6.05     Acquisition Proposals...............................................33
6.06     Affiliate Agreements................................................33
6.07     Takeover Laws.......................................................34
6.08     No Rights Triggered.................................................34
6.09     NYSE Listing........................................................34
6.10     Regulatory Applications.............................................34
6.11     Retention Program...................................................34
6.12     Certain Employee Benefits...........................................35
6.13     Indemnification.....................................................35
6.14     Section 15 of the Investment Company Act............................36
6.15     Accountants' Letters................................................36
6.16     Notification of Certain Matters.....................................36
6.17     Press Releases......................................................37
6.18     Certain Policies of the Company.....................................37



                                   ARTICLE VII

                    Conditions to Consummation of the Merger
7.01     Conditions to Each Party's Obligation to Effect the Merger..........37
7.02     Conditions to Obligation of the Company.............................38
7.03     Conditions to Obligation of the Acquiror............................39

                                                                           PAGE
                                                                           ----


                                  ARTICLE VIII

                                   Termination
8.01     Termination.........................................................40
8.02     Effect of Termination and Abandonment...............................41
8.03     Termination Fee.....................................................41



                                   ARTICLE IX

                                  Miscellaneous
9.01     Survival............................................................41
9.02     Waiver; Amendment...................................................41
9.03     Counterparts........................................................41
9.04     Governing Law.......................................................41
9.05     Expenses............................................................42
9.06     Notices.............................................................42
9.07     Entire Understanding; No Third Party Beneficiaries..................43



ANNEX A           Form of Stock Option Agreement
ANNEX B           [INTENTIONALLY OMITTED]
ANNEX C           List of Persons to Execute Employment Agreements
ANNEX D           Forms of Employment Agreements
ANNEX E           Terms and Conditions of Retention Program
ANNEX F           Form of Amendment to Company Rights Agreement
ANNEX G           Form of Company Affiliate Agreement

         AGREEMENT AND PLAN OF MERGER, dated as of June 15, 1998 (this "Agreement"), between McDonald & Company Investments, Inc. (the "Company") and KeyCorp (the "Acquiror").

                                    RECITALS

         A. The Company. The Company is a Delaware corporation, having its principal place of business in Ohio.

         B . The Acquiror. The Acquiror is an Ohio corporation, having its principal place of business in Ohio.

         C. Certain Intentions of the Parties. Subject to the terms and conditions contained in this Agreement, the parties to this Agreement intend to effect the merger of the Company with and into the Acquiror, with the Acquiror being the corporation surviving such merger. It is the intention of the parties to this Agreement that the business combination contemplated hereby be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         D. Stock Option Agreement. As a condition and inducement to the Acquiror's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Company has executed and delivered a Stock Option Agreement with the Acquiror, in substantially the form of Annex A, pursuant to which the Company is granting to the Acquiror an option to purchase, under certain circumstances, shares of Company Common Stock.

         E. Employment Agreements. Certain employees of the Company identified on Annex C have executed and delivered employment agreements, as the case may be, with the Company in substantially the forms contained in Annex D.

         F. Retention Program. The Acquiror and the Company have agreed to establish a retention program on the terms described herein and in Annex E, the purpose of which is to retain the services of certain employees of the Company following the Merger.

         G. Board Action. The respective Boards of Directors of each of the Acquiror and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the transactions provided for in this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                    ARTICLE I

                       CERTAIN DEFINITIONS; INTERPRETATION

            1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

            "Acquiror" has the meaning set forth in the preamble to this Agreement.

            "Acquiror Common Stock" means the common stock, par value $1.00 per share, of the Acquiror.

            "Acquiror Preferred Stock" means the preferred stock, par value $1.00 per share, of the Acquiror.

            "Acquiror Reports" has the meaning assigned in Section 5.04(i)(5).

            "Acquiror Rights" means the rights to purchase Acquiror Stock outstanding from time to time pursuant to the Acquiror Rights Agreement.

            "Acquiror Rights Agreement" means the Restated Rights Agreement, dated as of May 15, 1997 and as amended thereafter, between the Acquiror and KeyBank National Association, as Rights Agent.

            "Acquiror Stock" means, collectively, the Acquiror Common Stock and the Acquiror Preferred Stock.

            "Acquisition Proposal" has the meaning assigned in Section 6.05.

            "Advisory Agreements" has the meaning assigned in Section
      5.03(m)(1).

            "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling, controlled by or under common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings to the foregoing.

            "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

            "AMEX" means the American Stock Exchange, Inc.

            "Average Closing Price" means as of any date, the average of the daily last sale prices of Acquiror Common Stock as reported on the NYSE Composite Transactions Reporting System (as published in The Wall Street Journal or, if not published therein, in another authoritative source) for the ten consecutive NYSE full trading days (in which such shares are traded on the NYSE) ending at the close of trading on the NYSE full trading day immediately preceding such date.

            "CFTC" means the United States Commodities Futures Trading
      Commission.

            "Client" means any person, including the Registered Funds, to which the Company or any of its Subsidiaries provides products or services under any Contract.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" has the meaning assigned in the preamble to this Agreement.

            "Company Affiliate" has the meaning assigned in Section 6.06.

            "Company Board" means the Board of Directors of the Company.

            "Company By-Laws" means the By-laws of the Company, as amended.

            "Company Certificate" means the Certificate of Incorporation of the Company, as amended.

            "Company Common Stock" means the common stock, par value $1.00 per share, of the Company.

            "Company Meeting" has the meaning assigned in Section 6.02.

            "Company Preferred Stock" means the preferred stock, without par value, of the Company.

            "Company Reports" has the meaning assigned in Section 5.03(l)(10).

            "Company Rights" means the rights to purchase Company Stock outstanding from time to time pursuant to the Company Rights Agreement.

            "Company Rights Agreement" means the Agreement, dated as of November 1, 1995, and as amended thereafter, between the Company and National City Bank, as Rights Agent.

            "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

            "Company Stock Option" means each option to purchase shares of Company Common Stock under the Company Stock Plans.

            "Company Stock Plans" means the stock-based compensation plans of the Company Previously Disclosed as of the date hereof.

            "Compensation Plans" has, with respect to any person, the meaning assigned in Section 5.03(r)(1).

            "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease or other commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

            "Covered Employees" has the meaning assigned in Section 6.12.

            "Derivatives Contracts" has the meaning assigned in Section 5.03(u).

            "DGCL" means the General Corporation Law of the State of Delaware.

            "Disclosure Schedule" has the meaning assigned in Section 5.01.

            "DOL" means the United States Department of Labor.

            "Effective Date" means the date on which the Effective Time occurs.

            "Effective Time" means the date and time at which the Merger becomes effective.

            "Employment Agreements" means, collectively, the employment agreements executed and delivered among the Acquiror, the Company or one of its Subsidiaries and certain of the employees of the Company or one of its Subsidiaries identified on Annex C, in substantially the forms contained in Annex D.

            "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement with force of law relating to: (1) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources, or (2) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" has, with respect to any person, the meaning assigned in Section 5.03(r)(3).

            "ERISA Plans" has the meaning assigned in Section 5.03(r)(2).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Agent" has the meaning assigned in Section 3.04(a).

            "Exchange Fund" has the meaning assigned in Section 3.04(a).

            "Exchange Ratio" has the meaning assigned in Section 3.01(a)

            "Federal Reserve System" means the Board of Governors of the Federal Reserve System and the Federal Reserve Banks.

            "Financial Statements" has the meaning assigned in Section
      5.03(g)(2).

            "Fund Board" has the meaning assigned in Section 5.03(m)(1).

            "Governmental Authority" means any court, administrative agency or commission or other foreign, federal, state or local governmental authority or instrumentality.

            "Hazardous Substance" means any hazardous or toxic substance, material or waste, including those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. section 172.101), or by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302) and amendments thereto, petroleum products or other such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including petroleum compounds, lead, asbestos and polychlorinated biphenyls.

            "Indemnified Party" has the meaning assigned in Section 6.13(a).

            "Insurance Amount" has the meaning assigned in Section 6.13(b).

            "Insurance Policies" has the meaning assigned in Section 5.03(w).

            "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

            "Investment Company" has the meaning assigned for purposes of the Investment Company Act that is sponsored, organized, advised or managed by the Company or one of its Subsidiaries (including the Registered Funds).

            "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            "IRS" means the Internal Revenue Service.

            "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

            "Litigation" has the meaning assigned in Section 5.03(p).

            "Material" means, with respect to any fact, circumstance, event or thing, that such fact, circumstance, event or thing is material to (1) the financial position, results of operations, assets, properties or business of the Acquiror and its Subsidiaries, taken as a whole, the Company and its Subsidiaries, taken as a whole, or the Surviving Corporation and its Subsidiaries, taken as a whole, as the case may be, or (2) the ability of either the Acquiror or the Company timely to perform its obligations under this Agreement or otherwise to consummate the transactions contemplated by this Agreement, in each case, other than any fact, circumstance, event or thing (i) generally affecting the securities industry, or resulting from general economic or market conditions (including changes in interest rates), changes in accounting principles or changes in laws, regulations or regulatory policies of general applicability (or interpretations thereof), or (ii) resulting from actions or omissions of a party hereto taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby; and provided that as of the Closing Date the failure of any Employment Agreement to be in full force and effect or the failure of the related employee to be employed by the

      Company or any Subsidiary of the Company as of the Closing Date will not in and of itself be deemed Material to the Company and its Subsidiaries, taken as a whole, unless such failure (taken together with any other such failures) would cause the closing condition set forth in Section 7.03(e) to not be satisfied.

            "Merger" has the meaning assigned in Section 2.01(a).

            "Merger Consideration" has the meaning assigned in Section 2.04.

            "MSRB" means the Municipal Securities Rulemaking Board.

            "Multiemployer Plans" has the meaning assigned in Section
      5.03(r)(2).

            "New Certificates" has the meaning assigned in Section 3.04(a).

            "NYSE" means the New York Stock Exchange, Inc.

            "OGCL" means the General Corporation Law of the State of Ohio.

            "Old Certificates" has the meaning assigned in Section 3.04(a).

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Plan" has, with respect to any person, the meaning assigned in Section 5.03(r)(2).

            "person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

            "Previously Disclosed" has the meaning assigned in Section 5.01.

            "Pricing Date" means the fourth full NYSE trading day immediately preceding the Scheduled Closing Date.

            "Proxy Statement" has the meaning assigned in Section 6.03(a).

            "Registered Funds" has the meaning assigned in Section 5.03(m)(1).

            "Registration Statement" has the meaning assigned in Section
      6.03(a).

            "Representatives" means, with respect to any person, such person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

            "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

            "Scheduled Closing Date" has the meaning assigned in Section 2.02.

            "SEC" means the Securities and Exchange Commission.

            "SEC Documents", with respect to the Company or the Acquiror, has the meaning assigned in Section 5.03(g) or 5.04(g), as the case may be.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Securities Laws" means, collectively, the Securities Act, the Exchange Act, the Investment Advisers Act, the Investment Company Act and any state securities and "blue sky" laws.

            "Self-Regulatory Organization" means the National Association of Securities Dealers, Inc., the NYSE, the AMEX, the MSRB, the Midwest Stock Exchange and the Philadelphia Stock Exchange, or other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which the Company or one of its Subsidiaries is otherwise subject.

            "Stock Option Agreement" means the Stock Option Agreement, dated the date hereof, between the Company and the Acquiror (which is in substantially the form of Annex A, as the same may be amended, supplemented of replaced from time to time).

            "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of SEC Regulation S-X; provided that "Subsidiary" shall not include, with respect to the Company, (1) any Registered Fund or any person in which a Registered Fund holds an ownership interest, or (2) any investment account advised or managed by a person on behalf of third parties.

            "Subsidiary Combination" has the meaning assigned in Section 2.03.

            "Surviving Corporation" has the meaning assigned in Section 2.01(a).

            "Takeover Laws" has the meaning assigned in Section 5.03(c)(2).

            "Taxes" means all federal, state, local and foreign taxes, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, and custom duties, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

            "Tax Returns" means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws.

            "Termination Fee" has the meaning assigned in Section 8.03.

            "Treasury Shares" means shares of Company Common Stock owned by the Company or a Subsidiary of the Company.

            1.02 Interpretation. When a reference is made in this Agreement to Recitals, Sections, Annexes or Schedules, such reference shall be to a Recital, Section, Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other Affiliates, to take appropriate action in connection therewith. References herein to "transactions contemplated by this Agreement" shall be deemed to include a reference to the Subsidiary Combination.

                                   ARTICLE II

                                   THE MERGER

            2.01 The Merger. At the Effective Time, the business combination contemplated by this Agreement shall occur and in furtherance thereof:

                  (a) STRUCTURE AND EFFECTS OF THE MERGER. The Company shall merge with and into the Acquiror, and the separate corporate existence of the Company shall thereupon cease (the "Merger"). The Acquiror shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Ohio, and the separate corporate existence of the Acquiror with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL and OGCL.

                  (b) CERTIFICATE OF INCORPORATION. The certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Acquiror as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the OGCL.

                  (c) BY-LAWS. The by-laws of the Surviving Corporation shall be the by-laws of the Acquiror as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the certificate of incorporation referred to in Section 2.01(b).

                  (d) DIRECTORS. The directors of the Surviving Corporation shall be the directors of the Acquiror immediately prior to the Effective Time, and such directors shall hold such office until such time as their successors shall be duly elected and qualified.

                  (e) OFFICERS. The officers of the Surviving Corporation shall be the officers of the Acquiror immediately prior to the Effective Time.

            2.02 Effective Time. The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Delaware, of a certificate of merger in accordance with Section 251 of the DGCL and, in the office of the Secretary of State of the State of Ohio, of a certificate of merger in accordance with Section 1701.81 of the OGCL, or at such later date and time as may be set forth in such certificates. Subject to the terms of this Agreement, the parties shall cause the Merger to become effective (1) on the date that is the fifth full NYSE trading day (the "Scheduled Closing Date") to occur after the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents dated the Effective Date) shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of the Acquiror, on the last business day of the month in which such day occurs), or (2) on such other date as the parties may agree in writing.

            2.03 Integration of Legal Entities. Following the Effective Time the parties hereto currently intend to effectuate, or cause to be effectuated, the combination (the "Subsidiary Combination") of the business of Key Capital Markets, Inc. with that of McDonald & Company Securities, Inc. The Company agrees to cooperate with the Acquiror and to take all reasonable actions prior to or following the Effective Time, including executing all requisite documentation, as may be requested by the Acquiror to effect the Subsidiary Combination; provided, however, that any such actions shall not materially impede or delay receipt of any approval or consent referred to in Section 7.01(b) or consummation of the Merger. The Company also agrees to cooperate with the Acquiror and to take all reasonable additional action prior to or following the Effective Time, including executing all requisite documentation and taking reasonable restructuring steps for regulatory purposes, as may be requested by the Acquiror to merge or otherwise consolidate legal entities to the extent desirable for regulatory or other reasons; provided, however, that any such actions shall not materially impede or delay receipt of any approval or consent referred to in Section 7.01(b) or consummation of the Merger.

            2.04 Reservation of Right to Revise Structure. At the Acquiror's election, the Merger may alternatively be structured so that (1) the Company is merged with and into any direct or indirect wholly owned subsidiary of the Acquiror, or (2) any direct or indirect wholly owned subsidiary of the Acquiror is merged with and into the Company; provided, however, that no such change shall (A) alter or change the amount or kind of the consideration to be issued to the Company's stockholders in the Merger or under such alternative structure (the "Merger Consideration") or the treatment of the holders of Company Stock Options, (B) adversely affect the tax treatment to the Company's stockholders as a result of receiving the Merger Consideration or prevent the parties from obtaining the opinion of Counsel referred to in Sections 7.01(h), or (C) materially impede or delay consummation of the Merger. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.


                                   ARTICLE III

                             CONSIDERATION; EXCHANGE

            3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any stockholder:

            (a) OUTSTANDING COMPANY COMMON STOCK. Each share of Company Common Stock, excluding Treasury Shares, issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive a number of shares of Acquiror Common Stock, together with the appropriate number of attached Acquiror Rights, equal to $35.00 divided by the Average Closing Price as of the Pricing Date (subject to adjustment pursuant to Sections 3.05 and 8.01(f) and to the proviso to this Section 3.01(a), the "Exchange Ratio"); provided, that if the Average Closing Price is (1) less than $33.00, then the Average Closing Price for purposes of this Section

      3.01(a) will be deemed $33.00, (2) greater than $44.50 but not greater than $50.00, then the Average Closing Price for purposes of this Section 3.01(a) will be deemed $44.50, or (3) greater than $50.00, then the Exchange Ratio shall equal (for all purposes of this Agreement) a fraction the numerator of which is the sum of (A) $39.325 and (B) one half of the difference between the Average Closing Price and $50.00 and the denominator of which is such Average Closing Price (in each case, subject to adjustment pursuant to Section 3.05). Notwithstanding any other provision herein, the Exchange Ratio will be rounded to the nearest hundredth.

            (b) OUTSTANDING ACQUIROR COMMON STOCK. Each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding as one share of common stock of the Surviving Corporation.


            (c) TREASURY SHARES. Each Treasury Share shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

            3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive (a) any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and (b) the consideration provided under this Article III. Following the Effective Time, there shall be no transfers of Company Stock on the stock transfer books of the Company or the Surviving Corporation.

            3.03 Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional shares of Acquiror Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, the Acquiror shall pay to each holder of Company Common Stock who otherwise would be entitled to a fractional share of Acquiror Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the Average Closing Price as of the Effective Date.

            3.04 Exchange Procedures. (a) At or prior to the Effective Time, the Acquiror shall deposit, or shall cause to be deposited, with KeyBank National Association (in such capacity, and including any successor that may from time to time be appointed by the Acquiror, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of Company Common Stock ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of Acquiror Common Stock ("New Certificates") to be issued, and an estimated amount of cash to be paid, as Merger Consideration (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Time with respect thereto (without any interest on any such case, dividends or distributions), being hereinafter referred to as the "Exchange Fund").

       (b) Promptly after the Effective Date, the Surviving Corporation shall send or cause to be sent to each former holder of record of shares of Company Common Stock (other than Treasury Shares) immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the Merger Consideration. The Surviving Corporation will cause New Certificates and any check in respect of any fractional share interests or dividends or distributions that a former holder of Company Common Stock is entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing the shares of Company Common Stock formerly owned by such stockholder as of the Effective Time (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such





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
certificates are lost, stolen or destroyed), together with properly completed transmittal materials; provided that such New Certificates and any such check shall not be issued to any Company Affiliate unless and until such Company Affiliate has delivered an agreement pursuant to Section 6.06. No interest will be paid on any Merger Consideration, including cash to be paid in lieu of fractional share interests, or in respect of dividends or distributions which any such person may be entitled to receive pursuant to this Article III upon such delivery.

         (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (d) No dividends or other distributions on Acquiror Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with this Article III, and no such stockholder shall be eligible to vote such Acquiror Common Stock until the holder of such Old Certificates is entitled to receive New Certificates in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Acquiror Common Stock such holder had the right to receive upon surrender of the Old Certificate.

         (e) Any portion of the Exchange Fund that remains unclaimed by former stockholders of the Company for six months after the Effective Time shall be returned to the Acquiror. Any such stockholders who have not theretofore complied with this Article III shall thereafter look only to the Acquiror for payment of any Merger Consideration, and any unpaid dividends and distributions on the Acquiror Common Stock to which such stockholder is entitled under this
Section 3.04, in each case, without any interest thereon.

            3.05 Adjustment of Exchange Ratio. If, after the date of this Agreement but prior to the Effective Time, the shares of Acquiror Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change (regardless of the method of effectuation of any of the foregoing, including by way of a merger or otherwise) in the capitalization of the Acquiror, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio and to each of the prices referred to in Section 8.01(f) and the proviso to Section 3.01(a).

            3.06 Options. At the Effective Time, all Company Stock Options which are then outstanding and unexercised, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted into options to purchase shares of Acquiror Common Stock on the same terms and conditions under the applicable Company Stock Plan and the stock option agreement by which such Company Stock Option is evidenced. From and after the Effective Time:

            (a) the number of shares of Acquiror Common Stock purchasable upon exercise of such Company Stock Option shall equal the product (rounded down to the nearest share) of (1) the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time and (2) the Exchange Ratio, and

            (b) the per share exercise price under each such Company Stock Option shall be equal to the result (rounded up to the nearest cent) of dividing the per share exercise price of each such Company Stock Option by the Exchange Ratio.

Notwithstanding the foregoing, each Company Stock Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code.



                                   ARTICLE IV

                       ACTIONS PENDING THE EFFECTIVE TIME

            4.01 Forebearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Acquiror (which consent shall not be unreasonably withheld), the Company will not, and will cause each of its Subsidiaries not to:

            (a) ORDINARY COURSE. Conduct the business of the Company or any of its Subsidiaries other than in the ordinary and usual course, or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact any of their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, suppliers, employees and business associates; or engage in any new lines of business.

            (b) CAPITAL STOCK. Other than pursuant to Previously Disclosed Rights outstanding on the date hereof, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Company Stock or any Rights, (2) enter into any Contract with respect to the foregoing, or (3) permit any additional shares of Company Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights. Without limiting the foregoing, the Company will not issue or agree to issue any shares of Company Stock or Rights under the Company Stock Plans other than pursuant to Previously Disclosed Rights outstanding on the date hereof.

            (c) DIVIDENDS, ETC. (1) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of its capital stock, other than (A) regular quarterly cash dividends on Company Common Stock in an amount not to exceed $0.0625 per share paid with record and payment dates consistent with past practice and
      (B) dividends from wholly owned Subsidiaries to the Company or another wholly owned Subsidiary of the Company, as applicable (in each case having record and payment dates consistent with past practice), or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

            (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into, amend, modify or renew any Contract regarding employment, consulting, severance or similar arrangements with any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, or grant any salary, wage or other increase in compensation or increase in any employee benefit (including incentive or bonus payments), except (1) for normal individual increases in compensation to employees in the ordinary and usual course of business consistent with past practice, (2) for other changes that are required by applicable law, (3) to satisfy Previously Disclosed Contracts existing on the date hereof, or (4) for employment arrangements for, or grants of awards to, newly hired employees in the ordinary course of business consistent with past practice.

            (e) BENEFIT PLANS. Enter into, establish, adopt, amend or modify any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan, program or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, including taking any action that accelerates the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law, or (2) to satisfy Previously Disclosed Contracts existing on the date hereof.

            (f) DISPOSITIONS. Except (1) pursuant to Previously Disclosed Contracts existing on the date hereof, or (2) sales of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

            (g) ACQUISITIONS. Except (1) pursuant to Previously Disclosed Contracts existing on the date hereof, or (2) the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, merge or consolidate with, or acquire a material portion of the assets of, any other person.

            (h) GOVERNING DOCUMENTS. Amend the Company Certificate, the Company By-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of the Company's Subsidiaries.

            (i) ACCOUNTING METHODS. Implement or adopt any change in accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

            (j) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into, renew or terminate any material Contract or amend or modify in any material respect any of its existing material Contracts.

            (k) CLAIMS. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $250,000 and which is not reasonably likely to establish an adverse precedent or basis for subsequent settlements.

            (l) FUND ACTION. Except as and to the extent required, based upon the advice of outside counsel, in the exercise of the fiduciary obligations of the Company or one of its Subsidiaries to any Investment Company, request that any action be taken by any Fund Board, other than
      (1) routine actions that would not, individually or in the aggregate, be reasonably likely to have a Material adverse effect on the Company or any Investment Company, (2) actions Previously Disclosed, or (3) actions necessary to allow consummation of the Merger or the Subsidiary Combination.

            (m) ADVERSE ACTIONS. (1) Take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (2) knowingly take any action that is intended or is reasonably likely to result in (A) any of its





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
      representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in
      Article VII not being satisfied, or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

            (n) CAPITAL EXPENDITURES. Authorize or make any capital expenditures, other than (1) annual budgeted amounts Previously Disclosed, or (2) in the ordinary and usual course of business consistent with past practice in amounts not exceeding $250,000 in the aggregate.

            (o) RISK MANAGEMENT. Except as required by applicable law or regulation, (1) implement or adopt any change in the risk management policies, procedures or practices of the Company, which, individually or in the aggregate with all such other changes, would be Material, or (2) fail to use commercially reasonable means to avoid any material increase in the aggregate exposure of the Company to risk from the general United States securities markets.

            (p) TAX MATTERS. Make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any material closing agreement, settle any material Tax claim or assessment, surrender or compromise any right to claim a material Tax refund, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, in each case, other than any of the foregoing actions that are not Material and which are taken in the ordinary and usual course of business consistent with past practice.

            (q) NEW ACTIVITIES. Initiate any new business activity that would be impermissible for a "bank holding company" under the Bank Holding Company Act of 1956, as amended.

            (r) COMMITMENTS. Agree or commit to do anything that would be precluded by clauses (a) through (q) without first obtaining the Acquiror's consent.

            4.02 Forebearances of the Acquiror. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, the Acquiror will not, and will cause each of its Subsidiaries not to (1) take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code, (2) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied, or (C) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law, or (3) make, declare, pay or set aside for payment any extraordinary dividend.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            5.01 Disclosure Schedules. On or prior to the date hereof, the Company has delivered to the Acquiror, and the Acquiror has delivered to the Company, a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (1) in response to an express informational requirement contained in or requested by a provision hereof, or (2) as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04, respectively, or to one or more of its covenants contained in Article IV or VI; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission by a party that such item (or any undisclosed item or information of comparable or greater significance) represents a Material exception or fact, event or circumstance with respect to the Company or the Acquiror, respectively. Information set forth in a Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations or warranties or covenants, in each case, that is contained in a correspondingly enumerated portion of such Disclosure Schedule, is referred to herein as "Previously Disclosed."

            5.02 Standard. No representation or warranty of the Company or the Acquiror contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event, or circumstance that should have been disclosed as an exception to one or more representations or warranties, unless such fact, event or circumstance (individually or taken together with all other facts, events or circumstances that should have been so disclosed with respect to any representation or warranty contained in Section
5.03 or 5.04) is not Previously Disclosed and would be Material with respect to the Company or the Acquiror, respectively.

            5.03 Representations and Warranties of the Company. Except as Previously Disclosed, the Company hereby represents and warrants to the Acquiror as follows:

            (a) ORGANIZATION, STANDING AND AUTHORITY. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

            (b) CORPORATE POWER. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets.

            (c) CORPORATE AUTHORITY AND ACTION. (1) The Company has the requisite corporate power and authority, and has taken all corporate action necessary, in order (A) to authorize the execution and delivery of, and performance of its obligations under, this Agreement and the Stock Option Agreement and (B) subject only to receipt of the requisite approval of the plan of merger contained in this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. This Agreement and the Stock Option Agreement each is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                (2) The Company has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby each is exempt from, the requirements of (1) any applicable "moratorium," "control share," "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including Section 203 of the DGCL and (2) Article X of the Company Certificate.

            (d) REGULATORY FILINGS; NO DEFAULTS. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority, Self-Regulatory Organization or with any third party are required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or to consummate the Merger, except for (A) filings of applications or notices with Previously Disclosed securities licensing or supervisory authorities, (B) the filing with the SEC of the Proxy Statement in definitive form, (C) approval of the NYSE and consents of national securities exchanges to the transfer of ownership of seats or memberships and (D) the filing of (x) a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (y) a certificate of merger with the Secretary of State of the State of Ohio pursuant to the OGCL. As of the date hereof, the Company is not aware of any reason why the approvals of all Governmental Authorities or Self-Regulatory Organizations necessary to permit consummation of the transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement described in Section 7.01(b).

               (2) Subject only to the approval by the holders of a majority of the outstanding shares of Company Common Stock, the receipt of the regulatory approvals referred to in Section 5.03(d)(1), the expiration of applicable waiting periods and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination (with or without the giving of notice, passage of time or both) under, any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or Contract of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or its or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Certificate or the Company By-laws or similar governing documents of any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or Contract.

            (e) COMPANY STOCK. As of the date hereof, the authorized capital stock of the Company consists solely of 50,000,000 shares of Company Common Stock, of which not more than 18,437,632 shares are outstanding as of the date hereof, and 200,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 5,393,895 shares of Company Common Stock are held as Treasury Shares. The outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any subscriptive or preemptive rights). As of the date hereof, other than the Company Rights and except as Previously Disclosed, there are no shares of Company Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. The number of shares of Company Stock which are issuable and reserved for issuance upon exercise of Company Stock Options as of the date hereof are Previously Disclosed in the Company's Disclosure Schedule.

            (f) Subsidiaries. (1) The Company has Previously Disclosed a list of all its Subsidiaries, including the states in which such Subsidiaries are organized, a brief description of such Subsidiaries' principal activities, and if any of such Subsidiaries is not wholly owned by the Company or one of its Subsidiaries, the percentage owned by the Company or any such Subsidiary and the names, addresses and percentage ownership by any other person. No equity securities of any of the Company's Subsidiaries are or may become required to be issued (other than to the Company or a wholly owned Subsidiary of the Company) by reason of any Rights with respect thereto. There are no Contracts by which any of the Company's Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no Contracts relating to the rights of the Company to vote or to dispose of such shares. All of the shares of capital stock of each of the Company's Subsidiaries are fully paid and nonassessable and subject to no subscriptive or preemptive rights or Rights and, except as Previously Disclosed, are owned by the Company or a Company Subsidiary free and clear of any Liens. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

            (g) SEC DOCUMENTS; FINANCIAL STATEMENTS. (1) The Company has provided or made available to the Acquiror copies of each registration statement, offering circular, report, definitive proxy statement or information statement filed by the Company with the SEC or circulated by the Company with respect to periods since January 1, 1995 through the date of this Agreement and will promptly provide each such registration statement, offering circular, report, definitive proxy statement or informa tion statement filed or circulated after the date hereof (collectively, the "Company's SEC Documents"), each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the SEC Documents, including the financial statements, exhibits and schedules thereto, filed or circulated prior to the date hereof complied (and each of the SEC Documents filed after the date of this Agreement, will comply) as to form with applicable Securities Laws and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                    (2) Each of the Company's statements of financial condition included in or incorporated by reference into the SEC Documents, including the related notes and schedules, fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated financial condition of the Company and its Subsidiaries as of the date of such statement of financial condition and each of the statements of income, cash flows and changes in stockholders' equity included in or incorporated by reference into the SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the "Financial Statements"), fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated results of operations, cash flows and stockholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

                    (3) There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances known to the Company which could reasonably be expected to result in such a liability, other than:

                  (A) liabilities provided for in the statement of financial condition included in the SEC Documents most recently filed prior to the date hereof, or disclosed in the notes thereto; or

                  (B) other undisclosed liabilities which, individually or in the aggregate, are not Material.

            (h) Absence of Certain Changes. Since January 1, 1998, the business of the Company, and its respective Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice, and there has not been:

                  (1) any event, occurrence, development or state of
            circumstances or facts which has had or could reasonably be expected to constitute or result in a Material adverse change in the financial condition, results of operations, business, assets, properties or stockholders' equity of the Company and its Subsidiaries, taken as a whole;

                  (2) any amendment of any term of any outstanding security of the Company or any of its Subsidiaries or to the Company or any of its Subsidiaries' certificate of incorporation or by-laws (or similar governing documents);

                  (3) any (A) incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money, or (B) assumption, guarantee, endorsement or otherwise by the Company of any obligations of any other person, in each case, other than in the ordinary and usual course of business, consistent with past practice, and in amounts and on terms consistent with past practices;

                  (4) any creation or assumption by the Company or any of its
            Subsidiaries of any Lien on any material asset other than in the ordinary and usual course of business consistent with past practices;

                  (5) any making of any loan in excess of $250,000, or aggregate loans in excess of $1,000,000, advance or capital contributions to or investment in any person, in each case, other than in the ordinary and usual course of business consistent with past practice;

                  (6) any change in any accounting policies or practices by the
            Company or any of its Subsidiaries; or

                  (7) any (A) employment, deferred compensation, severance,
            retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries, except, in each case, in the ordinary course of business or as required




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
            by Contract or applicable law with respect to employees of the Company or any of its Subsidiaries;

                  (i) Contracts. (1) The Company has Previously Disclosed each of the following Contracts to which either the Company or any of its Subsidiaries is a party, or by which any of them is bound or to which any of their properties is subject:

                        (A) any lease of real property;

                        (B) any agreement for the purchase of materials,
                  supplies, goods, services, equipment or other assets that provides for either (x) annual payments of $250,000 or more or
                  (y) aggregate payments of $1,000,000 or more;

                        (C) any partnership, joint venture or other similar
                  agreement or arrangement, or any options or rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or such person, in each case, entered into other than in the ordinary course of business;

                        (D) any executory agreement relating to the acquisition
                  or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                        (E) any outstanding indenture, mortgage, promissory
                  note, loan agreement, guarantee or other agreement or commitment for the borrowing of money by the Company or one of its Subsidiaries or the deferred purchase price of property in excess of $1,000,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

                        (F) any agreement that creates future payment
                  obligations in excess of $250,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty upon notice of 180 days or less;

                        (G) any license, franchise or similar agreement material
                  to the Company or any of its Subsidiaries or any agreement relating to any trade name or intellectual property right that is material to the Company or any of its Subsidiaries;

                        (H) any exclusive dealing agreement or any agreement
                  that materially limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any area or that would so limit their freedom after the Effective Date;

                        (I) any compensation, employment, severance,
                  supplemental retirement or other similar agreement or arrangement with any employee or former employee of the Company or any of its Subsidiaries;

                        (J) any Advisory Agreement; and

                        (K) any other Contract , if any, that is a "material
                  contract" as defined in Item 601(b)(10) of SEC Regulation S-K and that has not been filed as an exhibit to the Company's SEC Documents.

                       (2) Each Contract that has been, or is required to be Previously Disclosed pursuant to this Section, is a valid and binding agreement of the Company or one or more of its Subsidiaries, as the case may be, and is in full force and effect, and the Company or its Subsidiaries parties thereto are not in default or breach in any material respect under the terms of any such Contract.

                  (j) CONTRACTS WITH CLIENTS. (1) Each of the Company and its Subsidiaries is in compliance with the terms of each Contract with any Client, and each such Contract is in full force and effect with respect to the applicable Client. There are no disputes pending or threatened with any Client under the terms of any such Contract or with any former Client. The Company has made available to the Acquiror true and complete copies of all advisory, sub-advisory and similar agreements with any Clients.

                       (2) Each extension of credit by the Company or any of its Subsidiaries to any Client (A) is in full compliance with Regulation T of the Federal Reserve System or any substantially similar regulation of any governmental or regulatory agency or authority, (B) is fully secured and (C) the Company or one or more of its Subsidiaries, as the case may be, has a first priority perfected security interest in the collateral securing such extension of credit.

                  (k) REGISTRATIONS. Except as Previously Disclosed, neither the Company nor any of its Subsidiaries or Affiliates is subject to regulation under the Investment Advisers Act or the Investment Company Act. The Company and its Subsidiaries and each of their employees which are or who are required to be registered as a broker/dealer, an investment advisor, a registered representative, an insurance agent or a sales person (or in similar capacity) with the SEC, the securities commission of any state or foreign jurisdiction or any Self-Regulatory Organization are duly registered as such. All federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects.

                  (l) COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries, and, to the best of the Company's knowledge, each of their respective officers and employees:

                           (1) is in compliance with all applicable federal,
                  state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses, and the rules of all Self-Regulatory Organizations applicable thereto;

                           (2) has all permits, licenses, authorizations, orders
                  and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best of the Company's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely; are in good standing with all relevant Governmental Authorities and are members in good standing with all relevant Self-Regulatory Organizations;

                           (3) has received, since January 1, 1996, no
                  notification or written communication (or, to the best knowledge of the Company, any other communication) from any Governmental Authority or Self-Regulatory Organization (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority or Self-Regulatory Organization enforces, (B) threatening to revoke any license, franchise, seat on any exchange, permit, or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist), (C) requiring any of them (including any of the Company's or its Subsidiary's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally);

                           (4) is not aware of any pending or threatened
                  investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company, any of its Subsidiaries or any officer, director or employee thereof;

                           (5) is not, nor is any Affiliate of any of them,
                  subject to a "statutory disqualification" as defined in
                  Section 3(a)(39) of the Exchange Act or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any broker-dealer Subsidiary as a broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation;

                           (6) is not required to be registered as an investment
                  company, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any federal, state, local or foreign statutes, laws, rules or regulations. No broker-dealer Subsidiary acts as the "sponsor" of a "broker-dealer trading program", as such terms are defined in Rule 17a-23 under the Exchange Act;

                           (7) in the conduct of its business with respect to
                  employee benefit plans subject to Title I of ERISA, has not
                  (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA and (B) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or
                  Section 4975(c) of the Code which would subject it to liability or Taxes under Sections 409 or 502(i) of ERISA or
                  Section 4975(a) of the Code;

                           (8) is subject to regulation under the Investment
                  Advisers Act or the Investment Company Act. The Company and its Subsidiaries and each of their employees which are or who are required to be registered as a broker/dealer, an investment advisor, a registered representative, an insurance agent or a sales person (or in similar capacity) with the SEC, the securities commission of any state or foreign jurisdiction or any Self-Regulatory Organization are duly registered as such and such registrations are in full force and effect. All federal, state and foreign registration requirements have been complied with in all material respects and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete in all material respects. The Company has made available to the Acquiror true and correct copies of (A) each Form G-37/G-38 filed with the MSRB since January 1, 1996 and (B) all records required to be kept by the Company under Rule G- 8(a)(xvi) of the MSRB. Since January 1, 1996, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by the Company or any of the Company's Subsidiaries;

                           (9) is not subject to any cease-and-desist or other
                  order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority or Self-Regulatory Organization, or been advised since January 1, 1996, by any Governmental Authority or Self-Regulatory Organization that it is considering issuing or requesting any such agreement or other action or have knowledge of any pending or threatened regulatory investigation; and

                           (10) since January 1, 1996, has timely filed all
                  reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (A) any applicable Governmental Authority and (B) any Self-Regulatory Organization (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

                  (m) INVESTMENT ADVISORY ACTIVITIES. (1) Each of the Investment Companies (or the trust of which it is a series) has been Previously Disclosed and is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized. Each of the Investment Companies that represents itself in its offering materials as qualifying as a "regulated investment company" under the Code is so qualified. Each of the Investment Companies (or the trust or corporation of which it is a series) that is registered or required to be registered under the Investment Company Act ("Registered Funds") is governed by a board of trustees or directors (each a "Fund Board" and, collectively, the "Fund Boards") consisting of at least 50% of trustees or directors who are not "interested persons") (as defined in the Investment Company Act) of the Registered Funds or the Company. The Fund Boards operate in all material respects in conformity with the requirements and restrictions of Sections 10 and 16 of the Investment Company Act, to the extent applicable. The Company has provided or made available to the Acquiror true and complete copies of all the constituent documents and related advisory, sub-advisory and similar agreements ("Advisory Agreements") of all of the Registered Funds.

                           (2) Each of the Investment Companies is in compliance with all applicable foreign, federal and state laws, rules and regulations of the SEC, the IRS, and any Self-Regulatory Organization having jurisdiction over such Investment Company. The Company has made available to the Acquiror true and complete copies of all the constitutive documents and related advisory agreements of all of the Investment Companies managed or advised by the Company or any of its Subsidiaries.

                           (3) Each Investment Company has been operated in compliance with its respective objectives, policies and restrictions, including those set forth in the applicable prospectus and registration statement, if any, for that Investment Company or governing instruments for a Client. The Company and its Subsidiaries have operated their investment accounts in accordance with the investment objectives and guidelines in effect for such investment accounts.

                           (4) Each Registered Fund has duly adopted procedures pursuant to Rules 17a-7, 17e-1 and 10f-3 under the Investment Company Act, to the extent applicable.

                           (5) Neither the Company, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9 of the Investment Company Act to serve as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to an Investment Company; neither the Company, nor any "associated person" (as defined in the Investment Advisors Act) thereof, is ineligible pursuant to Section 203 of the Investment Advisors Act to serve as an investment advisor or as an associated person to a registered investment advisor.

                  (n) PROPERTIES; SECURITIES. (1) Except as reserved against in the Company's Financial Statements dated before the date hereof, the Company and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent) to all of the Material properties and assets, tangible or intangible, reflected in such financial statements as being owned by the Company and its Subsidiaries as of the dates thereof. To the best of the Company's knowledge, all buildings and all the Material fixtures, equipment, and other property and assets held under leases or subleases by any of the Company and its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles). The Company has Previously Disclosed, as of the date hereof, a list of all real estate owned by it or a Company Subsidiary. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of the Company or any of its Subsidiaries. Such securities are valued on the books of the Company or its Subsidiaries in accordance with generally accepted accounting practices.

                           (2) The Company has Previously Disclosed, as of the date hereof, a list of all equity securities it or a Company Subsidiary holds for its own account involving, in the aggregate, ownership or control of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity) and, as of the Effective Time, no additional persons will need to be included on such a list. The Company has Previously Disclosed a list, as of the date hereof, of all partnerships, limited liability companies, joint ventures or similar entities, in which it is a general partner, manager, managing member or holds some other similar position or owns or controls any interest, directly or indirectly, of 5% or more and the nature and amount of each such interest and, as of the Effective Time, no additional persons will need to be included on such a list.

                  (o) TAXES. (1) All Tax Returns with respect to the Company or its subsidiaries including consolidated United States federal income tax returns of it and its subsidiaries, have been timely filed, or requests for extensions have been timely filed and have not expired, and such Tax Returns were true, complete and accurate in all material respects;

                           (2) all Taxes shown to be due on such Tax Returns have been paid in full or adequate reserves have been established in accordance with generally accepted accounting principles for the payment of such Taxes;

                           (3) all Taxes due with respect to completed and settled examinations have been paid in full or adequate reserves have been established in accordance with generally accepted accounting principles for the payment of such Taxes;

                           (4) no issues have been raised by the relevant taxing authority in connection with the examination of any such Tax Returns; and

                           (5) no currently effective waivers of statutes of limitations (excluding such statues that relate to years currently under examination by the IRS) have been given by or requested in writing (or to the best knowledge of the Company, any other communication) with respect to any Taxes of it or any of its subsidiaries.

                  (p) LITIGATION. Except as disclosed in the Company's SEC Documents filed before the date of this Agreement, no litigation, proceeding, investigation or controversy ("Litigation") before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization is pending against the Company or any of its Subsidiaries, and, to the best of the Company's knowledge, no such Litigation has been threatened. Previously Disclosed is a true and complete list, as of the date hereof, of all Litigation pending (or, to the best of the Company's knowledge, threatened) arising out of any state of facts relating to the sale of investment products by the Company, the Company Subsidiaries or any employees thereof (including equity or debt securities, mutual funds, insurance Contracts, annuities, partnership and limited partnership interests, interests in real estate, investment banking services, securities underwritings in which the Company or any of its Subsidiaries was a manager, co-manager, syndicate member or distributor, Derivatives Contracts or structured notes).

                  (q) EMPLOYEES; LABOR MATTERS. (1) Each of the Company and its Subsidiaries is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of the Company nor any of its Subsidiaries are engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board.

                           (2) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or organization, nor has it agreed to recognize any union or other collective bargaining unit nor has any union or other collective bargaining unit been certified as representing any of the employees of any of the Companies or their Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of a proceeding asserting that the Company or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving the Company or any of its Subsidiaries,




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
         pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving the Company's or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity. There are no pending or threatened charges or complaints alleging sexual or other harassment or other discrimination by the Company, any of its Subsidiaries or any of their employees, agents or representatives .

                  (r) EMPLOYEE BENEFIT PLANS. (1) The Company has Previously Disclosed a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance Contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, Contracts or arrangements maintained or contributed to by it or any of the Company Subsidiaries for the benefit of current or former employees or directors or their beneficiaries (the "Compensation Plans"). True and complete copies of all Compensation Plans, including, but not limited to, any trust instruments and/or insurance Contracts, if any, forming a part thereof, and all amendments thereto have been made available to the Acquiror.

                           (2) All "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company and the Company Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified, under
         Section 401(a) of the Code, has received a favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of IRS Revenue Procedure 93-39), and the Company is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened litigation relating to the ERISA Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that would subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                           (3) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries has contributed or been obligated to contribute to a Multiemployer Plan at any time on or after September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

                           (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
         Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.







                                      -25-

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                  (5) Under each Pension Plan which is a
         single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no adverse change in the financial condition of such plan since the last day of the most recent plan year.

                           (6) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any plan, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA. There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

                           (7) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Compensation Plan or otherwise from the Company or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Compensation Plan, or (C) result in any acceleration of the time of payment or vesting of any such benefit.

                  (s) ENVIRONMENTAL MATTERS. The Company and its Subsidiaries have complied at all times with applicable Environmental Laws; no property (including buildings and any other structures) currently or formerly owned or operated (or which the Company or any of its Subsidiaries would be deemed to have owned or operated under any Environmental Law) by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries (whether as fiduciary or otherwise) has a Lien, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liability for the Company or its Subsidiaries; the Company is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years, the Company and its Subsidiaries have not received any notice, demand letter, claim or request for information alleging any violation of, or liability of the Company under, any Environmental Law; the Company and its Subsidiaries are not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; the Company and its Subsidiaries are not aware of any reasonably likely liability relating to environmental circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products or polychlorinated biphenyls) involving the Company or one of its Subsidiaries, any currently or formerly owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by the Company or one of its Subsidiaries; and the Company has made available to the Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company or one of its Subsidiaries or any currently or formerly owned or operated property or any property in which the Company or one of its Subsidiaries (whether as fiduciary or otherwise) has held a Lien

                  (t) INTERNAL CONTROLS. The Company and its Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally






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
         accepted accounting principals and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (u) DERIVATIVES; ETC. All exchange-traded, over-the-counter or other swaps, caps, floors, collars, option agreements, futures and forward contracts and other similar arrangements or Contracts (collectively,"Derivatives Contracts"), whether entered into for the Company's own account, or for the account of one or more of the Company's Subsidiaries or their customers, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor its Subsidiaries, nor, to the best of the Company's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The Company's SEC Documents disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with generally accepted accounting principles and, since March 31, 1998, there has not been a material change in such value.

                  (v) NAMES AND TRADEMARKS. The Company and its Subsidiaries have the right to use the names, service-marks, trademarks and other intellectual property currently used by them in the conduct of their businesses; each of such names, service-marks, trademarks and other intellectual property has been Previously Disclosed; and, in the case of such names, service-marks and trademarks, in each state of the United States, such right of use is free and clear of any Liens, and no other person has the right to use such names, service-marks or trademarks in any such state.

                  (w) INSURANCE. The Company has Previously Disclosed all of the insurance policies, binders, or bonds maintained by the Company or its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (x) NO BROKERS. No action has been taken by the Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding the fees to be paid by the Company to Lazard Freres & Co. LLC and Morgan Stanley & Co. Incorporated in amounts and on terms Previously Disclosed.

                  (y) COMPANY RIGHTS AGREEMENT. The Company has duly adopted an amendment to the Company Rights Agreement in the form of Annex F, as a result of which neither the Acquiror nor any affiliate or associate will become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur, and the rights issued under the Company Rights Agreement will not become separable, distributable, unredeemable or exercisable as a result of





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
         the approval, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby and the Company rights will expire at the Effective Time.

                  5.04 Representations and Warranties of the Acquiror. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, the Acquiror hereby represents and warrants to the Company as follows:

                  (a) ORGANIZATION, STANDING AND AUTHORITY. The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) CORPORATE POWER. The Acquiror and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets.

                  (c) CORPORATE AUTHORITY. The Acquiror has the requisite corporate power and authority, and has taken all corporate action necessary, in order to authorize the execution, delivery of and performance of its obligations under, this Agreement and the Stock Option Agreement and to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. This Agreement and the Stock Option Agreement each is a valid and legally binding agreement of the Acquiror, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (d) REGULATORY APPROVALS; NO DEFAULTS. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority, Self-Regulatory Organization or with any third party are required to be made or obtained by the Acquiror or any of its Subsidiaries in connection with the execution, delivery or performance by the Acquiror of this Agreement, or to consummate the Merger, except for (A) the filing of applications and notices, as applicable, with the Federal Reserve System and the Department of Justice; (B) approval of the listing on the NYSE of the Acquiror Common Stock to be issued as Merger Consideration (and related Acquiror Rights); (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of (x) a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (y) a certificate of merger with the Secretary of State of the State of Ohio pursuant to the OGCL; and (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Acquiror Common Stock in the Merger. As of the date hereof, the Acquiror is not aware of any reason why the approvals of all Governmental Authorities or Self-Regulatory Organizations necessary to permit consummation of the transactions contemplated hereby will not be received without the imposition of a condition or requirement described in Section 7.01(b).

                           (2) Subject only to receipt of the regulatory approvals referred to in Section 5.04(d)(1), the expiration of applicable waiting periods and the making of all required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Contract of the Acquiror or of any of its Subsidiaries or to which the Acquiror or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of the Acquiror or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or Contract.

                  (e) ACQUIROR STOCK. (1) As of the date hereof, the authorized capital stock of the Acquiror consists solely of 1,400,000,000 shares of Acquiror Common Stock, of which not more than 450,000,000 shares were outstanding as of the date hereof, and 25,000,000 shares of Acquiror Preferred Stock, of which no shares are outstanding. As of the date hereof, other than the Acquiror Rights and except as Previously Disclosed, there are no shares of Acquiror Stock authorized and reserved for issuance, the Acquiror does not have any Rights issued or outstanding with respect to Acquiror Stock, and the Acquiror does not have any commitment to authorize, issue or sell any Acquiror Stock or Rights, except pursuant to this Agreement.

                           (2) The shares of Acquiror Common Stock to be issued as Merger Consideration, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not in violation of any preemptive rights.

                  (f) SUBSIDIARIES. Each of the Acquiror's Significant Subsidiaries has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (g) SEC DOCUMENTS; FINANCIAL STATEMENTS. (1) The Acquiror has provided or made available to the Company copies of the Acquiror's Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by the Acquiror or any of its Subsidiaries subsequent to December 31, 1996 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "Acquiror's SEC Documents") with the SEC. As of their respective dates (and without giving effect to any amendments or modification filed after the date of this Agreement) each of the SEC Documents, including the financial statements, exhibits, and schedules thereto, filed or circulated prior to the date hereof complied (and each of the SEC Documents filed after the date of this Agreement will comply) as to form with applicable Securities Laws and did not (or, in the case of reports, statements, or circular filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (2) Each of the Acquiror's statements of financial condition included in or incorporated by reference into the SEC Documents, including the related notes and schedules, fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated financial condition of the Acquiror and its Subsidiaries as of the date of such statement of financial condition and each of the statements of income, cash flows and changes in stockholders' equity included in or incorporated by reference into the SEC Documents, including any related notes and schedules, fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated results of operations, cash flows and




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
         stockholders' equity, as the case may be, of the Acquiror and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

                  (h) LITIGATION. Except as disclosed in the Acquiror's SEC Documents filed before the date of this Agreement, no Litigation before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization is pending against the Acquiror or any of its Subsidiaries, and, to the best of the Acquiror's knowledge, no such Litigation has been threatened.

                  (i) COMPLIANCE WITH LAWS. The Acquiror and each of its Significant Subsidiaries:

                           (1) is in compliance with all applicable federal,
                  state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses, and the rules of all Self-Regulatory Organizations applicable thereto;

                           (2) has all permits, licenses, authorizations, orders
                  and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best of the Acquiror's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely; are in good standing with all relevant Governmental Authorities and are members in good standing with all relevant Self-Regulatory Organizations;

                           (3) has received, since January 1, 1996, no
                  notification or written communication (or to the best knowledge of the Acquiror, any other communication) from any Governmental Authority or Self-Regulatory Organization (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority or Self-Regulatory Organization enforces, (B) threatening to revoke any license, franchise, seat on any exchange, permit, or governmental authorization (nor, to the Acquiror's knowledge, do any grounds for any of the foregoing exist), (C) requiring any of them (including any of Acquiror's or its Subsidiary's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities;

                           (4) is not subject to any cease-and-desist or other
                  order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority or Self-Regulatory Organization, or been advised since January 1, 1996, by any Governmental Authority or Self-Regulatory Organization that it is considering issuing or requesting any such agreement or other action or have knowledge of any pending or threatened regulatory investigation; and

                           (5) since January 1, 1996, has timely filed all
                  reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (A) any applicable Governmental Authority and (B) any Self-Regulatory Organization (collectively, the "Acquiror Reports"). As of their respective dates, the Acquiror Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

                  (j) NO BROKERS. No action has been taken by the Acquiror that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid by the Acquiror to Goldman, Sachs & Co.

                  (k) ABSENCE OF CERTAIN CHANGES. Since January 1, 1998, there has not been any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to constitute or result in a Material adverse change in the financial condition, results of operations, business, assets, properties or stockholders' equity of the Acquiror and its Subsidiaries, taken as a whole.


                                   ARTICLE VI

                                    COVENANTS

                  6.01 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Company and the Acquiror agrees to use its reasonable best efforts in good faith to take, or cause to be taken (including causing any of its Subsidiaries to take), all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

         (b) Without limiting the generality of Section 6.01(a), the Company agrees to use its reasonable best efforts to obtain (1) any consents of Clients (including in the case of Registered Funds, stockholders of such Registered Funds) necessary to effect the assignment of any Advisory Agreement to the Surviving Corporation upon consummation of the Merger and (2) the consent or approval of all persons party to a Contract with the Company, to the extent such consent or approval is required in order to consummate the Merger or for the Surviving Corporation to receive the benefits thereof.

                  6.02 Stockholder Approvals. The Company agrees to take, in accordance with applicable law, applicable stock exchange rules, the Company Certificate and the Company By-Laws, all action necessary to convene, and shall hold, an appropriate meeting of stockholders of the Company to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by the Company's stockholders for consummation of the Merger (including any adjournment or postponement, the "Company Meeting") as promptly as practicable after the Registration Statement is declared effective. Unless the Company Board, after having consulted with and considered the written advice of outside counsel, has determined in good faith that it is otherwise required in order to discharge properly the directors' fiduciary duties in accordance with the DGCL, the Company Board shall recommend such approval, and the Company shall take all reasonable, lawful action to solicit such approval by its stockholders.

                  6.03 Registration Statement. (a) The Acquiror agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by the Acquiror with the SEC in connection with the issuance of Acquiror Common Stock (and related Acquiror Rights) in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The Company agrees to cooperate, and to cause its Subsidiaries to cooperate, with the Acquiror, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and, provided, that the Acquiror has prepared the Registration Statement as required above, the Company agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, and, provided, that the Company, and its Subsidiaries have cooperated as required above, the Acquiror agrees to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of the Company and the Acquiror agrees to use all reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. The Acquiror also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to the Acquiror all information concerning the Company, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

         (b) Each of the Company and the Acquiror agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and the Acquiror further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

         (c) The Acquiror agrees to advise the Company, promptly after the Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  6.04 Access; Information. (a) Each of the Company and the Acquiror agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours and at such other times as are reasonably necessary throughout the period prior to the Effective Time to the books, records (including tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws and (2) all other information concerning the business, properties and personnel of it as the other may reasonably request.

         (b) Each of the Company and the Acquiror agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.04 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
6.04 unless such information (1) was already known to such party, (2) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (3) is disclosed with the prior written approval of the party to which such information pertains, or (4) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

                  6.05 Acquisition Proposals. The Company agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or operations of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided, that, if the Company is not otherwise in violation of this Section 6.05, the Company Board may provide information to, and may engage in such negotiations or discussions with, a person, directly or through representatives, if (1) the Company Board, after having consulted with and considered the written advice of outside counsel to such Board, has determined in good faith that the provision of such information or the engaging in such negotiations or discussions is required in order to discharge properly the directors' fiduciary duties in accordance with the DGCL and (2) the Company has received from such person a confidentiality agreement on substantially the same terms as entered into by the Acquiror. The Company also agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Acquiror, with respect to any of the foregoing. The Company shall promptly advise the Acquiror on a current basis following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise the Acquiror of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

                  6.06 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, the Company shall deliver to the Acquiror a schedule of each person that, to the Company's knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of it (each, a "Company Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. The Company agrees to use its reasonable best efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to the Company and the Acquiror on or before the date of mailing of the Proxy Statement an agreement in the form of Annex G.






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
                  6.07 Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

                  6.08 No Rights Triggered. The Company shall take all reasonable steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions contemplated hereby do not and will not result in the grant of any Rights to any person (1) under the Company Certificate or Company By-laws, or (2) under any Contract to which the Company or any of its Subsidiaries is a party (except as expressly contemplated by the mandatory provisions under its stock option plans or Contracts effective as of the date hereof that have been Previously Disclosed, as applicable).

                  6.09 NYSE Listing. The Acquiror shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the shares of Acquiror Common Stock (and related Acquiror Rights) to be issued to the holders of Company Common Stock in the Merger.

                  6.10 Regulatory Applications. (a) The Acquiror and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Each of the Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Acquiror and the Company agrees to act reasonably and as promptly as practicable. Each of the Acquiror and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

         (b) Each of the Acquiror and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

                  6.11 Retention Program. (a) At the Effective Time, the Company will have established a retention program on terms described in Annex E to be used to retain certain employees of the Company.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Acquiror shall take all actions necessary to effect the items set forth in Annex E , and Annex E shall be deemed incorporated into this Section 6.11.

                  6.12 Certain Employee Benefits. At the Effective Time, the Acquiror will provide employees of the Company who as of the Effective Time become employed by the Acquiror or any of its Subsidiaries (the "Covered Employees"), with employee benefit plans, programs and arrangements that in the aggregate are substantially comparable to those currently provided by the Company (other than plans, programs and arrangements involving the potential issuance of securities of the Company) or, at the option of the Acquiror, the Acquiror will maintain such plans, programs and arrangements currently provided by the Company. For purposes of all employee benefit plans, programs and arrangements maintained or contributed to by the Acquiror and its Subsidiaries, the Acquiror shall, or shall cause its Subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company of each Covered Employee (to the same extent such service is recognized under any analogous plans, programs or arrangements of the Company immediately prior to the Effective Time to the extent such a plan, program or arrangement is in effect immediately prior to the effective date) as service rendered to the Acquiror or its Subsidiaries, as the case may be, solely for purposes of eligibility to participate and for vesting thereunder. The Acquiror will cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation Plans) and eligibility waiting periods under any health plans to be waived with respect to
(a) Covered Employees who, immediately prior to the Effective Time, participated in a health plan, and (b) their eligible dependents. The Acquiror shall honor, pursuant to the terms of the Previously Disclosed Compensation Plans, and to the extent consistent with applicable law, all employee benefit obligations to current and former employees of the Company under such plans. Nothing in this
Section 6.12 shall prevent Acquiror from amending or terminating any Compensation Plans of the Company or the Acquiror (or its Subsidiaries) or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

                  6.13 Indemnification. (a) Following the Effective Time and for a period of six years thereafter, the Acquiror shall indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent that the Company is permitted to indemnify (and advance expenses to) its directors and officers under the laws of the State of Delaware, the Company Certificate and the Company By-Laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law, the Company Certificate and the Company By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to the Acquiror) selected by the Acquiror and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable Delaware judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standards and the Acquiror shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard. At the Effective Time, the Acquiror shall assume all of the Company's obligations under any Previously Disclosed Contracts in effect as of the date hereof providing for indemnification of present or former directors or officers of the Company or its Subsidiaries.

         (b) For a period of five years from the Effective Time, the Acquiror shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Company or any of its Subsidiaries (determined as of the Effective Time) (as opposed to the Company) with respect to claims against such directors and officers arising from fact or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, however, that in no event shall the Acquiror be required to expend more than 200 percent of the current amount expended by the Company (the "Insurance Amount") to maintain or procure such directors and officers insurance coverage for a comparable five-year period; provided, further, that if the Acquiror is unable to maintain or obtain the insurance called for by this Section 6.13(b), the Acquiror shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any subsidiary may be required to make application and provide customary representations and warranties to the Acquiror's insurance carrier for the purpose of obtaining such insurance.

         (c) Any Indemnified Party wishing to claim indemnification under
Section 6.13(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Acquiror thereof; provided that the failure so to notify shall not affect the obligations of the Acquiror under Section 6.13(a) unless and to the extent the Acquiror is actually prejudiced as a result of such failure.

         (d) The provisions of this Section 6.13 are intended to be for the benefit of, and enforceable in accordance with their terms by, Indemnified Parties.

                  6.14 Section 15 of the Investment Company Act. (a) The Company will use its reasonable best efforts to obtain as promptly as practicable, (1) the approval of the stockholders of each of the Registered Funds, pursuant to the provisions of Section 15 of the Investment Company Act if applicable thereto, of a new investment company advisory agreement for such Registered Funds no less favorable to the Company or its Subsidiaries to that in effect immediately prior to the Closing and in compliance with Section 15 of the Investment Company Act, to the extent applicable, and (2) a consent to assignment from each private account holder to whom it is providing investment advisory services.

         (b) The Company shall assure, prior to the Effective Time, that the composition of the board of directors or trustees, as the case may be, of each Registered Fund is in compliance at the time with Section 15(f)(1)(A) of the Investment Company Act.

         (c) The parties each agree for a period of three years following the Effective Time to use their respective reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the Registered Funds and the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, the covenants contained in this Section 6.14 are intended only for the benefit of parties to this Agreement and their respective stockholders and holders of stock options immediately prior to the Effective Time and for no other person.

                  6.15 Accountants' Letters. Each of the Company and the Acquiror shall use its reasonable best efforts to cause to be delivered to the other party, and such other party's directors and officers who sign the Registration Statement, a letter of Ernst & Young LLP independent auditors, dated (1) the date on which the Registration Statement shall become effective and (2) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

                  6.16 Notification of Certain Matters. (a) Each of the Company and the Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a material breach of any of its representations, warranties, covenants or agreements contained herein.

         (b) The Company and each of its Subsidiaries shall promptly notify the Acquiror, and the Acquiror shall promptly notify the Company, of:

                  (1) any notice in writing (or to the best knowledge of the Company, any other communication) from any person alleging that the consent of such person is or may be required as a condition to the Acquisition;

                  (2) any notice or other written communications from any client
         (A) terminating or threatening to terminate any material Contract with the Company or any of its Subsidiaries relating to the rendering of services to such client, or (B) relating to any material dispute with such client; or

                  (3) any notice or other communication from any Governmental Authority or Self-Regulatory Organization in connection with the transactions contemplated by this Agreement.

                  6.17 Press Releases. Each of the Company and the Acquiror agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the rules of any applicable Self-Regulatory Organization.

                  6.18 Certain Policies of the Company. (a) Upon the request of the Acquiror, the Company shall, consistent with generally accepted accounting principles and regulatory accounting principles, use its reasonable best efforts to record certain accounting adjustments intended to conform the litigation and other accrual and reserve policies of the Company so as to reflect the policies of the Acquiror; provided, however, that the Company shall not be obligated to record any such accounting adjustments pursuant to this Section 6.18(a) unless and until the Company shall be satisfied that the conditions to the obligation of the parties to consummate the Merger will be satisfied or waived on or before the Effective Time and (b) in no event until the day prior to the Effective Date. The Company's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.18.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

                  7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of the Acquiror and the Company to consummate the Merger is subject to the fulfillment or written waiver by the Acquiror and the Company prior to the Effective Time of each of the following conditions:

                  (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted by the requisite vote of the holders of outstanding shares of Company Common Stock entitled to vote thereon in accordance with
         Section 251 of the DGCL, other applicable law and the Company Certificate and Company By-Laws.

                  (b) GOVERNMENTAL AND REGULATORY CONSENTS. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities and Self-Regulatory

         Organizations required for the consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which would have been such that the Acquiror would not reasonably have entered into this Agreement had such condition or restriction been known as of the date hereof.

                  (c) THIRD PARTY CONSENTS. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material adverse effect on the Surviving Corporation.

                  (d) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                  (e) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (f) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Acquiror Common Stock (and related Acquiror Rights) to be issued in the Merger shall have been received and be in full force and effect.

                  (g) LISTING. The shares of Acquiror Common Stock (and related Acquiror Rights) to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (h) TAX OPINIONS. The Acquiror shall have received an opinion of Sullivan & Cromwell, counsel to the Acquiror, and the Company shall have received an opinion of Wachtell, Lipton, Rosen & Katz, special counsel to the Company, in each case dated the Effective Date, substantially to the effect that, based on the facts and assumptions stated therein, for United States federal income tax purposes, the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering their respective opinions, Sullivan & Cromwell and Wachtell, Lipton, Rosen & Katz may rely as to factual matters on the representations made in this Agreement and in separate certificates addressed to such counsel by both the Company and the Acquiror. In addition, such opinion may be subject to customary qualifications.

                  7.02 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Acquiror set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the

         Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Acquiror by a senior executive officer of the Acquiror to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE ACQUIROR. The Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Acquiror by a senior executive officer of the Acquiror to such effect.

                  (c) ACCOUNTANTS' LETTERS. The Company shall have received the letters referred to in Section 6.15 from Ernst & Young LLP, the Acquiror's independent auditors.

                  7.03 Conditions to Obligation of the Acquiror. The obligation of the Acquiror to consummate the Merger is also subject to the fulfillment or written waiver by the Acquiror prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and the Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquiror shall have received, prior to the Effective Time, a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                 (c) ACCOUNTANTS' LETTERS. The Acquiror and its directors and officers who sign the Registration Statement shall have received the letters referred to in Section 6.15 from Ernst & Young LLP, the Company's independent auditors.

                  (d) COMPANY RIGHTS. No person shall have become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Company Rights Agreement) shall have occurred, and the Company Rights shall not have become separable, distributable, redeemable or exercisable.

                  (e) EMPLOYMENT AGREEMENTS. The Employment Agreements of (1) each individual comprising Group A as set forth in Annex C and (2) seven of the individuals comprising Group B as set forth in Annex C (including at least one of the two individuals listed in Acquiror's Disclosure Schedule with respect to this Section) shall be in full force and effect (other than as a consequence of death or disability) and, in each case, such individual shall not have committed an act or omission that would permit their termination for "cause" thereunder.

                                  ARTICLE VIII

                                   TERMINATION

                  8.01 Termination. This Agreement may be terminated, and the Merger may be abandoned:

                  (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of the Acquiror and the Company.

                  (b) BREACH. At any time prior to the Effective Time, by the Acquiror or the Company in the event of either: (1) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach would be reasonably likely, individually or in the aggregate, to have a Material adverse effect on the breaching party or the Surviving Corporation.

                  (c) DELAY. At any time prior to the Effective Time, by the Acquiror or the Company in the event that the Merger is not consummated by June 15, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) NO APPROVAL. By the Company or the Acquiror in the event
         (1) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority , or such Governmental Authority shall have requested the permanent withdrawal of any application therefor, or any such approval shall be made subject to any condition or restriction described in the proviso to Section 7.01(b), or (2) any stockholder approval required by Section 7.01(a) herein is not obtained at the Company Meeting.

                  (e) FAILURE TO RECOMMEND, ETC. By the Acquiror, if at any time prior to the Company Meeting the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of the Acquiror (whether in accordance with Section 6.02 or otherwise).

                  (f) FAILURE TO ADJUST BY THE ACQUIROR. By the Company, at any time during the two-day period commencing with the date immediately following the Pricing Date, if the Average Closing Price as of the Pricing Date is less than $29.00; provided, that:

                           (1) If the Company elects to exercise its termination
                  right pursuant to this Section 8.01(f), it will give irrevocable written notice to the Acquiror during the two-day period referred to therein;

                           (2) During the two-day period commencing with the
                  date of its receipt of such notice, the Acquiror will have the option of adjusting the Exchange Ratio to a fraction (rounded to the nearest hundredth) the numerator of which is the product of $35.00 and $29.00 and the denominator is the product of $33.00 and the Average Closing Price as of the Pricing Date; and

                           (3) If the Acquiror determines so to adjust the
                  Exchange Ratio, it will give written notice (within such two-day period) to the Company of its determination and the adjusted Exchange Ratio, whereupon no termination shall occur pursuant to this Section 8.01(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so adjusted), and any references in this Agreement to the "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(f).

                  8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (1) as set forth in Sections 8.03, 9.01 and 9.05 and (2) that termination will not relieve a breaching party from liability for any willful breach of this Agreement.

                  8.03 Termination Fee. If the Acquiror terminates this Agreement pursuant to Section 8.01(e) following receipt by the Company of an Acquisition Proposal, then, within five business days of such termination, the Company shall pay the Acquiror by wire transfer in immediately available funds a fee of $5,000,000 (the "Termination Fee").


                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, that (a) the agreements of the parties contained in Sections 6.13 and in this Article IX shall survive the Effective Time and (b) if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in Sections 6.04(b), 8.02 and 8.03 and in this Article IX shall survive such termination.

                  9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (1) waived by the party benefitted by the provision, or (2) amended or modified at any time, by an agreement in writing between the parties hereto approved or authorized by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after approval of the Merger by the stockholders of the Company, no amendment may be made which under applicable law requires further approval of such stockholders without obtaining such required further approval.

                  9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

                  9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State.

                  9.05 Expenses. Subject to Section 8.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between the Company and the Acquiror.

                  9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (1) on the date of delivery, if personally delivered or telecopied (with confirmation), (2) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (3) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

                    If to the Acquiror, to:

                         KeyCorp
                         127 Public Square
                         Cleveland, Ohio  44114
                         Attention:  Thomas C. Stevens, Esq.
                         Facsimile:  (216) 689-7827

                    With a copy to:

                         Mitchell S. Eitel, Esq.
                         Sullivan & Cromwell
                         125 Broad Street
                         New York, New York 10004
                         Facsimile:  (212) 558-3588.

                    If to the Company, to:

                         McDonald & Company Investments, Inc.
                         800 Superior Avenue
                         Cleveland, Ohio  44114
                         Attention:  William B. Summers, Jr.
                         Facsimile:  (216) 443-8452



                    With a copy to:

                         Edward D. Herlihy, Esq.
                         Wachtell, Lipton, Rosen & Katz
                         51 West 52nd Street
                         New York, New York 10019
                         Facsimile:  (212) 403-2000.

                    and to:

                         Thomas McKee, Esq.
                         Calfee, Halter & Griswold
                         1400 McDonald Investment Center
                         Cleveland, Ohio  44114
                         Facsimile:  (216)241-0816


                  9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules) and the Stock Option Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.13, insofar as such Section expressly provides certain rights to the persons named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.


                         *             *             *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                              MCDONALD & COMPANY INVESTMENTS, INC.


                              By: /s/ William B. Summers, Jr.
                                 -----------------------------------
                                 Name: William B. Summers, Jr.
                                 Title: President and Chief Executive Officer


                              KEYCORP


                              By: /s/ Thomas C. Stevens
                                 -----------------------------------
                                 Name:  Thomas C. Stevens
                                 Title: Senior Executive Vice President

                                                                      Appendix B


                          [Morgan Stanley Letterhead]


                                                      August __, 1998


McDonald & Company Investments, Inc.
McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio 44114

Members of the Board:

We understand that McDonald & Company Investments ("McDonald" or the "Company") and KeyCorp ("KeyCorp"), have entered into an Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of McDonald with and into a direct or indirect wholly owned subsidiary of KeyCorp. Pursuant to the Merger, each outstanding share of common stock, par value $1.00 per share, of McDonald (the "McDonald Common Stock"), other than shares held in treasury or held by KeyCorp or any affiliate of KeyCorp, will be converted into the right to receive a certain number of shares (the "Exchange Ratio") of common stock, par value $1.00 per share, of KeyCorp (the "KeyCorp Common Stock") equal to $35.00, subject to adjustment or termination in certain circumstances pursuant to a certain formula set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.


You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of McDonald Common Stock (other than KeyCorp and its affiliates).

For purposes of the opinion set forth herein, we have:

         (i) reviewed certain publicly available financial statements and other information of McDonald and KeyCorp, respectively;

         (11) reviewed certain internal financial statements and other financial and operating data concerning McDonald and KeyCorp prepared by the managements of McDonald and KeyCorp, respectively;

         (iii) analyzed certain financial projections prepared by the management of McDonald;

         (iv) discussed the past and current operations and financial condition and the prospects of McDonald and KeyCorp with senior executives of McDonald and KeyCorp, respectively;

         (v) reviewed the reported prices and trading activity for the McDonald Common Stock and KeyCorp Common Stock;

         (vi) compared the financial performance of McDonald and KeyCorp and the prices and trading activity of the McDonald Common Stock and the KeyCorp Common Stock with that of certain other comparable publicly traded companies and their securities;

         (vii) discussed the results of regulatory examinations of McDonald and KeyCorp with senior management of the respective companies;

         (viii) discussed with senior managements of McDonald and KeyCorp the strategic objectives of the Merger and their estimates of the synergies and other benefits of the Merger for the combined company;

         (ix) analyzed the pro forma impact of the Merger on the combined company's earnings per share and financial ratios;

         (x) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

         (xi) participated in discussions among representatives of McDonald and KeyCorp and their financial and legal advisors;

         (xii)    reviewed the Merger Agreement and certain related documents;
                  and

         (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the estimated synergies and other estimated benefits expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the future financial performance of McDonald and KeyCorp. We have not made any independent valuation or appraisal of the assets or liabilities of McDonald or KeyCorp, nor have we been furnished with any such appraisals and we have not examined any individual loan credit files of KeyCorp. In addition, we have assumed the Merger will be consummated substantially in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company.

We have acted as financial advisor to the Board of Directors of McDonald in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for KeyCorp and McDonald, and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of McDonald and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by McDonald with the Securities and Exchange Commission with respect to the Merger. In addition, we express no opinion and make no recommendation as to how the holders of McDonald Common Stock should vote at the stockholders' meeting held in connection with the Merger.

Based on the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of McDonald Common Stock (other than KeyCorp and its affiliates).

                                    Very truly yours.

                                    MORGAN STANLEY & CO. INCORPORATED


                                    By:
                                          ----------------------------
                                          Stephen S. Crawford
                                          Principal

                                                                 Appendix C


                  STOCK OPTION AGREEMENT, dated as of June 15, 1998, between McDonald & Company Investments, Inc., a Delaware corporation ("Issuer"), and KeyCorp, an Ohio corporation ("Grantee").

                                    RECITALS

                  A. Grantee and Issuer have entered into an Agreement and Plan of Merger, dated as of June 15, 1998 (as amended, supplemented or replaced from time to time, the "Merger Agreement") contemplating a business combination between Issuer and Grantee (the "Merger");

                  B. As a condition and inducement to the willingness of Grantee to execute (and pursue the transactions contemplated by) the Merger Agreement, and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below); and

                  C. The Board of Directors of Issuer has approved the Merger Agreement and the transactions contemplated thereby (including the Merger and the grant of the Option (as defined below)) prior to the date hereof;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                  1. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 3,669,088 fully paid and nonassessable shares of the common stock, par value $1.00 per share, of Issuer ("Common Stock") at a price per share equal to $30.8125 (such price, as adjusted if applicable, the "Option Price"); provided that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as set forth below.

                  2. (a) The Holder (as defined below) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) occur before the occurrence of an Exercise Termination Event (as defined below), provided that the Holder shall have sent the written notice of such exercise (as provided in Section 2(e)) within 90 days following the first Subsequent Triggering Event to occur (or such later period as provided in Section 10). Each of the following shall be an "Exercise Termination Event": (1) the Effective Time of the Merger;
(2) the termination of the Merger Agreement in accordance with the provisions thereof, if such termination occurs prior to the occurrence of an Initial Triggering Event and is not a termination by Grantee pursuant to Section 8.01(b) or (e); or (3) the passage of eighteen months (or such longer period as provided in Section 10) after termination of the Merger Agreement, if such termination is concurrent with or follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 8.01(b) or (e). The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (1) the Option may not be exercised at any time when Grantee shall be in material breach of any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof and (2) this Agreement shall automatically terminate upon the termination of the Merger Agreement by Issuer pursuant to
Section 8.01(b) thereof as a result of the material breach by Grantee of its representations, warranties, covenants or agreements contained in the Merger Agreement.

                  (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                         (1) Issuer or any Issuer Subsidiary (as defined below),
                  without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "1934 Act")) other than Grantee or any Grantee Subsidiary (as defined below) or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than the Merger. For purposes of this Agreement:

                                    (A) "Acquisition Transaction" shall mean (x)
                           a merger or consolidation, or any similar transaction, involving Issuer or an Issuer Subsidiary (other than mergers, consolidations or similar transactions (1) involving solely Issuer and/or one or more wholly owned Subsidiaries of the Issuer or
                           (2) in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 50% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of 25% or more of the assets of Issuer or an Issuer Subsidiary, or
                           (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of Issuer or an Issuer Subsidiary;

                                    (B) "Subsidiary" shall have the meaning set
                           forth in Rule 12b-2 under the 1934 Act;

                                    (C) "Significant Subsidiary" shall have the
                           meaning set forth in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC");





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
                                    (D) "Issuer Subsidiary" shall mean any
                           Significant Subsidiary of Issuer; and

                                    (E) "Grantee Subsidiary" shall mean any
                           Subsidiary of Grantee.

                         (2) Any person other than the Grantee or any Grantee
                  Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act);

                         (3) The shareholders of Issuer shall have voted and
                  failed to approve the Merger Agreement or the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any Grantee Subsidiary) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

                         (4) The Issuer Board shall have withdrawn or modified
                  (or publicly announced its intention to withdraw or modify) in any manner adverse to Grantee its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, or Issuer or an Issuer Subsidiary shall have authorized, recommended or proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

                         (5) Any person other than Grantee or any Grantee
                  Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

                         (6) Any person other than Grantee or any Grantee
                  Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its shareholders to approve the issuance of shares to be offered in such an exchange or tender offer); or

                         (7) Issuer shall have willfully breached any covenant
                  or obligation contained in the Merger Agreement after any person other than Grantee or a Grantee Subsidiary shall have made a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, and following such breach Grantee would be entitled to





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
                  terminate the Merger Agreement (whether immediately or after the giving of notice or both).

                  (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                         (1) The acquisition by any person (other than Grantee
                  or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

                         (2) The occurrence of the Initial Triggering Event
                  described in Section 2(b)(1), except that the percentage referred to in clause (z) of Section 2(b)(1)(A) shall be 25%.

                  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") promptly after becoming aware of the occurrence thereof, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

                  (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (1) the total number of shares it will purchase pursuant to such exercise and (2) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that, if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                  (f) At the closing referred to in Section 2(e), the Holder shall (1) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (2) present and surrender this Agreement to Issuer at its principal executive offices; provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

                  (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f), Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall have been exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

                  (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement, dated as of June 15, 1998, between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (1) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference, if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act, (2) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference, if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the reasonable opinion of counsel to the Holder and (3) the legend shall be removed in its entirety if the conditions in the preceding clauses (1) and (2) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                  (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under Section 2(e) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the initial preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

                  (j) In the event Issuer does not have sufficient authorized but unissued shares of Common Stock to permit exercise of the Option, upon the occurrence of a Subsequent Triggering Event, for the full number of shares of Common Stock for which the Holder elects to exercise the Option, the Issuer shall make a cash payment to the Holder, at the Closing Date specified in, and in accordance with the other provisions of, this Section 2, in an amount equal to the product of (1) the difference between the Fair Market Value (as defined below) and the Option Price and (2) the number of shares of Common Stock subject to the Option for which the Holder provides notice to Issuer, pursuant to
Section 2(e) of this Agreement, of its election to exercise that the Issuer is unable to deliver due to insufficient authorized shares. For purposes of this
Section 2(j), Fair Market Value shall mean the average of the last reported sale prices per share of Common Stock on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal or, if not published therein, another authoritative source) for the ten trading days immediately preceding the Closing Date. Upon the payment of the cash amount calculated pursuant to this
Section 2(j), the number of Option




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
Shares subject to the Option shall be reduced by the number of shares of Common Stock for which each cash payment is made.

                  3. Issuer agrees: (1) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (2) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event that, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto and
(3) promptly to take all action provided in Sections 5 and 8 as and when required pursuant to such Sections.

                  4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the Holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date in substitution for the lost, stolen, destroyed or mutilated Agreement.

                  5. In addition to the adjustment provided for in Section 1, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as follows:

                  (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding; and

                  (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in Section 5(a), the Option Price shall be adjusted by multiplying the Option Price immediately prior to the adjustment by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

                  6. Upon the occurrence of the first Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve months (or such later period as provided in Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent Holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand no more than two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees), except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided that, after any such required reduction, the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided, further, that, if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve month period referred to in the first sentence of this section shall be increased to twenty-four months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of




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
registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

                  7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (1) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (A) the amount by which the market/offer price (as defined below) exceeds the Option Price (B) multiplied by the number of shares for which this Option may then be exercised and (2) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (1) the highest price per share of Common Stock paid by any person that acquires beneficial ownership of 50% or more of the then outstanding Common Stock, (2) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer entered into after the date hereof and prior to the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, (3) the highest last sale price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (4) in the event of a sale of all or any substantial part of Issuer's or Issuer's Subsidiary's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer or Issuer Subsidiary as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale on a fully-diluted basis. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer. Notwithstanding anything to the contrary herein, neither the Option Repurchase Price nor the Option Share Repurchase Price in the aggregate shall be less than the Surrender Price (as defined in Section 11).

                  (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law, regulation and administrative policy from so delivering.

                  (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided that, if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (1) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering and (2) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this Section 7(c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

                  (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

                         (1) The acquisition by any person (other than Grantee
                  or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

                         (2) The consummation of any Acquisition Transaction
                  described in Section 2(b) (1) hereof, except that the percentage referred to in clause (z) of the definition of Acquisition Transaction shall be 50%.

                  8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (1) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (2) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged




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
for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (3) to sell or otherwise transfer all or substantially all of its or any Issuer Subsidiary's assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(A) the Acquiring Corporation (as defined below) or (B) any person that controls the Acquiring Corporation.

                  (b)      The following terms have the meanings indicated:

                         (1) "Acquiring Corporation" shall mean (A) the
                  continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (B) the acquiring person in a plan of exchange in which Issuer is acquired, (C) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person and (D) the transferee of all or substantially all of Issuer's assets (or the assets of an Issuer Subsidiary).

                         (2) "Substitute Common Stock" shall mean the common
                  stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                         (3) "Assigned Value" shall mean the market/offer price,
                  as defined in Section 7(a).

                         (4) "Average Price" shall mean the average closing or
                  last sale price (as the case may be) of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that, if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

                  (c) The Substitute Option shall have the same terms as the Option; provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a




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
fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this Section 8(e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (1) the value of the Substitute Option without giving effect to the limitation in this
Section 8(e) over (2) the value of the Substitute Option after giving effect to the limitation in this Section 8(e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder and reasonably acceptable to Issuer.

                  (f) Issuer shall not enter into any transaction described in
Section 8(a) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

                  9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which the Highest Closing Price (as defined below) exceeds the exercise price of the Substitute Option (y) multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing or last sale price (as the case may be) for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

                  (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute





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
Option Issuer is not then prohibited under applicable law, regulation and administrative policy from so delivering.

                  (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided that, if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to Section 9(b) prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (1) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering and (2) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this Section 9(c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

                  10. The 30-day, 6-month, 12-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7 and 9 shall be extended: (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods, (b) during the pendency of any temporary restraining order, injunction or other legal bar to exercise of such rights and (c) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.






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
                  11. (a) Grantee in its sole discretion may, at any time during which Issuer would be required to repurchase the Option or any Option Shares pursuant to Section 7, surrender the Option (together with any Option Shares issued to and then owned by the Grantee or any affiliate thereof) to Issuer in exchange for a cash payment equal to the Surrender Price (as defined herein); provided, however, that Grantee may not exercise its rights pursuant to this
Section 11 if Issuer has previously repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to the sum of (i) 25,000,000 and (ii) if applicable, the aggregate purchase price previously paid pursuant hereto by Grantee with respect to any Option Shares, minus the sum of (iii) if applicable, the amount of the net cash profit, if any, received by Grantee pursuant to the arm's-length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any party not affiliated with Grantee, and (iv) the amount of any Termination Fee paid pursuant to the Merger Agreement.

                  (b) Grantee may exercise its right to surrender the Option and any Option Shares pursuant to this Section 11 by surrendering for such purchase to Issuer, at its principal office, a copy of this Agreement, together with certificates for Option Shares, if any, accompanied by a written notice stating
(i) that Grantee elects to surrender the Option and Option Shares, if any, in accordance with the provisions of this Section 11 and (ii) the Surrender Price. Within two business days after the surrender of the Option and the Option Shares, if applicable, Issuer shall deliver or cause to be delivered to Grantee the Surrender Price.

                  (c) To the extent that the Issuer is prohibited under applicable law or regulation from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver, or cause to be delivered, from time to time, to Grantee, that portion of the Surrender Price that Issuer is not or no longer prohibited from paying, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of Surrender pursuant to
Section 11(b) is prohibited under applicable law or regulation from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within two business days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (C) keep Grantee advised of both the status of any such request for regulatory and legal approvals and any discussions with any relevant regulatory or other third party reasonably related to the same, and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 11(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 11).

                  (d) Grantee shall have rights substantially identical to those set forth in paragraphs (a), (b) and (c) of this Section 11 with respect to the Substitute Option and the Substitute Option Issuer during any period in which the Substitute Option Issuer would be required to repurchase the Substitute Option pursuant to Section 9.

                  12. Issuer hereby represents and warrants to Grantee as follows:






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
                  (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

                  (b) Issuer has taken all necessary corporate action to authorize and to permit it to issue, that number of shares of Common Stock equal to the maximum number of shares of Common Stock issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

                  13. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder following the date of such Subsequent Triggering Event; provided that until the date 15 days following the date on which the Federal Reserve Board has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (a) a widely dispersed public distribution, (b) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (c) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (d) any other manner approved by the Federal Reserve Board.

                  14. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

                  15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

                  16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not





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
permitted to acquire, or Issuer is not permitted to repurchase pursuant to
Section 7, the full number of shares of Common Stock provided in Section 1 hereof (as adjusted pursuant to Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

                  17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses or numbers of the parties set forth in the Merger Agreement.

                  18. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the conflict of law principles thereof.

                  19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings in respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

                                  *   *   *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the first date written above.


                                MCDONALD & COMPANY INVESTMENTS, INC.


                                By: /s/ William B. Summers, Jr.
                                   ----------------------------------------
                                   Name:   William B. Summers, Jr.
                                   Title:  President and Chief Executive Officer


                                KEYCORP


                                By: /s/ Thomas C. Stevens
                                   ---------------------------------------
                                   Name:  Thomas C. Stevens
                                   Title: Senior Executive Vice President






                                      -16-